                                                                  EXHIBIT 10(41)

                             AMENDED AND RESTATED

                             DEVELOPMENT AGREEMENT

                                     AMONG

                                CITY OF DETROIT

                                      AND

          THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT

                                      AND

                            MGM GRAND DETROIT, LLC

              FOR THE CITY OF DETROIT CASINO DEVELOPMENT PROJECT

                              As of April 9, 1998

                               TABLE OF CONTENTS

ARTICLE  I
     DEFINITIONS.........................................................................1
          1.1   Definitions..............................................................1
          1.2   Interpretation..........................................................20
          1.3   Michigan Statutes.......................................................21

ARTICLE  II

     GENERAL PROVISIONS.................................................................21
          2.1   Purpose.................................................................21
          2.2   Findings................................................................21
          2.3   Intent..................................................................22
          2.4   Commencement of Rights and Obligations..................................22
          2.5   Conveyance of Project Premises to Developer.............................24
          2.6   Compliance with Other Commitments.......................................24
          2.7   Obtaining Certificate of Suitability and Casino License.................28
          2.8   Payment of Development Process Costs....................................28
          2.9   Payment of Feehold Compensation.........................................29
          2.10  Initial Financing.......................................................29
          2.11  Failure to Pay..........................................................29
          2.12  Condition of Project Premises...........................................29
          2.13  Developer's Development Obligations.....................................29
          2.14  Other Commitments of Developer..........................................30
          2.15  Other Commitments of City and EDC.......................................30
          2.16  Approval by City, EDC and PM............................................30
          2.17  Prompt Responses........................................................30
          2.18  Funding of Excess Costs.................................................30
          2.19  Administration of this Agreement........................................31

ARTICLE  III

     FINANCING..........................................................................33
          3.1   Initial Financing.......................................................33
          3.2   Financial Covenants.....................................................34
          3.3   Subsequent Financings...................................................34
          3.4   Transfer by Mortgagee...................................................34
          3.5   Sinking Fund Provision..................................................34
          3.6   Financing Representations; Restrictions.................................35
          3.7   Guarantee of Developer's Obligations....................................35

ARTICLE  IV
     DESIGN; PROJECT SCHEDULING; INFRASTRUCTURE; QUALITY................................36
          4.1   Schematic, Design and Construction Documents............................36
          4.2   Architect(s) and Consultants............................................37
          4.3   City or EDC Not Responsible for Design Documents........................37
          4.4   Permits.................................................................37
          4.5   Non-Material Deviations.................................................38
          4.6   Material Deviations.....................................................38
          4.7   Presentation Illustrations; Virtual Reality.............................38
          4.8   Integrated Complex......................................................38
          4.9   Developer's Representative and Program Manager..........................38
          4.10  Utility Relocation......................................................39
          4.11  Infrastructure Improvements.............................................39
          4.12  Quality of Work and Materials...........................................39

ARTICLE  V

     SITE MATTERS.......................................................................40
          5.1   Developer's Right of Entry Prior to Conveyance..........................40

ARTICLE  VI

     CONSTRUCTION PHASE.................................................................40
          6.1   General.................................................................40
          6.2   Performance of the Work.................................................40
          6.3   Commencement and Completion of the Work.................................42
          6.4   Contractor; Subcontractors..............................................42
          6.5   Claims and Liens........................................................42
          6.6   Construction Matters....................................................43
          6.7   Failure to Complete by Agreed Upon Opening Date.........................43


ARTICLE  VII

     OTHER COVENANTS OF DEVELOPER.......................................................44
          7.1   Casino Complex Operation................................................44
          7.2   Hours of Operation......................................................44
          7.3   Radius Restriction......................................................45
          7.4   Casino Component Management Agreements..................................46
          7.5   Inaugural Ceremonies....................................................47
          7.6   Marketing Cooperation and Coordination..................................47
          7.7   Capital Maintenance Fund................................................47
          7.8   Maintenance and Repairs.................................................48
          7.9   Memorandum of Agreement; Covenants to Run with the Land.................49
          7.10  Financial Statements; Annual Business Plan..............................49

          7.11  Alterations.............................................................49
          7.12  Space Leases............................................................50
          7.13  Negative Covenants......................................................50
          7.14  Notification of Certain Events..........................................51
          7.15  Veracity of Statements..................................................51
          7.16  Certification of Performance Threshold; Financial Covenants.............51
          7.17  Use of Project Premises.................................................52

ARTICLE  VIII

     REPRESENTATIONS AND WARRANTIES OF DEVELOPER........................................52
          8.1   Representations and Warranties of Developer.............................52

ARTICLE  IX

     REPRESENTATIONS, WARRANTIES AND COVENANTS OF CITY AND EDC..........................57
          9.1   Representations and Warranties of City..................................57
          9.2   Representations and Warranties of EDC...................................58
          9.3   Final Site Selection....................................................58
          9.4   Delivery of Other Development Agreements................................58

ARTICLE  X

     EVENTS OF DEFAULT, REMEDIES AND TERMINATION........................................59
          10.1  Events of Default.......................................................59
          10.2  Remedies................................................................60
          10.3  Termination.............................................................64
          10.4  Liquidated Damages......................................................64
          10.5  Limitation on Remedies..................................................64

ARTICLE  XI

     CITY'S RIGHT TO PERFORM DEVELOPER'S COVENANTS......................................65

ARTICLE  XII

     FORCE MAJEURE......................................................................66
          12.1  Force Majeure...........................................................66
          12.2  Extension of Time; Excuse of Performance................................67

ARTICLE  XIII

     INSURANCE..........................................................................67

          13.1  Insurance...............................................................67
          13.2  Form of Insurance and Insurers..........................................67
          13.3  Other Policies..........................................................67
          13.4  Insurance Notice........................................................67
          13.5  Keep in Good Standing...................................................68
          13.6  Blanket Policies........................................................68

ARTICLE  XIV

     TRANSFER AND ASSIGNMENT............................................................68
          14.1  Transfer of Ownership...................................................68
          14.2  Transfer of Agreement; Development......................................69

ARTICLE  XV

     ENVIRONMENTAL......................................................................70
          15.1  Environmental Covenants.................................................70
          15.2  Environmental Response..................................................70
          15.3  Environmental Indemnity.................................................70


ARTICLE  XVI

     DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS; CONDEMNATION.............................71
          16.1  Damage or Destruction...................................................71
          16.2  Use of Insurance Proceeds...............................................71
          16.3  No Termination..........................................................73
          16.4  Condemnation............................................................74

ARTICLE  XVII

     FINANCIAL AND ACCOUNTING RECORDS; AUDIT RIGHTS.....................................74
          17.1  Financial and Accounting Records........................................74
          17.2  Review and Audit........................................................75
          17.3  Procedures..............................................................75

ARTICLE  XVIII

     INDEMNIFICATION....................................................................75
          18.1  Indemnification by Developer............................................75

ARTICLE  XIX

     ENTRY UPON PREMISES; INSPECTION....................................................77
          19.1  Access and Inspection...................................................77

ARTICLE  XX
     TEMPORARY CASINO...................................................................78
          20.1  Developer's Temporary Casino Obligations................................78
          20.2  Temporary Casino Site...................................................78
          20.3  Temporary Casino Financing..............................................78
          20.4  Temporary Casino Design Documents.......................................79
          20.5  Approval Procedures.....................................................79
          20.6  Construction of Temporary Casino........................................80
          20.7  Temporary Casino Operations.............................................80
          20.8  Restriction on Payments.................................................81

ARTICLE  XXI

     MISCELLANEOUS......................................................................81
          21.1  Notices.................................................................81
          21.2  Non-Action or Failure to Observe Provisions of this Agreement...........83
          21.3  Applicable Law and Construction.........................................83
          21.4  Submission to Jurisdiction..............................................83
          21.5  Complete Agreement......................................................83
          21.6  Holidays................................................................83
          21.7  Exhibits................................................................84
          21.8  No Brokers..............................................................84
          21.9  No Joint Venture........................................................84
          21.10 Governmental Authorities................................................84
          21.11 Technical Amendments....................................................84
          21.12 Unlawful Provisions Deemed Stricken.....................................84
          21.13 No Liability for Approvals and Inspections..............................84
          21.14 Time of the Essence.....................................................84
          21.15 Captions................................................................85
          21.16 Arbitration.............................................................85
          21.17 Sunset Provision........................................................88
          21.18 Compliance..............................................................88
          21.19 Table of Contents.......................................................88
          21.20 Number and Gender.......................................................88
          21.21 Third Party Beneficiary.................................................88
          21.22 Cost of Investigation...................................................88
          21.23 Attorneys' Fees.........................................................88
          21.24 Further Assurances......................................................89
          21.25 Estoppel Certificates...................................................89
          21.26 Most Favored Nations Provision..........................................89
          21.27 Developer's Right to Terminate..........................................89
          21.28 Counterparts............................................................89

                               INDEX OF EXHIBITS

Exhibit                  Description
-------                  -----------
1.1(a)(19)               Description of Casino Area and Public Land
1.1(a)(30)               Form of Closing Certificates
1.1(a)(42)               Form of Conveyance Agreement
1.1(a)(83)               Form of Guaranty and Keep Well Agreement
1.1(a)(113)              Form of Performance Guaranty
7.7(a)                   Description of Funding of Capital Maintenance Fund
8.1(c)                   Description of Developer's organizational structure, etc.
8.1(d)                   Description of Developer's capabilities, etc.
8.1(e)                   Cost Budgets for Casino Complex
8.1(f)                   Financial Projections for Casino Complex
8.1(g)                   Description of Developer's financing, etc.
8.1(h)                   Financial Statements for Developer's existing gaming operations
8.1(i)                   Description of Casino Complex, etc.
8.1(j)                   Developer's community contributions, etc. in the area of Development
8.1(k)                   Developer's plan for assisting businesses that may experience employee shortages due to the Development
8.1(l)                   Description of the manner in which Development will enhance City as a desirable destination for tourists
8.1(m)                   Developer's community contributions, etc. outside the area of the
                         Development
8.1(n)                   Developer's marketing plan, etc.
8.1(o)                   Description of staff positions, etc.
8.1(p)                   Developer's training programs
8.1(q)                   Developer's Equal Opportunity Employment Plan
8.1(r)                   Compliance with prevailing wage determinations
8.1(s)                   Commitment re: Detroit resident apprentices journeymen
8.1(t)                   Commitment re: Executive Order 22
8.1(u)                   Commitment re: local purchasing
8.1(v)                   Description of Developer's traffic and transportation plan
8.1(w)                   Description of Developer's plan for transportation management
8.1(x)                   Description of Developer's plan re: regional water facilities
8.1(y)                   Description of Developer's plan re: regional sewer facilities
8.1(z)                   Developer's commitment re: PLD
8.1(aa)                  Description of Developer's plan to improve fire protection services
8.1(bb)                  Description of Developer's plan to improve police protection services
8.1(cc)                  Description of Developer's plan re: child care services
8.1(dd)                  Description of Developer's plan re: compulsive behavior disorder treatment services
8.1(ee)                  Description of Developer's plan re: underage gambling
13.1                     Insurance Schedule
21.25                    Form of estoppel certificate

                           CROSS REFERENCE TABLE FOR
                           -------------------------
                             ARTICLE VIII EXHIBITS
                             ---------------------

     For informational purposes only, the covenants corresponding to the Exhibits referred to in Article VIII of the Agreement may be found in the
                        ------------
following Sections. The inclusion of this cross reference table in no way expands, limits, alters or amends any right, obligation or remedy of the parties hereto.

                              SECTION IN WHICH CORRESPONDING
EXHIBIT REFERENCE             COVENANT MAY BE FOUND
-----------------             ----------------------------------------

8.1(c)                        7.13(a) and 7.13(b)
8.1(d)                        Not Applicable
8.1(e)                        2.6(a)
8.1(f)                        Not Applicable
8.1(g)                        2.10 and 2.6(b)
8.1(h)                        Not Applicable
8.1(i)                        4.1(a)
8.1(j)                        2.6(c)
8.1(k)                        2.6(c)
8.1(l)                        2.6(c)
8.1(m)                        2.6(c)
8.1(n)                        2.6(c) and 7.6
8.1(o)                        2.6(d)
8.1(p)                        2.6(c)
8.1(q)                        2.6(c), 2.6(e), 2.6(f), 2.6(g), 2.6(h) and 2.6(i)
8.1(r)                        2.6(c)
8.1(s)                        2.6(c)
8.1(t)                        2.6(i)
8.1(u)                        2.6(c) and 2.6(u)
8.1(v)                        2.6(c)
8.1(w)                        2.6(c)
8.1(x)                        2.6(c) and 4.11
8.1(y)                        2.6(c) and 4.11
8.1(z)                        2.6(c)
8.1(aa)                       Not Applicable
8.1(bb)                       Not Applicable
8.1(cc)                       2.6(c)
8.1(dd)                       2.6(c)
8.1(ee)                       2.6(c)

                             AMENDED AND RESTATED
                             DEVELOPMENT AGREEMENT


     THIS DEVELOPMENT AGREEMENT ("Agreement") as originally executed as of the 12th day of March, 1998 (the "Original Agreement"), is amended and restated as of the 9th day of April, 1998, by and among the City of Detroit, a municipal corporation ("City"), The Economic Development Corporation of the City of Detroit, a Michigan public body corporate ("EDC"), having its principal place of business at 211 West Fort, Suite 900, Detroit, Michigan 48226 and MGM Grand Detroit, LLC, a Delaware limited liability company ("Developer") having its principal place of business at 500 Woodward Avenue, Suite 4000, Detroit, Michigan 48226-3425

                              W I T N E S S E T H:

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby amend and restate the Original Agreement and agree as follows:


                                  ARTICLE  I

                                  DEFINITIONS

     1.1  Definitions.
          -----------

          (a) The terms defined in Article I shall have the following meanings
                                   ---------
for purposes of this Agreement when initially capitalized herein:

               (1) "Acceptable Guarantor" shall mean either (i) Parent Company or such other Person provided that on the Closing Date in the case of the Parent Company and on the date of delivery of the Performance Guaranty in the case of any other Person, either (x) has a shareholders' equity, determined in accordance with GAAP, of at least Seven Hundred Fifty Million Dollars ($750,000,000) or (y)(A) has uncommitted credit available for immediate draw under its primary credit facility plus (B) unrestricted cash, which aggregates not less than Two Hundred Seventy-Five Million Dollars ($275,000,000); and (C) has a primary credit facility which contains a net worth or similar covenant of which it is not in violation or
     (ii) such other Person or Persons as are reasonably acceptable to City;

               (2) "Act" means the Michigan Gaming Control and Revenue Act, being Sections 432.101 et. seq. of the Michigan Compiled Laws, as amended
                            --- ---
     from time to time, together with all rules and regulations issued in connection therewith or promulgated thereunder.

               (3) "Addenda" means changes to the Design Documents made prior to the execution of a Contractor Agreement.

               (4) "Adjusted Equity" means an amount equal to the sum of (i) the Net Worth of Developer as reflected on the most recent audited financial statements of Developer, provided that prior to Completion, all assets shall be valued at cost, without allowance for depreciation or amortization, all development and construction costs and expenses (including construction loan interest) shall be capitalized, and the value of goodwill shall be treated as zero, plus (ii) the "Valuation Adjustment" as hereinafter determined. The Valuation Adjustment shall be determined as follows:

                    (A) Until the first redetermination of the Valuation Adjustment, the Valuation Adjustment shall equal the sum of (i) the excess, if any, of the fair market value of Developer's tangible and intangible assets as determined in the manner provided below, over the value of such assets as determined in calculating Net Worth as of the date of the Valuation Adjustment, in each case valuing goodwill at zero, plus (ii) the excess, if any, of the "going concern value" of Developer as determined in the manner provided below, over the value of any goodwill as determined in calculating Net Worth as of the date of the Valuation Adjustment.

                    (B) The going concern value shall be an amount equal to four and one-half (4.5) times the Developer's trailing twelve (12) month's EBITDA (provided that prior to the first anniversary of Completion, for purposes of the foregoing computation, EBITDA shall be determined from Completion and annualized).

                    (C) At any time, Developer may redetermine its Valuation Adjustment. Once redetermined, the Valuation Adjustment shall remain in effect until the next redetermination.

                    (D) In making a determination or redetermination of the Valuation Adjustment, the fair market value of Developer's tangible and intangible assets shall be determined by appraisal, and the value of Developer's value as a going concern shall be determined by an opinion of valuation. A real estate appraisal shall be performed by an M.A.I. appraiser. An appraisal of other tangible property shall be performed by a recognized appraiser of such types of property. An appraisal of intangible assets shall be performed by a recognized expert in valuing such property. The opinion of going concern value shall be rendered by one or more recognized valuation expert(s) with experience in valuing businesses similar to Developer's business. All such appraisers and other experts shall be reasonably acceptable to City and Developer.

               (5) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, another Person. For purposes of clarification Affiliates of Developer include, without limitation, Parent Company and Partners Detroit, LLC, a Michigan limited liability company.

               (6) "Agreed Upon Opening Date" means the last day of the 36th full calendar month following the issuance of the Building Permit, provided however, the Agreed Upon Opening Date shall be extended by that period of time by which the Submission Date is earlier than the Outside Submission Date.

               (7) "Allocable Share" means a fraction, the numerator of which is one and the denominator of which is equal to the number of Land-Based Casino Developments not yet open to the public for business, provided that if City is notified in a writing signed by the Developer and the Other Land-Based Casino Developers that the Allocable Share of Developer is a specified percentage, then the Allocable Share of Developer shall equal such specified percentage so long as the sum of the specified percentages of Developer and the Other Land-Based Casino Developers equals one hundred percent (100%).

               (8) "Alteration" means any demolition, alteration, reconstruction, addition, modification, renovation or improvement in or to the Development but shall not include any refurbishment, remodeling or rehabilitation.

               (9) "Annual Business Plan" means collectively (i) a report for the forthcoming Fiscal Year to be prepared by Developer and/or Casino Component Manager/Operators consisting of an estimate of revenues, expenses and payments into the Capital Maintenance Fund and (ii) a general summary containing nonconfidential information about how the Casino Complex is anticipated to be marketed and promoted, including the total amounts budgeted and spent for the marketing program each year.

               (10) "Annualized Cash Flow" means, as of the last day of any fiscal quarter of Developer, EBITDA for the most recent four fiscal quarters of Developer ended on that date, less (i) capital expenditures (not otherwise deducted in determining EBITDA) in excess of long term debt incurred to fund such capital expenditures and (ii) distributions made to Developer's members in an amount estimated to be sufficient to pay federal, state and local income tax payments of such members (or their respective members) to the extent required or permitted under Developer's operating agreement.

               (11) "Architect" means an architectural firm retained by Developer to prepare Design Documents and perform other Design Services.

               (12) "Architect Agreement" means an agreement between Developer and an Architect for the performance of Design Services.

               (13) "Board" shall mean the Michigan Gaming Control Board, or its successors.

               (14) "Books and Records" means all revenue records and any other accounting or financial documents or records, general ledgers, accounts receivable records, accounts payable records, invoices, payroll records, expense records, or income records, relating to or concerning the business operations of the Developer and the Development. Books and Records shall not include any (i) information Developer or Casino Component Manager/Operator is required by law not to disclose; (ii) customer specific information; or (iii) any information subject to written confidentiality undertakings with third parties which: (x) were agreed to by Developer and/or any Casino Component Manager/Operator in good faith and not for the purpose of avoiding disclosure under this Agreement and (y) the exclusion of which information from Books and Records would not cause the available Books and Records to fail to fairly present the operations or financial results of the Developer or the Development, taken as a whole.

               (15) "Building Permit" means that document issued by the City Department of Building and Safety Engineering authorizing commencement of construction of the Casino Complex pursuant to Section 12-11-17.0 of Ordinance 290-H, Chapter 12, Article 11, Administration and Enforcement Provisions of the Official Building Code of the City.

               (16) "Building Permit Submission" shall have the same meaning ascribed to it in Section 4.4(b).
                       --------------

               (17) "Business Days" or "Work Days" means all weekdays except Saturday and Sunday and those that are official legal holidays of the City, the State or the United States government. Unless specifically stated as "Business Days" or "Work Days," a reference to "days" means calendar days.

               (18) "Casino" means any premises wherein gaming is conducted and includes all buildings, improvements, equipment and facilities used or maintained in connection with such gaming.

               (19) "Casino Area" means the real estate described on Exhibit
                                                                     -------
     1.1(a)(19), together with all rights, covenants, rights of way and
     -----------
     appurtenances belonging or in anywise appertaining thereto.

               (20) "Casino Complex" means the Casino and all buildings, hotel structures, recreational or entertainment facilities, meeting rooms and conference centers, restaurants or other dining facilities, bars and lounges, retail stores, parking, private bus, limousine and taxi parking and staging areas, and other amenities that are connected with, or operated in such an integral manner as to form a part of the same operation, whether on the same tract of land or otherwise.

               (21) "Casino Component Management Agreement" means any management agreement between Developer and a Casino Component Manager/Operator pertaining to the management and/or operation of one or more Covered Components.

               (22) "Casino Component Manager/Operator" means the Person(s) engaged, hired and/or retained by Developer to manage and/or operate one or more Covered Components under a Casino Component Management Agreement.

               (23) "Casino Gaming Operations" means any gaming operations permitted under the Act and offered or conducted at or on the Development.

               (24) "Casino License" means the license issued by the Board to operate the Casino and engage in Casino Gaming Operations.

               (25) "Casino Manager" means the Person engaged, hired or retained by Developer to manage and/or operate the Casino and the Casino Gaming Operations.

               (26) "Certificate of Suitability" means the certificate issued by the Board.

               (27) "City" means the City of Detroit, a Michigan municipal corporation.

               (28) "City Contribution" means an amount equal to the sum of (i) the cost of acquiring the Public Land not owned by the City prior to the Execution Date and any improvements thereon at the fair market value determined by appraisal, subject to Section 2.9 plus (ii) the relocation
                                         -----------
     payments pertaining to the Public Land, up to but not to exceed Fifty Million Dollars ($50,000,000), payable at the election of the City in either cash or land in the Casino Area valued in accordance with the definition of Feehold Compensation.

               (29) "City Council" means the Detroit City Council.

               (30) "Closing Certificates" means the certificates to be delivered by Developer in the form as attached hereto as Exhibit
                                                              -------
     1.1(a)(30).
     ----------

               (31) "Closing Date" means the date on which all of the conditions set forth in Section 2.4(a)(1) through 2.4(a)(14) are satisfied and/or
                  ------------------------------------
     waived.

               (32) "Commencement Date" means the date of commencement of the Work.

               (33) "Completion," "Completed" or "Substantial Completion" means for the Casino Complex, the completion of the Work, as evidenced by the issuance of a temporary certificate of occupancy by the appropriate Governmental Authority for all Components to which a certificate of occupancy would apply, and that the parking structure and not less than ninety percent (90%) of the gaming area, ninety percent (90%) of the hotel rooms, and fifty percent (50%) of the retail floor space and fifty percent (50%) of the restaurant floor space are open to the public for their intended use (and/or in the case of the retail and restaurant floor spaces, are completed as shells and available for leasing).

               (34) "Completion Date" means the date on which Completion occurs.

               (35) "Component" means, with respect to the Casino Complex, any of the following: the hotel; Casino; restaurants; meeting and assembly space; retail space; entertainment and recreational facilities; parking; private bus, limousine and taxi parking and staging areas; the other facilities described on Exhibit 8.1(i); and such other facilities that may
                             --------------
     be added as Components by amendment to this Agreement.

               (36) "Condemnation" means a taking of all or any part of the Project Premises by eminent domain, condemnation, compulsory acquisition or similar proceeding by a competent authority for a public or quasi-public use or purpose, other than in connection with the Resolution of Necessity.

               (37) "Construction Documents" means the drawings and specifications, including Addenda and change orders, to be prepared by the Architect(s) for the construction of the Casino Complex or the Temporary Casino, as the context requires, which shall be in sufficient detail for review by the appropriate Governmental Authority as necessary for the issuance of a building permit and for review by the EDC as required in this Agreement.

               (38) "Consultants" means the Architect, engineers, planners and other consultants retained by Developer to perform the Design Services, but excluding any Contractor or subcontractor.

               (39) "Contractor" means one or more firms licensed as a contractor in the State, City or County as required by applicable law, bonded to the extent required by applicable law and hired by Developer pursuant to a Contractor Agreement or by a Contractor pursuant to a subcontract, to construct all or part of the Development.

               (40) "Contractor Agreement" means an agreement between Developer and a Contractor or an agreement between a Contractor and a subcontractor for construction of all or part of the Development.

               (41) "Control(s)" or "Controlled" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, as such terms are used by and interpreted under federal securities laws, rules and regulations.

               (42) "Conveyance Agreement" means the agreement to be entered into by Developer, City and EDC for the purchase of the Project Premises by the Developer, in substantially the same form as attached hereto as Exhibit
                                                                         -------
     1.1(a)(42); provided, however, that the parties acknowledge certain
     ---------
     practical issues with Section 3.03 thereof and shall negotiate such changes
                           ------------
     as may be appropriate for the parties to realize the benefits thereof.

               (43) "County" means Wayne County, Michigan.

               (44) "Covered Components" means the Casino, hotel and parking Components.

               (45) "Debt Service" means, as of the last day of any fiscal quarter of Developer, required payments of all principal and interest on all Indebtedness for the most recent four fiscal quarters of Developer ended on that date.

               (46) "Debt Service Coverage Ratio" means, as of the last day of each fiscal quarter of Developer, the ratio of (i) Annualized Cash Flow as of that date to (ii) Debt Service as of that date.

               (47) "Default Rate" means a rate of interest at all times equal to the greater of (i) the rate of interest announced from time to time by Comerica Bank, or its successors ("Comerica"), at its City office, as its prime, reference or corporate base rate of interest, or if Comerica is no longer in business in the City or no longer publishes a prime, reference or corporate base rate of interest, then the prime, reference or corporate base rate of interest announced from time to time by such local bank having from time to time the largest capital surplus, plus four percent (4%) per annum or (ii) twelve percent (12%) per annum, provided, however, the Default Rate shall not exceed the maximum rate allowed by applicable law.

               (48) "Design Development Documents" means the intermediate level plans, drawings and specifications for the Casino Complex to be prepared by the Architect(s) and other Consultants that set forth the requirements for the construction of the Casino Complex in sufficient detail to establish the size and character of the Casino Complex, including architectural, structural, mechanical and electrical systems, materials and other elements.

               (49) "Design Documents" means, collectively, as applicable, the Schematic Design Documents, the Design Development Documents, the Construction Documents and Temporary Casino Design Documents.

               (50) "Design Services" means those services to be provided by the Architects and other Consultants in connection with the design of the Casino Complex and the Temporary Casino and the periodic inspections, reviews, approvals, disapprovals of the Work and any other services customarily performed by an architect or design consultants.

               (51) "Detroit-Based Business" means that term as defined in Chapter 18 of the 1984 Detroit City Code.

               (52) "Detroit Resident Business" means any business which employs at least fifty-one (51%) percent Detroit residents. An individual employee will be considered a Detroit resident once the business has presented proof of such individual's payment of the City of Detroit Resident Income Tax in the previous taxable year, or proof that the individual is now subject to payment of Detroit Resident Income Tax. Additionally, to qualify as a Detroit Resident Business, the firm or company must have at least four (4) employees.

               (53) "Developer" means MGM Grand Detroit, LLC, a Delaware limited liability company, having its principal place of business in the State, and its successors and assigns as may be permitted hereunder.

               (54) "Developer's Representative" means the Person employed or retained by Developer to be its duly designated, official and authorized representative and to represent Developer in all matters pertaining to this Agreement.

               (55) "Development" means the Project Premises and the Improvements, and/or, as applicable, the Temporary Casino Site.

               (56) "Development Agreement" or "Agreement" means this Development Agreement including all exhibits hereto, as the same may be amended, modified, restated or supplemented from time to time.

               (57) "Development Process Costs" means, to the extent not otherwise payable by Developer hereunder, the aggregate amount of any and all costs and expenses in good faith paid, or incurred by, City and/or EDC to third parties (which aggregate amount is reduced by the Two Million Three Hundred Thousand Dollars ($2,300,000) already received by the City in connection with the RFP/Q process), in connection with the Land-Based Casino Developments, beginning with the planning and preparation of the RFP/Q including, without limitation,
          (i) as and to the extent set forth in Section 6.2(a), the services of
                                                --------------
          the PM, the PM's staff and the cost of a field office; outside counsel; consulting engineers; relocation consultants; urban planners; financial advisors; and accountants; and (ii) any and all title charges, survey and appraisal costs. Development Process Costs do not include (x) Infrastructure Improvement costs; (y) Feehold Compensation; (z) salaries, overhead and other costs related to municipal or EDC employees performing their normal functions, except as and to the extent set forth in Section 6.2(a)(1).
                                            -----------------

               (58) "Deviation" means any deviation prior to Completion from the Schematic Design Documents.

               (59) "EBITDA" means Developer's (i) earnings before (ii) pre-opening expenses, interest, taxes, depreciation and amortization each of which elements shall be determined in accordance with GAAP, consistently applied.

               (60) "EDC" means The Economic Development Corporation of the City of Detroit, a Michigan public body corporate.

               (61) "EDC Plan" means a plan setting forth the information required by Section 8 of the Economic Development Corporation Act, MCL 125.1601, et seq. including but not limited to information regarding the location and extent of existing streets, the location, extent, character and estimated cost of improvements for the project area, an estimate of the number of persons that will be displaced, a statement of the proposed method of financing the project, and a description of the portions of the project area which will be sold, donated or exchanged to or from the City.

               (62) "Effective Date" means the date on which all of the following have been accomplished: the Agreement has been executed by all parties hereto and the City Council has duly approved and certified the last of the following: (i) this Agreement; and (ii) the development agreements of each of the Other Land-Based Casino Developers.

               (63) "Environmental Claim" means any demand, cause of action, administrative, civil or criminal proceeding arising under Environmental Law and the results thereof for (i) damages (actual or punitive), losses, injuries to person or property, damages to natural resources, fines, penalties, expenses, liabilities, interest, contribution or settlement (including, without limitation, attorneys' fees, court costs and disbursements), (ii) the costs of site investigations, feasibility studies, information requests, health or risk assessments, medical monitoring or Response actions, and (iii) enforcing insurance, contribution, or indemnification agreements.

               (64) "Environmental Law" means all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.
          Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Federal Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq.; the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and the Michigan Natural Resources and Environmental Protection Act ("NREPA"), MCL 324.3101-.21551, with implementing regulations and to the extent legally enforceable, guidelines. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations, rules and ordinances insofar as they purport to regulate human health, the environment or Hazardous Materials.

               (65) "Equal Opportunity Employment Plan" means a voluntary plan for the employment of women and Minorities in the Casino Complex and in the construction of the Casino Complex.

               (66) "Event of Default" shall have the meaning ascribed to it in

          Section 10.1.
          ------------

               (67) "Execution Date" means March 12, 1998.

               (68) "Exhibits" means those agreements, diagrams, drawings, specifications, instruments, forms of instruments, and other documents attached hereto on the date hereof or added to this Agreement and designated as exhibits to, and incorporated in and made a part of, this Agreement.

               (69) "Feehold Compensation" means the (i) aggregate amount of any and all costs, expenses and relocation payments in good faith paid, or incurred by, City and/or EDC, excluding the cost of any land and any improvements thereon, to third parties (i.e., "soft costs") in connection with the acquisition, purchase, ownership, financing and disposition of all or any part of the Casino Area and the Public Land; and (ii) cost of acquiring the Casino Area, Public Land and any improvements thereon at their fair market value determined by appraisal, subject to Section 2.9. Feehold Compensation does not
                                -----------
          include (x) Development Process Costs, (y) the cost of any land within the Public Land area owned by the City prior to the Execution Date, including without limitation Chene Park and St. Aubin marina; or (z) the cost of any Response with respect to the Public Land. Vacated streets and sidewalks shall be deemed to be included in the parcels to which they are appurtenant and no Feehold Compensation shall be payable with respect thereto.

               (70) "Finance Affiliate" means any Affiliate created to effectuate all or any portion of the Initial Financing.

               (71) "Financial Statements" means a balance sheet and related statements of income and cash flows of Developer.

               (72) "Financing" means the act, process or an instance of obtaining funds for the Development, whether secured or unsecured, including but not limited to (i) issuing securities; (ii) drawing upon any existing or new credit facility; or (iii) contributions to capital by any Person.

               (73) "Finish Work" refers to the finishes which create the internal and external appearance of the Casino Complex and/or the Temporary Casino, as the case may be.

               (74) "First Class Casino Complex Standards" means the standards of quality established and maintained on the Effective Date at MGM Grand Hotel and Casino, Las Vegas, Nevada, taken as a whole; provided however, for the Temporary Casino due allowances shall be made to take into account the temporary nature of the facility and the fact the facility was not originally designed to be a casino.

               (75) "First Mortgage" means the first priority Mortgage.

               (76) "First Mortgagee" means the holder of the First Mortgage.

               (77) "Fiscal Year" means the fiscal year that ends on the last day of the fiscal year of the Developer. The first Fiscal Year shall be the period commencing on the Effective Date and ending on the last day of the fiscal year of the Developer in which the Effective Date occurs. The term "Full Fiscal Year" means any Fiscal Year containing not fewer than three hundred sixty-five (365) days. The partial Fiscal Year commencing after the end of the last Full Fiscal Year and ending with the termination of this Agreement shall constitute a separate Fiscal Year.

               (78) "Force Majeure" means those events described in Section
                                                                    -------
          12.1.
          ----

               (79) "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession for use in the United States, which are applicable to the circumstances as of the date of determination.

               (80) "Gaming Authorities" means all agencies, authorities and instrumentalities of the City, the State or the United States of America, or any subdivision thereof, having jurisdiction over the gaming or related activities at the Casino, including but not limited to the Board, or their respective successors.

               (81) "Governmental Authority" or "Governmental Authorities" means any federal, state, county or municipal governmental authority, including all executive, legislative, judicial and administrative departments and bodies thereof (including, without limitation, any Gaming Authority) having jurisdiction over the Developer and/or the Development.

               (82) "Governmental Requirements" means all laws, ordinances, statutes, executive orders, rules, zoning requirements and agreements of any Governmental Authority that are applicable to the acquisition, remediation, renovation, demolition, development, construction and operation of the Development including, without limitation, all required permits, approvals and any rules, guidelines or restrictions enacted or imposed by Governmental Authorities, but only to the extent that such laws, ordinances, statutes, executive orders, zoning requirements, agreements, permits, approvals, rules, guidelines and restrictions are valid and binding on Developer and Developer would be required to comply with the same without regard to this Agreement.

               (83) "Guaranty and Keep Well Agreement" means that certain agreement substantially in the same form as attached hereto as Exhibit
                                                                         -------
          1.1(a)(83).
          ----------

               (84) "Hazardous Materials" means the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product, or constituent regulated under CERCLA; the Michigan Natural Resources and Environmental Protection Act, MCL 324.101- .21551; oil and petroleum products, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, polychlorinated biphenyls and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. (S)1910.1200 et seq.; solid wastes whether or not hazardous within the meaning of RCRA; and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

               (85) "Improvements" means all buildings, building additions, structures, roads, roadways, mechanical devices, infrastructure improvements (including without limitation, all water and sewer mains, electrical transmission conduits and equipment and other utility facilities not owned by public utilities or that are the obligation or responsibility of a quasi-public or private utility), landscaping, facilities and appurtenances constructed and situated now or at anytime hereafter upon the Project Premises and the Temporary Casino Site.

               (86) "Indebtedness" means, without duplication (i) all obligations, debts, or liabilities of Developer for borrowed money which in accordance with GAAP would be shown on a balance sheet of Developer as a liability; (ii) all obligations, debts or liabilities for the deferred purchase price of property or services secured by any lien on any property owned by Developer whether or not such obligation has been assumed; and (iii) all rental obligations under leases required to be capitalized under GAAP.

               (87) "Infrastructure Improvements" means those matters set forth on Schedule B, to be provided by City pursuant to Section 2.18,
                                                            ------------
          comprising streets, roads, roadways and other transportation and roadway improvements, including, without limitation, traffic signalization and intersection improvements; sidewalks and curbs; water mains or lines; storm and sanitary sewers and drainage improvements; electrical transmission conduits and equipment and other utility facilities; the foregoing of which are located off-site (i.e., outside of, and leading to, the Development) and which in the City's good faith judgment are necessary to operate the Development or to mitigate or reduce the impact of the Development on existing infrastructure improvements. In determining whether the City is exercising good faith judgment, the City shall consider, among other relevant matters: (x) the City's overall policies and practices concerning infrastructure
          (y) available cost effective alternatives and (z) the best interests of the City. For the avoidance of doubt: (i) an off-site improvement shall be considered an Infrastructure Improvement if but for construction of the Casino Complex such off-site improvement would not have been required by City as of the Effective Date; (ii) Infrastructure Improvements do not include maintenance or repair of existing facilities; and (iii) subject to Section 2.18, under no
                                                    ------------
          circumstances shall City and/or EDC be responsible to pay for any Infrastructure Improvements.

               (88) "Initial Financing" has the meaning set forth in Section
                                                                     -------
          3.1.
          ---

               (89) "Interior Leasable Space" means the floor area located in the Casino Complex available for lease to third parties for retail or service use.

               (90) "Land-Based Casino Developments" means the Development and the other casino projects being developed in the City by the Other Land-Based Casino Developers.

               (91) "Leverage Ratio" means Indebtedness divided by Adjusted Equity.

               (92) "Loan Default" means an event of default or default or event or condition which, with respect to Developer or its Finance Affiliate without further notice or passage of time, would entitle a mortgagee to exercise the right to foreclose upon, acquire, possess or obtain the appointment of a receiver or other similar trustee or officer over all or a part of Developer's interest in the Development.

               (93) "Local Partner(s)" means any Person who directly or indirectly through an entity or series of entities owns an interest in Partners Detroit, LLC.

               (94) "Major Condemnation" means a Condemnation either (i) of the entire Development, or (ii) of a portion of the Development if, as a result of the Condemnation, it would be imprudent or unreasonable to continue to operate the Casino Complex even after making all reasonable repairs and restorations.

               (95) "Manage" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

               (96) "Mandatory Sale" shall have the meaning ascribed to it in

          Section 10.2(e).
          ---------------

               (97) "Material Alteration" means any Alteration or related series of Alterations that: (i) materially changes the nature of the use of the Covered Components and the retail Component, taken as a whole (provided that in making such determination, up to ten percent (10%) of the retail Component floor space shall be excluded); (ii) materially diminishes the exterior quality of the Development taken as a whole, or materially affects the exterior appearance or materially affects the exterior signage of the Casino Complex; or (iii) subject to Section 7.11,
                                                             ------------
          increases or decreases the gaming floor area of the Casino.

               (98) "Material Deviation" is a Deviation that: (i) delays the Agreed Upon Opening Date in excess of thirty (30) Business Days; (ii) materially changes the nature of the use of any Component; (iii) materially diminishes the overall quality or size of a Component (measured, in the case of size, by a reduction of more than ten percent (10%) in the number of rooms, number of parking spaces, aggregate square footage (other than gaming floor area), or other appropriate measure); (iv) reduces the budget (as then approved) for the Casino Complex by more than five percent (5%) of Total Cost; or
          (v) subject to Section 4.6, increases or decreases the gaming floor
                         -----------
          area of the Casino.

               (99)  "Mayor"  means the duly elected Mayor of the City.

               (100) "Memorandum of Agreement" shall mean a memorandum of this Agreement in recordable form and otherwise satisfactory in form and substance to City, EDC and Developer in the exercise of reasonable judgment.

               (101) "Minor Condemnation" means a Condemnation that is not a Major Condemnation.

               (102) "Minority" means that term as defined in Section 18-5-31 of Chapter 18 of the 1984 Detroit City Code.

               (103) "Mortgage" means a mortgage on all or any part of Developer's interest in the Development.

               (104) "Mortgagee" means the holder from time to time of a mortgage on all or any part of Developer's interest in the Development.

               (105) "Municipal Services Fee" shall have the same meaning as ascribed to it in the Act.

               (106) "Net Worth" means the members' equity as reflected on Developer's balance sheet, determined in accordance with GAAP.

               (107) "Non-Material Alteration" means any Alteration which is not a Material Alteration.

               (108) "Non-Material Deviation" means any Deviation which is not a Material Deviation.

               (109) "Ordinance" means ordinance number 17-97, Chapter 18 of the 1984 Detroit City Code, as amended from time to time, together with all rules and regulations issued in connection therewith or promulgated thereunder.

               (110) "Other Land-Based Casino Developers" means Detroit Entertainment, LLC and Greektown Casino, L.L.C., each a Michigan limited liability company.

               (111) "Outside Submission Date" means the first anniversary of the Closing Date.

               (112) "Parent Company" means MGM Grand, Inc., and its successors and assigns.

               (113) "Performance Guaranty" means a guarantee of performance of Developer's obligations under this Agreement in substantially the same form as attached hereto as Exhibit 1.1(a)(113).
                                     -------------------

               (114) "Performance Threshold" means EBITDA, as reduced by interest expense and scheduled principal payments (other than balloon payments on maturity to the extent refinanced), of at least Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) for the most recent trailing twelve (12) month period, provided that the first trailing twelve (12) month period shall commence with the thirteenth
          (13th) month after the Completion Date and shall end with the twenty-fourth (24th) month after the Completion Date. For the avoidance of doubt, Developer is deemed to be in compliance with the Performance Threshold during the period commencing with the Effective Date through and including the first full twenty-four (24) months following Completion Date.

               (115) "Permits" means all licenses, permits, approvals, consents and authorizations that Developer is required to obtain from any Governmental Authority to perform and carry out its obligations under this Agreement including but not limited to permits and licenses necessary to demolish, build, open, operate and occupy the Development.

               (116) "Permitted Affiliate Payments" means (i) payments which represent compensation for goods and services purchased or acquired from an Affiliate in the ordinary course of business; (ii) distributions required under Developer's operating agreement to satisfy tax payments; (iii) payments of interest or principal to any Affiliate of Developer, with respect to money borrowed from such Affiliate provided no acceleration of such payments shall be a Permitted Affiliate Payment unless as and to the extent loans to such Affiliate from third parties have been accelerated; (iv) payments to any Casino Manager which are used by such Casino Manager to pay compensation and benefits to its employees; (v) (1) at such times as Developer meets or exceeds the Performance Threshold, or (2) so long as a Performance Guaranty from an Acceptable

          Guarantor remains in full force and effect, payments for services purchased or acquired from an Affiliate in the ordinary course of business, including without limitation management fees, guaranty fees, and compensation for the use of intellectual property; and (vi) distributions to Developer's members in an amount equal to, and to be used solely for the purpose of paying, principal and interest on money borrowed to make capital contributions to Developer.

               (117) "Person" means any individual, partnership, corporation, limited liability company, association, unincorporated organization, trust or other entity, including but not limited to, any government or agency or subdivision thereof, and the heirs, executors, administrators, legal representatives, successor and assigns of such Person where the context so permits.

               (118) "Pro Rata Share" means one-third, provided that if City and EDC are notified in a writing signed by the Developer and the Other Land-Based Casino Developers that the Pro Rata Share of Developer is a specified percentage, then the Pro Rata Share of Developer shall equal such specified percentage so long as the sum of the specified percentages of Developer and the Other Land-Based Casino Developers equals one hundred percent (100%).

               (119) "Program Manager" or "PM" means the Person or Persons designated by and retained by the EDC to be its authorized representative, to represent EDC in all construction matters pertaining to this Agreement and to facilitate the construction process of the Development.

               (120) "Project Site" means the Project Premises, the staging areas, and temporary construction easements (if any), provided for construction of the Development.

               (121) "Project Premises" means the parcel or parcels of real estate to be conveyed to Developer pursuant to the Conveyance Agreement, together with all rights, covenants, rights of way and appurtenances belonging or in anywise appertaining thereto.

               (122) "Proceeds" means the compensation paid by the condemning authority to the City and/or Developer in connection with a Condemnation, whether recovered through litigation or otherwise, but excluding any compensation paid in connection with a temporary taking.

               (123) "Public Land" means the real estate described on Exhibit
                                                                      -------
          1.1(a)(19) attached hereto, together with all rights, covenants,
          ----------
          rights of way and appurtenances belonging or in anywise appertaining thereto.

               (124) "Publicly Traded Corporation" shall have the same meaning as defined in the Act.

               (125) "Radius" means the geographic area encompassed by a circle having a radius of one hundred fifty (150) miles and the intersection of Woodward and State Fair as its center.

               (126) "Release or Released" means actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, presence, dumping, migration from adjacent property or disposing of Hazardous Materials into the environment, as "environment" is defined by the Environmental Laws or the abandonment or discarding of barrels, containers or other closed receptacles containing a Hazardous Material.

               (127) "Resolution of Necessity" means a resolution of City Council authorizing land acquisition in the project area as set forth in the EDC Plan by or for the benefit of the public, the City and its residents for the purposes set forth in PA 338 of 1974.

               (128) "Response or Respond" means action taken in compliance with Environmental Laws to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, halt, assess or abate a Release and includes, but is not limited to evaluation, interim response activity, remedial action, demolition or the taking of other actions necessary to protect the public health, safety, welfare or the environment or any natural resources.

               (129) "Restricted Party" has the meaning set forth in Section
                                                                     -------
          7.3.
          ---

               (130) "RFP/Q" means the Phase I and Phase II Request for Proposals and Qualifications issued by the City in connection with the land-based casino development project for the City.

               (131) "Schematic Design Documents" means a site plan; a schematic design establishing the general scope, conceptual design, and scale and relationships among the Components; preliminary specifications, specifically including quality of materials to be utilized in construction of the exterior of the Casino Complex; and elevations prepared by the Architect(s).

               (132) "Secured Debt" means a debt of Developer secured by a Mortgage.

               (133) "Site Preparation Work" means the following actions with respect to the Project Premises or the Temporary Casino Site, as the case may be: (a) demolition and removal of structures; (b) demolition and removal of surface paving and sidewalks; (c) removal of underground and overhead utility facilities, and capping of any remaining lines as appropriate (including without limitation the removal or capping of all sanitary sewer, storm and drainage facilities); (d) removal of non-soil material, rubble and debris resulting from the foregoing demolition activities and legal disposal at landfills authorized by the State to accept such materials; (e) removal and abatement, to the extent required by controlling applicable law, of all toxic or hazardous substances, materials or wastes, including contaminated soil, if any disclosed by any environmental assessment; and (f) grading of the Project Premises to be level with the adjacent property line grades and proper compaction of all soils, including backfill.

               (134) "Small Business Concern" means that term as defined in
          Section 18-5-1 of the 1984 Detroit City Code.

               (135) "Space Lease" means any sublease, franchise, license or other agreement that would permit or allow a Person to use and/or maintain space as a tenant in or on the Development.

               (136) "Space Tenant" means a tenant under a Space Lease.

               (137) "State" means the State of Michigan.

               (138) "Submission Date" means the date on which the Building Permit Submission is made.

               (139) "Suitable Lender" means:

                      (A) any insurance company as defined in Section 2(13) of
               the Securities Act of 1933;

                      (B) any investment company registered under the Investment
               Company Act of 1940;

                      (C) any business development company as defined in Section
               2(a)(48) of the Investment Company Act of 1940;

                      (D) any small business investment company licensed by the
               U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

                      (E) any plan established and maintained by a state, its
               political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

                      (F) any employee benefit plan within the meaning of Title
               I of the Employee Retirement Income Security Act of 1974;


                      (G) any trust fund whose trustee is a bank or trust
               company and whose participants are exclusively plans of the types identified in paragraph (E) or (F) of this section;

                      (H) any business development company as defined in Section
               202(a)(22) of the Investment Advisers Act of 1940;

                      (I) any investment adviser registered under the Investment
               Advisers Act of 1940;

                      (J) any dealer registered pursuant to Section 15 of the
               Securities and Exchange Act of 1934 or its Affiliate;

                      (K) any entity, all of the equity owners of which are, or
               all debt securities of which are owned by, (i) "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") acting for their own account or the accounts of other qualified institutional buyers, and/or (ii) parties who have acquired such equity interests or debt securities pursuant to Regulation S of the Securities Act or pursuant to a public offering registered pursuant to the Securities Act;

                      (L) any bank as defined in Section 3(a)(2) of the
               Securities Act of 1933, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act of 1933, or any foreign bank or savings and loan association or equivalent institution;

                      (M) any investor or group of investors purchasing debt
               securities of Developer who are (i) purchasing such debt securities of Developer in any public offering registered pursuant to the Securities Act; (ii) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act); and/or (iii) purchasing such debt securities of Developer pursuant to Regulation S of the Securities Act;

                      (N) Parent Company or any Affiliate of Parent Company;

                      (O) any Publicly Traded Corporation whose securities are
               traded on a national exchange or are included for quotation on the NASDAQ Stock Market; and

                      (P) any other lender approved by City in the exercise of
               its reasonable judgment.

               (140) Temporary Casino" shall mean that facility in which Casino Gaming Operations shall be conducted by Developer until the Completion
     Date in accordance with the provisions of Article XX.
                                               ----------

               (141) Termination Date" means the date that this Agreement is terminated pursuant to Section 10.3.
                            ------------

               (142) "Total Cost" means all hard and soft costs and expenses of Developer incurred through Completion for acquiring and developing the Development (other than for the Temporary Casino), including without limitation Developer's Allocable Share of Development Process Costs; Pro Rata Share of Feehold Compensation, Infrastructure Improvements and Site Preparation Work; and for designing and constructing the Improvements, including but not limited to, land acquisition costs for the Development (other than for the Temporary Casino), payments under the Contractor Agreement(s), payments under the Agreement, fees and expenses of the Architect(s) and other Consultants, overhead, and costs of bonds, taxes, insurance, permits, licenses and inspections, interest and other financing costs, legal fees and expenses and pre-opening and related marketing or advertising expenses.

               (143) "Transfer" means (i) any sale (including agreements to sell on an installment basis), assignment, transfer, pledge, alienation, hypothecation, merger, consolidation, reorganization, liquidation, or any other disposition by operation of law or otherwise, and (ii) the creation or issuance of new or additional interests in the ownership of any entity.

               (144) "Wagering Tax" shall have the same meaning as ascribed to it in the Act.

               (145) "Work" means Site Preparation Work and/or construction of the Improvements in accordance with the Construction Documents and includes labor, materials and equipment to be furnished by a Contractor or subcontractor pursuant to a Contractor Agreement.

               (146) "Working Development Schedule" means the schedule to be prepared by Developer outlining the events and estimated time periods necessary for the completion of the Site Preparation Work and the significant milestones for design, permitting, construction and Completion of the Casino Complex, as modified from time to time.

          (b) Any other initially capitalized terms defined within the text of this Agreement shall have the meaning set forth therein for purposes of this Agreement.

     1.2  Interpretation.  When a reference is made in this Agreement to an
          --------------
article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on any schedules and exhibits are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or such schedules or exhibits. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular portion thereof in which any such word is used. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     1.3  Michigan Statutes.  All references herein to Michigan statutes are to
          -----------------
the Michigan Compiled Laws, as amended.


                                  ARTICLE  II

                               GENERAL PROVISIONS

     2.1  Purpose.  The purpose of this Agreement is:
          -------

          (a) To set forth the relationship among Developer, City and EDC the respective duties, responsibilities and obligations of each and the procedures to be followed relating to the design, construction and operation of the Development; and

          (b) To provide a means by which the Development can be designed, constructed and completed by Developer, with the cooperation of City and EDC, and for the coordination of efforts on the part of each to ensure the timely and expedited construction and Completion of the Development.

     2.2  Findings.  City and EDC do hereby ascertain, determine, declare and
          --------
find that:

          (a) The Development will provide or preserve gainful employment for citizens of City, make a significant contribution to the economic growth of City and serve a public purpose by, among other things, advancing economic prosperity, helping to alleviate conditions of unemployment and underemployment in the City and attracting new and improved commercial and industrial enterprises to the City.

          (b) The Development is in the best interests of the City and accomplishes the purposes of Act 338, Michigan Public Acts of 1974, as amended ("Act 338").

          (c) The EDC is empowered under Act 338, to construct, acquire by gift or purchase, reconstruct, improve, maintain or repair projects and acquire necessary lands for the site of a project, and to sell and to convey a project or any part thereof for a price and at a time which EDC determines, and to lend, grant, transfer, or convey funds, all such powers being declared by Act 338 to constitute the performance of essential public purposes and functions for the State and its municipalities.

          (d) The execution of this Agreement and the construction implementation of the Development will enhance the public benefit and welfare and therefore constitute public purposes in that they prevent and combat community deterioration in the City; increase employment opportunities in the City; help to alleviate conditions of unemployment and/or underemployment in the City; promote the location, relocation, expansion and retention of commercial and industrial enterprises in the City; increase and promote tourism and enhance tourist amenities in the City; and preserve and improve the aesthetic quality inuring to the economic health of the City. The above-cited items constitute important public benefits to City and EDC. Further, additional public benefits of this Agreement and the construction of the Development consist of increased taxes and other revenues from the operation of the Development. Further, City hereby declares and acknowledges that the entering into of this Agreement was done on a competitive basis with a systematic evaluation of factors relating to the public benefit and welfare, and the public purposes, hereinabove described, all in accordance with the Ordinance.

     2.3  Intent.  It is the intent of the parties to this Agreement that:
          ------

          (a) The Development is to be accomplished by Developer as provided herein.

          (b) This Agreement sets forth the duties, obligations, rights and responsibilities of City, EDC and Developer with respect to the development, design and construction of the Development and operation of the Casino Complex and the Temporary Casino.

     2.4  Commencement of Rights and Obligations.
          --------------------------------------

          (a) This Agreement shall confer no rights and impose no obligations until the Effective Date. Notwithstanding the execution hereof and the occurrence of the Effective Date, except as and to the extent set forth in
(i) Article I, (ii) Section 2.4, (iii) Section 2.5, (iv) Section 2.7, (v)
    ---------       -----------        -----------       -----------
Section 2.8, (vi) Section 2.10, (vii) Section 2.11, (viii) Section 2.17,
-----------       ------------        ------------         --------
(ix) Article VIII, (x) Article IX, (xi) Article X, (xii) Article XIV,
     ------------      ----------       ---------        -----------
(xiii) Article XVIII, (xiv) Article XX and (xv) Article XXI, each to the
       -------------        ----------          -----------
extent applicable, no right shall be conferred or obligation imposed, by or under this Agreement unless and until each of the following conditions has been fully met:

               (1) The Board has issued its Certificate of Suitability pursuant to the Act, granting to Developer the right to receive a Casino License upon the conditions set forth in the Act and such Certificate of Suitability contains only such other conditions as may be acceptable to Developer in the exercise of its reasonable judgment.

               (2) The Developer has paid its Pro Rata Share of the Feehold Compensation, less its Pro Rata Share of the City Contribution.

               (3) The Developer has furnished such documentation as City reasonably requires to verify that the Initial Financing has been obtained and is available for immediate disbursement or use.

               (4) The Developer, City and EDC have duly executed and delivered the Conveyance Agreement; the Conveyance Agreement has been approved by City Council; and the Developer, City and EDC have duly executed, delivered and recorded the Memorandum of Agreement and Developer has acquired title to the Project Premises subject to such Memorandum of Agreement.

               (5) The Developer has delivered, and has caused Parent Company to deliver, to the City and EDC an opinion of counsel in a form reasonably satisfactory to City and EDC.

               (6) The City and EDC each have delivered to Developer an opinion of counsel in a form reasonably satisfactory to Developer.

               (7) The Developer has paid to the City its Allocable Share of the Development Process Costs then due.

               (8) The City Council has (x) vacated all streets, sidewalks and other land, the use of which is dedicated to the public as set forth in the EDC Plan; (y) approved all zoning changes necessary to allow Developer to operate the Casino Complex; and (z) enacted an ordinance authorizing casino gaming in the City.

               (9) There shall be no temporary restraining order, preliminary injunction or permanent injunction enjoining the Developer from proceeding to develop the Development.

               (10) The Developer has delivered to City and EDC the Guaranty and Keep Well Agreement executed by an Acceptable Guarantor.

               (11) The Developer has delivered to City and EDC Closing Certificates executed by Developer and an Acceptable Guarantor.

               (12) The Developer has delivered to City the executed agreement of Parent Company, any Casino Manager and each Restricted Party required under Section 2.14.
           ------------

               (13) The Developer has delivered to City certificates showing that Developer, any Acceptable Guarantor and any Casino Manager are in good standing and qualified to do business in the State, if required under the law of the State, dated no earlier than five (5) days prior to the Closing Date.

               (14) The Developer has delivered to City copies of the organizational documents of Developer, any Acceptable Guarantor and each member of Developer, certified by an authorized officer of each such respective entity as true and accurate as of the Closing Date.

          (b) The definition of Effective Date as provided for herein and in the development agreements entered in by the Other Land-Based Casino Developers may not be modified except in an instrument executed by the City, EDC, Developer and the Other Land-Based Casino Developers. The Other Land-Based Casino Developers are intended third party beneficiaries of this Section 2.4(b) and are entitled
                                               --------------
to enforce it as a direct party hereto.

          (c) Developer may waive, in whole or in part, any or all of those conditions set forth in Sections 2.4(a)(6), (a)(8), or (a)(9) prior to the
                        -------------------------------------
satisfaction of such condition. City may waive, in whole or in part, in writing any of those conditions set forth in Sections 2.4 (a)(2), (a)(5),
                                             ----------------------------
(a)(11), (a)(l2), (a)(13) or (a)(14) prior to the satisfaction of such
------------------------------------
condition. Developer and City may mutually waive, in whole or in part, the conditions set forth in Sections 2.4(a)(3) and (a)(4) prior to th
                        -----------------------------
satisfaction of such condition. No waiver of any condition shall be effective: (x) unless such waiver shall be in writing or (y) if the failure to satisfy such condition would make performance of this Agreement illegal.

          (d) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall automatically terminate if all of the conditions set forth in Sections 2.4(a)(1) through 2.4(a)(14) above are
                        -------------------------------------
not satisfied or waived on or before December 31, 1999.

     2.5  Conveyance of Project Premises to Developer.
          -------------------------------------------

          (a) Provided that City is acquiring the Casino Area and Public Land pursuant to financing from such sources and on terms and conditions (other than amount) reasonably satisfactory to Developer and the Other Land-Based Casino Developers and further provided that Developer's right to approve such sources and such terms and conditions shall expire if Developer shall fail to respond within fifteen (15) Business Days of its receipt in writing of such sources and such terms and conditions, City and EDC shall notify Developer of their desire to enter into the Conveyance Agreement. Upon receipt of such notice, and provided that the proviso in the first sentence of Section 4.11 has been
                                                   ------------
satisfied, City, EDC and Developer shall promptly execute and deliver to each other the Conveyance Agreement and submit the Conveyance Agreement to City Council for approval.

          (b) Within five (5) Business Days following the approval of City Council referred to in Section 2.5(a), Developer shall furnish EDC with a
                       --------------
letter of credit in an amount equal to its Pro Rata Share of Feehold Compensation and in such form and upon such terms and conditions as are reasonably necessary to allow City to acquire the Casino Area and the Public Land.

          (c) If Developer breaches its obligations to acquire the Project Premises pursuant to the Conveyance Agreement, City and EDC shall have the right to terminate this Agreement.

     2.6  Compliance with Other Commitments.
          ---------------------------------

          (a) Developer agrees that the Total Cost, exclusive of the Feehold Compensation, shall not be less than Six Hundred Million Dollars
($600,000,000)

          (b) As set forth on Exhibit 8.1(g), Developer agrees to use
                              --------------
commercially reasonable efforts to acquire all or some of its financing from a Detroit-Based Business, a Detroit Resident Business and/or a Small Business Concern and/or to utilize Detroit-based and/or Minority-owned financial institutions in serving Developer's financial needs.

          (c) Developer agrees, to the extent permitted by applicable law, to:

               (1) perform and comply in all material respects with the commitments, promises and/or undertakings set forth on Exhibits
                                                            --------
     8.1(j), (m), (r) and (s);
     ------------------------

               (2) use good faith efforts to perform and comply in all material respects with the commitments, promises and/or undertakings set forth on Exhibits 8.1(k), (l), (v), (x), (y), (z), (cc) and (dd);
        -------------------------------------------------------

               (3) use reasonable best efforts to perform and comply in all material respects with the commitments, promises and/or undertakings set forth on Exhibits 8.1(p), (q), (u) and (ee), provided that
                  ----------------------------------
     Developer's obligations with respect to its commitments, promises and undertakings set forth on Exhibit 8.1(q) are also subject to the
                               --------------
     Developer's obligations set forth in Sections 2.6(e), (h) and (i); and
                                          ----------------------------

               (4) use commercially reasonable efforts to perform and comply in all material respects with the commitments, promises and undertakings set forth on Exhibits 8.1(n) and (w).
                  -----------------------

          (d) Developer agrees that no fewer than three thousand three hundred (3,300) full-time equivalent employees will be employed at the Casino Complex immediately following Completion, exclusive of construction workers, and thereafter, subject to Section 7.17, will employ such number of employees as may
                       -------------
be appropriate in the exercise of Developer's reasonable judgment to operate the Casino Complex in a manner consistent with First Class Casino Complex Standards and in compliance with this Agreement.

          (e) Developer agrees to use reasonable best efforts to attain the goals of employment of Detroit residents set forth in Exhibit 8.1(q)
                                                      --------------
Whenever in this Agreement or the Exhibits, reference is made to "Detroit residents," the first determination of whether an individual is a Detroit resident shall be made on the Completion Date based on an individual's residence on his or her date of hire. Subsequent to the Completion Date, the determination of whether Developer has achieved its hiring goals with respect to Detroit residents shall be made on each anniversary of the Completion Date (each, a "Determination Date"). Such goal shall be deemed met if on each Determination Date Developer either (i) met its hiring goals for Detroit residents since the last Determination Date, based on an individual's residence on his or her date of hire or (ii) Developer then employs no fewer than the number of Detroit residents established by its hiring goal, based on each individual's most current address on file with Developer.

          (f) Developer agrees to comply with all federal, state and local laws governing equal employment opportunity.

          (g) The Developer agrees that it shall notify its Contractors and Consultants of their obligations relative to non-discrimination under this Agreement when soliciting same, shall include the provisions of Section
                                                                -------
2.6(f) in each contract with its Contractors and Consultants
------
                                      25
and require subcontract as well as provide the City and/or EDC a copy of any such subcontract upon request. Developer shall have no obligation to enforce such provision if City is given the direct right to enforce such provision in any contract or subcontract.

          (h) As set forth in Exhibit 8.1(q), Developer agrees to be committed
                              --------------
to affirmative action programs to increase the numbers of minority and women employees in the workforce of the Developer, including professional and management positions.

          (i) As set forth in Exhibit 8.1(q), Developer voluntarily commits to
                              --------------
hire contractors who agree to implement an Equal Opportunity Employment Plan conforming to all applicable laws and consistent with Executive Order No. 22, dated August 29, 1983. Developer shall notify its Contractors of their obligations relative to implementing such an Equal Opportunity Employment Plan and shall include such a provision in each contract with its Contractors and require that its Contractors include such provision in any subcontract. Developer will not, however, be in default under this Agreement if any contractor fails to comply with its agreement to implement its Equal Opportunity Employment Plan provided, however, the City is given the direct right to enforce such provision in any contract or subcontract.

          (j) Developer shall use reasonable best efforts to ensure that at least thirty percent (30%) of aggregate amounts expended by Developer under contracts entered into by Developer for the construction of, or any material additions, improvements or modification to the Casino Complex shall be paid to Detroit-Based Businesses, Detroit Resident Businesses, Small Business Concerns, minority business concerns or women-owned businesses. As set forth in Exhibit
                                                                      -------
8.1(u), Developer agrees to use reasonable best efforts to purchase during each
------
Fiscal Year at least thirty percent (30%) of the total dollar value of all purchases of goods and services from Detroit-Based Businesses, Detroit Resident Businesses, Small Business Concerns, minority business concerns or women-owned businesses.
               (1) "Reasonable Best Efforts" to achieve the goals set forth in this Section 2.6(j) may include, but are not to be limited to, the use
          --------------
     of Joint Venture arrangements; Mentor Ventures; outreach to Detroit, minority and women business, trade and professional associations or organizations; outreach to community organizations; and advertising through media publications or other vehicles reasonably calculated to reach Detroit, minority and women-owned businesses, including, but not limited to, community newsletters.

               (2) "Joint Venture" as used in this Section 2.6(j) means a
                                                   --------------
     combination of separate business persons or entities, one of which is a Detroit-Based Business, Detroit Resident Business, Small Business Concern, minority business concern or women-owned business, which has been created to perform a specific contract, and in which one or more of the latter business entities (a) shares in profits and losses, (b) is substantially involved in all phases of the contract, including, but not limited to, bidding and staffing; (c) provides a substantial portion of the total performance, responsibility and project management of a specific job; and (d) receives a substantial portion of the total remuneration from a specific job.

               (3) "Mentor Venture" as used in this Section 2.6(j) refers to a
                                                    --------------
     combination of a business entity with a Detroit-Based Business, Detroit Resident Business, Small Business Concern, minority business concern or women-owned business for the purpose of providing the latter business entity with training, expertise, skill, experience, market access or other attributes in a business, trade or profession designed to enhance its ability to compete in the marketplace.

          (k) Developer agrees to comply in all material respects with all Governmental Requirements.

          (l) In the event Developer elects to construct a Temporary Casino subject to and in accordance with the provisions of Article XX
                                                    ----------

               (1) Developer shall submit to the Mayor as exhibits to its Temporary Casino Proposal (as that term is defined in Section
                                                           -------
     20.5(b)), the information required by the following Sections, modified
     --------
     to address the Temporary Casino as applicable: 8.1(d), (e), (g), (i),
                                                    ----------------------
     (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (w),
     ---------------------------------------------------------------------
     (x), (y), (z), (aa), (bb), (cc), (dd) and (ee); and
     ----------------------------------------------

               (2) Developer agrees that its obligations set forth in the following Sections apply to the Temporary Casino as well as to the Casino Complex: 2.6(b), (c), (e) (substituting "completion of the
                     -------------------------------------------------
     Temporary Casino" for "Completion Date" and "anniversary of the
     ---------------------------------------------------------------
     completion of the Temporary Casino" for "Determination Date"), (f),
     -------------------------------------------------------------------
     (g), (h), (i), (j) and (k), and substituting all references to the
     --------------------------
     exhibits therein to the exhibits furnished as part of the Temporary Casino Proposal.

          (m) Except as the Agreement or the context may otherwise require, each of the Developer's obligations set forth in Sections 2.6(b)-(l),
                                             -------------------
inclusive, are ongoing and shall commence as of the Closing Date and performance thereof shall be determined annually.

          (n) Joint Employment and Procurement Advisory Board

              (1) The Joint Employment and Procurement Advisory Board (the "JEPAB") will be a private entity acting in an advisory capacity to Developer and the Other Land-Based Casino Developers. Developer shall cooperate with the Other Land-Based Casino Developers to establish the JEPAB within thirty (30) days after the Closing Date. Developer and each of the Other Land-Based Casino Developers will appoint two (2) members to the JEPAB, and the Mayor and the City Council will each be invited to appoint two (2) members from the community at large. The public appointees will be non-salaried, but will be entitled to expense reimbursement paid by the JEPAB.

              (2) The purpose of the JEPAB will be to work closely with the Developer and the Other Land-Based Casino Developers to evaluate the effectiveness of, and recommend improvements to, Developer's and each of the Other Land-Based Casino Developers' respective programs to achieve their goals of not less than fifty-one percent (51%) Detroit resident employment and not less than thirty percent (30%) procurement of goods and services from Detroit-Based Businesses, Detroit Resident Businesses, minority business concerns, women-owned businesses and/or Small Business Concerns. The JEPAB will review Developer's and each of the Other Land-Based Casino Developers' practices and programs aimed at achieving such goals, review the success of such efforts, recommend improvements and refinements to such practices and programs, and assist the Developer and each of the Other Land-Based Casino Developers in involving local community organizations and businesses in support of such efforts. Additionally, the JEPAB may recommend to Developer and each of the Other Land-Based Casino Developers the engagement of outside consultants to provide expert, independent guidance as to how to make Developer's and each of the Other Land-Based Casino Developers' programs more effective.

               (3) Developer commits One Million Dollars ($1,000,000) to fund the activities of the JEPAB. Such amount will be derived from funds dedicated under Section 8.1(j) to promote development, economic growth and
                     --------------
     jobs in the City. Developer shall fund the JEPAB according to the following schedule: Two Hundred Thousand Dollars ($200,000) on the formation of the JEPAB; Four Hundred Thousand Dollars ($400,000) on the six
     (6) month anniversary of the Closing Date; and Four Hundred Thousand Dollars ($400,000) on the twelve (12) month anniversary of the Closing Date.

     2.7  Obtaining Certificate of Suitability and Casino License.  Promptly
          -------------------------------------------------------
following the Effective Date, Developer agrees to submit to the Board a completed application to obtain a Certificate of Suitability in the manner and form prescribed by such Gaming Authorities and thereafter fully cooperate with, and cause its members and their respective owners and investors to cooperate with, the background investigation conducted by the Board. Based solely on the information furnished by Developer to City in the RFP/Q, but without review of such application, City agrees to support such application before the Board. Developer shall diligently pursue the issuance of such Certificate of Suitability on terms and conditions satisfactory to Developer. Upon obtaining the Certificate of Suitability, Developer shall thereafter diligently pursue the satisfaction of all conditions to obtaining a Casino License.

     2.8  Payment of Development Process Costs.  Upon the Effective Date,
          ------------------------------------
Developer shall pay to City the sum of One Million Dollars ($1,000,000) toward its Allocable Share of the Development Process Costs. Thereafter, City and/or EDC shall invoice Developer from time to time but no more frequently than monthly for (i) its Allocable Share of Development Process Costs and (ii) to the extent City and/or EDC in their respective reasonable discretion determines that any Development Process Cost is directly attributable to a particular Land-Based Casino Development, the entire amount of such Development Process Cost, in each case incurred prior to the Completion Date. Subsequent to the Completion Date but in no event later than six (6) months following completion of the Land-Based Casino Developments, City and/or EDC shall invoice Developer only for such Development Costs as City and/or EDC reasonably determine were incurred in connection with the Development. Developer shall pay such invoiced Development Process Costs within fifteen (15) Business Days from the date of the invoice. City and EDC, respectively, shall submit to the Developer a summary of the charges set forth in such invoice containing such detail as City and EDC, respectively, reasonably believes is necessary to inform Developer of the nature of the costs and expenses and the basis for the allocation amongst the Developer and the Other Land-Based Casino Developers. At Developer's request, City and EDC shall consult with Developer on the necessity for and allocation of such charges during the five (5) Business Days period immediately subsequent to Developer's receipt of such summary. In addition, prior to the Closing Date, City shall require each Other Land-Based Casino Developer to enter into an agreement with Developer providing for arbitration of any dispute concerning the allocation of any Development Process Costs amongst Developer and each Other Land-Based Casino Developer.

     2.9   Payment of Feehold Compensation.  Provided that the proviso in the
           -------------------------------
first sentence of Section 4.11 has been satisfied, Developer agrees to pay,
                  ------------
without duplication, its Pro Rata Share of Feehold Compensation, less its Pro Rata Share of the City Contribution, as and to the extent set forth in the Conveyance Agreement. Developer hereby acknowledges that upon approval by City Council, portions of the Casino Area and Public Land have been or will be acquired by City through one or more acquisition activities including exercise of the power of eminent domain, and that in some instances, a final cost of acquisition particularly with respect to eminent domain actions ("Final Purchase Price") may not be known for some period of time after the Effective Date. City shall estimate the amount of compensation necessary to pay the Final Purchase Price in accordance with law (the "Estimated Compensation"). In the event the Final Purchase Price exceeds the Estimated Compensation, Developer shall pay to EDC in immediately available funds within five (5) Business Days following written notice thereof from the EDC, its Pro Rata Share of the difference between the Estimated Compensation and the Final Purchase Price. If the Final Purchase Price shall be less than the Estimated Compensation, the difference shall be refunded by the City within ten (10) Business Days after the Final Purchase Price has been determined.

     2.10  Initial Financing.  Upon the Effective Date, Developer shall have
           -----------------
either obtained the Initial Financing or shall at all times thereafter diligently pursue obtaining the Initial Financing.

     2.11  Failure to Pay.  All amounts, including, without limitation,
           --------------
Development Process Costs and Feehold Compensation, owed by Developer to City and/or EDC pursuant to any provision of this Agreement shall bear interest at the Default Rate from the due date (but if no due date is specified, then fifteen (15) Business Days from demand for payment) until paid.

     2.12  Condition of Project Premises. Matters involving the condition of the
           -----------------------------
Project Premises are set forth in the Conveyance Agreement.

     2.13  Developer's Development Obligations.  The Developer agrees to
           -----------------------------------
undertake and complete the Development by the Agreed Upon Opening Date subject to and in accordance with the terms of this Agreement. Except as otherwise provided herein, Developer agrees, for itself and its successors and assigns, that, from and after the Closing Date, it shall promptly begin, and thereafter shall diligently prosecute or cause to be prosecuted to Completion, the Design Services and the Work subject to and in accordance with the terms of this Agreement.

     2.14  Other Commitments of Developer.  By the Closing Date, Developer shall
           ------------------------------
deliver to City and EDC the following:

           (a) The Guaranty and Keep Well Agreement, executed by an Acceptable Guarantor.

           (b) The opinions of counsel referred to in Section 2.4(a)(5).
                                                     -----------------

           (c)  The Memorandum of Agreement.

           (d)  The Closing Certificates.

           (e) The executed agreement of Parent Company, any Casino Manager and each Restricted Party requested by City, to abide by the Radius Restriction.

     2.15  Other Commitments of City and EDC.  By the Closing Date, City and EDC
           ---------------------------------
shall deliver to Developer the opinions of counsel referred to in Section
                                                                  -------
2.4(a)(6).
---------

     2.16  Approval by City, EDC and PM.  Wherever an approval is required of
           ----------------------------
City, EDC, or PM pursuant to the terms of this Agreement, the approval or disapproval shall be given in writing, which in the case of disapproval, shall set forth the reasons of disapproval. Whenever in this Agreement any consent or approval of the City is required, such approval or consent shall be given or withheld by the Mayor, any City official designated by the Mayor or appropriate City department unless otherwise indicated. Prior to the Closing Date and from time to time thereafter, City and EDC shall designate in writing to Developer those individuals who have authority to grant any approvals or consents hereunder on behalf of City and EDC. Developer shall be entitled to rely on any writing signed by such designees.

     2.17  Prompt Responses.  The parties agree that the time limits and time
           ----------------
periods provided herein are of the essence in this Agreement. The parties mutually agree to exercise their mutual and separate best efforts to consider and respond promptly and as expeditiously as reasonably possible notwithstanding any time period provided in this Agreement.

     2.18  Funding of Excess Costs.
           -----------------------

           (a) As promptly as practicable, but in any event not later than one hundred eighty (180) days following the Effective Date, the City shall submit to Mayor and City Council: (1) Schedule A, specifying (i) the City's best estimate of the aggregate of the Feehold Compensation including the City Contribution; (ii) the cost of all Infrastructure Improvements; and
     (iii) the costs of all of the above and below ground environmental Response activity necessary in order to obtain a covenant not to sue in favor of the City, EDC, Developer and the Other Land-Based Casino Developers issued by the Michigan Department of Environmental Quality("MDEQ") with respect to the Casino Area and the Public Land; and (2) Schedule B, identifying all of the Infrastructure Improvements for which the Developer and the Other Land-Based Casino Developers will be responsible. Developer shall cooperate with the City and EDC in the preparation of such Schedules reflecting the nature and cost of the Infrastructure Improvements and estimates of the cost of Response activity.

          (b) If Schedule A reflects an estimate in excess of Two Hundred Fifty Million Dollars ($250,000,000), the City, through the Mayor, may, subject to approval of the City Council, within ten (10) Business Days thereafter, determine whether the project described in the EDC Plan is suitable for public purposes. In the event the City determines that such project is still suitable for public purposes, the City shall proceed with the project described in the EDC Plan. If the City determines otherwise, the City and the EDC shall use their commercially reasonable efforts to locate a suitable alternate site for Developer to develop, construct and operate the Casino Complex.

     2.19 Administration of this Agreement.
          --------------------------------

          (a) The Mayor shall designate the City departments, agencies and/or personnel who shall be responsible for the administration of this Agreement; monitoring of the performance by the Developer of its duties and obligations under this Agreement; and making recommendations to the Mayor concerning its enforcement.

          (b) Except to the extent set forth in any other certificate or report delivered to the City that contains substantially the same information, not later than ninety (90) days after the end of each Fiscal Year commencing with the Fiscal Year in which the Closing Date occurs, Developer shall deliver to City a report setting forth the following:

               (1) a description of Developer's efforts to comply with the requirements of Section 2.6(b) during such Fiscal Year, as they apply
                     --------------
     to the Temporary Casino, if any, and the Casino Complex;

               (2) a statement as to the number of employees (including the total number of full-time, part-time and full-time equivalent) employed by the Developer as of the completion of the Temporary Casino, if any, each anniversary thereof, and on the Completion Date and each Determination Date (as the term is defined in Section 2.6(e));
                                ----------------

               (3) a description of any administrative determination, binding arbitration decision, or judgment rendered by a court of competent jurisdiction finding a violation of any federal, state or local laws governing equal employment opportunity during such Fiscal Year;

               (4) a description of Developer's efforts to comply with the requirements of Sections 2.6(g), (h), (i) and (j) during such Fiscal
                     ---------------------------------
     Year, as they apply to the Temporary Casino, if any, and to the Casino Complex;

               (5) a statement setting forth material information adequate to enable the City to determine compliance with Section 7.2;
                                                  -----------

               (6) whether Developer is aware of any non-compliance with the Radius Restriction, as that term is defined in Section 7.3(a), and a
                                                    --------------
     description thereof if any has occurred during such Fiscal Year;

               (7) a statement as to whether any agreement for the management and/or operation of any Component has been entered into, amended in any material respect, or assigned during such Fiscal Year, together with a copy of any such agreement, amendment or assignment;

               (8) a description of Developer's efforts to comply with the requirements of Section 7.6 during such Fiscal Year;
                     -----------

               (9) a description of any Material Alteration commenced during such Fiscal Year;

               (10) a description of Developer's efforts to comply with the requirements of Section 7.13(a) during such Fiscal Year;
                     ---------------

               (11) whether Developer is aware of any non-compliance with the requirements of Section 7.13(c) during such Fiscal Year;
                          ---------------

               (12) a description of Developer's efforts to comply with the requirements of Section 7.17 during such Fiscal Year;
                          ------------

               (13) to the extent not otherwise covered in response to subparts
     (b)(1)-(12) above, a description of any change during such Fiscal Year in Developer's efforts to comply with the plans, measures, commitments, undertakings and covenants set forth on the following
     Exhibits: 8.1(c) (limited to the officers or managers of Developer and
               ------------------------------------------------------------
     any Casino Manager), (g), (j), (k), (l), (m), (n), (p), (q), (r), (s),
     ----------------------------------------------------------------------
     (u), (v), (w), (x), (y), (z), (cc), (dd) and (ee); and
     ------------------------------------------------------

               (14) whether Developer is aware of any Transfer occurring during such Fiscal Year.

     No information need be included in such report as to any obligation of Developer which has lapsed or which otherwise does not apply during such Fiscal Year.

                                 ARTICLE  III

                                   FINANCING

     3.1  Initial Financing.
          -----------------

          (a) Developer agrees to obtain Initial Financing from a Suitable Lender on such terms and conditions as are acceptable to City and necessary and sufficient in the reasonable opinion of City to:

              (1) Fully perform its development obligations set forth in
     Section 2.13.
     ------------

              (2) Pay City and/or EDC for Developer's Pro Rata Share of the Feehold Compensation.

              (3) Fund the cost of Developer's portion of all Infrastructure Improvements to be completed by City.

              (4) Reimburse City and/or EDC, as applicable, for the Development Process Costs.

              (5) Provide adequate funds for all preopening activities and initial working capital of the Casino Complex.

              (6) Provide adequate funds and/or other financial guarantees or assurances to enable the Casino Complex to continue operating in the event that actual operations do not meet operating projections during the first twenty-four (24) months subsequent to the Completion Date.

              (7) Fully perform all of Developer's other commitments set forth in Section 2.6, except for such commitments as are to be funded out of
        -----------
     operating cash flow of the Casino Complex.

          (b) No portion of the Initial Financing may be derived from or be dependent on the success of the Temporary Casino.

          (c) Subject to Section 7.13(d), Developer may mortgage, pledge or
                         ---------------
otherwise encumber all or part of Developer's interest in the Development in connection with the Initial Financing.

          (d) The terms and conditions of the Initial Financing as and to the extent set forth on Exhibit 8.1(g) are acceptable to City, subject to
                         --------------
review by the City of the final documents incorporating such terms and conditions.

     3.2  Financial Covenants.  Subject to Section 3.7, Developer shall maintain
          -------------------              -----------
(i) at all times on and after the Completion Date a Leverage Ratio of not greater than 3.35 to 1 or Net Worth of no less than $165 million; (ii) commencing with the end of the fourth full fiscal quarter subsequent to Completion, a Debt Service Coverage Ratio of at least 1.0 to 1; and (iii) commencing with the end of the eighth full fiscal quarter subsequent to Completion, a Debt Service Coverage Ratio of at least 1.2 to 1. The obligations of Developer under this Section 3.2 shall lapse and be of no further force or
                        -----------
effect seven (7) years after the Execution Date.

     3.3  Subsequent Financings.  Subject to Section 3.7, after the Completion
          ---------------------              -----------
Date, Developer may mortgage, pledge or otherwise encumber Developer's interest in the Development from time to time only after first obtaining City's prior written consent which consent shall not be unreasonably withheld, provided that City's consent shall not be required in connection with a Financing, or the Mortgage or other security agreements as security therefor, in which each lender is a Suitable Lender, so long as the principal amount of Secured Debt incurred in the Financing does not (i) have a maturity date earlier than seven (7) years subsequent to the Closing Date; and (ii) cause a violation of the Leverage Ratio or Debt Service Coverage Ratio covenants set forth in Section 3.2. The
                                                            -----------
obligations of Developer under this Section 3.3 shall lapse and be of no further
                                    -----------
force or effect seven (7) years after the Execution Date.

     3.4  Transfer by Mortgagee.  Developer agrees that it shall not enter into
          ---------------------
any Mortgage unless such Mortgage shall provide that (i) the Mortgagee shall not transfer or assign its interest in any Mortgage without City's prior written consent, except to a Suitable Lender; and (ii) if, as the result of a Loan Default, the Mortgagee forecloses upon or otherwise acquires all or part of Developer's interest in the Development, the Mortgagee (or the Nominee of the Mortgagee) shall expressly accept and agree to assume all of the terms, covenants and provisions of this Agreement contained to be kept, observed and performed by the Developer and become bound to comply therewith. As used in this Agreement, the word "Nominee" shall mean a Person who is designated by Mortgagee to act in place of the Mortgagee solely for the purpose of holding title to the Development and performing the obligations of Developer hereunder.

     3.5  Sinking Fund Provision.  Subject to Section 3.7, during the thirty-six
          ----------------------              -----------
(36) month period ending on the final maturity date of any Secured Debt outstanding at any time, Developer shall make Sinking Fund Payments equaling, in the aggregate, thirty-three percent (33%) of the original principal amount of the Secured Debt less all Voluntary Sinking Fund Payments (as hereinafter defined) made prior to or during such thirty-six (36) month period with respect to any and all Financings. The Sinking Fund Payments, if any, required hereby shall be made in semi-annual installments such that the total sum of Sinking Fund Payments and Voluntary Sinking Fund Payments made (a) as of the date twenty-four (24) months prior to such final maturity debt equals eleven percent (11%) of the original principal amount of the Secured Debt, (b) as of the date twelve (12) months prior to such final maturity debt equals twenty-two percent (22%) of the original principal amount of the Secured Debt, and (c) as of the final maturity debt equals thirty-three percent (33%) of the original principal amount of the Secured Debt. The obligations of Developer under this Section 3.5
                                                                     -----------
shall lapse and be of no further force or effect seven (7) years after the Execution Date.

     "Sinking Fund Provisions" shall be defined as (i) the retirement of debt under such Financing or Financings, or (ii) placement of funds in a segregated Sinking Fund account. Funds in the Sinking Fund account shall, except for funds overfunded which may be withdrawn by Developer, be applied to reduce or satisfy Secured Debt outstanding under such Financing or Financings.

     "Voluntary Sinking Fund Provisions" means (i) all voluntary, scheduled or other principal repayments actually paid with respect to any Secured Debt outstanding under such Financing or Financings; (ii) deposited in a Sinking Fund Account established by any Mortgagee; or (iii) voluntary prepayment of unsecured Financings during any period when they are callable and in fact called.

     3.6  Financing Representations; Restrictions.  In no event may Developer or
          ---------------------------------------
any Finance Affiliate represent that City and/or EDC are or in any way may be liable for the obligations of Developer or any Finance Affiliate in connection with (i) any financing agreement or (ii) any public or private offering of securities. If Developer or any Finance Affiliate shall at any time sell or offer to sell any securities issued by Developer or any Finance Affiliate through the medium of any prospectus or otherwise that relates to the Casino Complex or its operation, Developer shall (i) first submit such offering materials to City for review with respect to Developer's compliance with this

Section 3.6 and (ii) do so only in compliance with all applicable federal and
-----------
state securities laws, and shall clearly disclose to all purchasers and offerees that (y) the City and/or the EDC shall not in any way be deemed to be an issuer or underwriter of such securities, and (z) the City and/or the EDC and its officers, directors, agents, and employees have not assumed and shall not have any liability arising out of or related to the sale or offer of such securities, including without limitation, any liability or responsibility for any financial statements, projections or other information contained in any prospectus or similar written or oral communication. Developer agrees to indemnify, defend or hold the City and the EDC and their respective officers, directors, agents and employees free and harmless from, any and all liabilities, costs, damages, claims or expenses arising out of or related to the breach of its obligations under this paragraph.

     3.7  Guarantee of Developer's Obligations.  So long as a Performance
          ------------------------------------
Guaranty from an Acceptable Guarantor remains in full force and effect, (i) Developer's failure to comply with the financial covenants set forth in Section
                                                                        -------
3.2 shall be excused and shall not be an Event of Default; (ii) Developer's
---
failure to meet or exceed the Performance Threshold shall (x) not give rise to any obligation of Developer to deliver an Annual Business Plan under Section
                                                                     -------
7.10(b); (y) not give rise to any obligation of Developer to notify City under
-------
Section 7.12; and (z) not give rise to any obligation of Developer to make its
------------
Books and Records available to City under Section 17.1; (iii) Developer shall
                                          ------------
have no obligation under Section 3.3 to obtain City's consent to a Financing;
                         -----------
(iv) Developer shall have no obligation under Section 3.5 to make Sinking Fund
                                              -----------
Provisions; (v) Developer shall have no obligation under Section 7.4 to seek the
                                                         -----------
approval of City to enter into an agreement or contract to operate or manage the hotel Component or the parking Component, provided that at such time as the Performance Guaranty is of no force or effect either (1) such agreement or contract terminates and the operation or management of such Component reverts to Developer or the Parent Company or (2) Developer seeks and receives City's approval of the Casino Component Manager/Operator of such Component; (vi) Developer shall have no obligation under Section 7.7 to establish or continue to
                               -----------
fund a Capital Maintenance Fund; (vii) Developer shall have no obligation under

Section 7.16 to deliver the certificate required thereunder; (viii) Developer
------------
shall have no obligation under Section 16.2 to deposit insurance proceeds into a
                               ------------
trust account; and (ix) Developer shall have no obligation under Section 16.4 to
                                                                 ------------
deposit any Proceeds into an escrow account.


                                  ARTICLE  IV

       DESIGN; PROJECT SCHEDULING; INFRASTRUCTURE; QUALITY

     4.1  Schematic, Design and Construction Documents.
          --------------------------------------------

          (a) On or before one hundred twenty (120) days after the Closing Date, Developer shall prepare and submit the Schematic Design Documents to PM for review and approval as provided in Section 4.2, together with such othe
                                   -----------
drawings, traffic plans, documents and other supporting information as may be reasonably necessary to enable the PM to evaluate the Schematic Design Documents, and as soon as practicable following its completion, a Working Development Schedule. Developer covenants and agrees that the Schematic Design Documents will substantially conform to representations and warranties set forth in Section 8.1(i) except as and to the extent otherwise approved by the City.
   --------------

          (b) Upon receipt by PM of the Schematic Design Documents, PM shall promptly and diligently review such items and submit them to the EDC. The EDC shall either approve them as submitted or notify Developer in writing of its disapproval and any proposed changes (including the reasons therefor) within twenty-one (21) days after receipt thereof by the PM. Similarly, Developer shall submit to PM any request for a Material Deviation, together with such supporting information as reasonably required by PM. Upon receipt of such request and information, PM shall promptly and diligently review such items and submit them to the EDC. The EDC shall either approve the request as submitted or notify Developer in writing of its disapproval and any proposed changes (including the reasons therefor), within twenty-one (21) days after receipt thereof by the PM.

          (c) As soon as practicable, Developer shall prepare and submit the Design Development Documents to PM for review for compliance with the Schematic Design Documents.

          (d) As soon as practicable, Developer shall prepare and submit the Construction Documents to PM for review for compliance with the Schematic Design Documents. Developer may prepare and submit the Construction Documents in parts in lieu of submitting all of such documents at one time. The Contractor Agreement(s) should describe the methods of construction that are designed to facilitate compliance with applicable Governmental Requirements relevant to the reduction of the negative impact of construction on adjacent properties and on businesses in the vicinity of the construction. These shall include policies regarding scheduling of certain activities (e.g., delivery of materials and equipment) that disrupt vehicular and pedestrian traffic, such activities being limited to off-peak hours to the extent possible and consistent with the Working Construction Schedule; policies concerning the placement of temporary structures (e.g., field offices, scaffolding, hoists); temporary utility connections (e.g., light, heat, power) that may adversely affect surrounding businesses; and efforts to be undertaken to schedule public paving, sidewalks, sewers, curbs and utility hookups.

          (e) As soon as practicable, Developer shall submit any material changes in the Design Documents or Working Development Schedule to PM.

          (f) EDC acknowledges that Developer may phase its submission of Design Documents and may "fast track" certain elements. EDC agrees that Developer may do so as long as the Completion is not delayed beyond the Agreed Upon Opening Date.

     4.2  Architect(s) and Consultants.
          ----------------------------

          (a) Neither the Architect(s) nor any other Consultants are agents, either expressed or implied, of City or EDC.

          (b) Upon their engagement, the resumes of the principals of the Architect(s) and other Consultants working on the Development shall be promptly provided in writing to PM. In the event that any of the principals of the Architect(s) and other Consultants working on the Development are changed, Developer shall notify PM as promptly as practicable upon learning of such change.

     4.3  City or EDC Not Responsible for Design Documents.  Neither City nor
          ------------------------------------------------
the EDC shall be responsible for any error or omission in the Design Documents, or for failure of the Design Documents, or a part thereof, to comply with Governmental Requirements, or for Design Documents that result in or cause a defective design or construction.

     4.4  Permits.
          -------

          (a) Developer shall diligently prepare and file all applications for, and pursue and use diligent efforts to obtain, the Permits. PM shall (x) cooperate with and assist Developer in securing the Permits and (y) use commercially reasonable efforts to expedite the issuance of the Permits; provided, however, that nothing in this Agreement shall adversely affect, limit, restrict or reduce the right of the City or the County, as Governmental Authorities, to exercise their respective governmental powers and authority and to act in regulatory matters in accordance with applicable Governmental Requirements.

          (b) Developer shall, not later than the Outside Submission Date, submit to the City Department of Buildings and Safety Engineering all documentation reasonably necessary for such Department to review and upon completion of such review, (subject to such comments and changes requested by such Department), issue the Building Permit.

     4.5  Non-Material Deviations.  Developer shall have the right to make Non-
          -----------------------
Material Deviations, including the right to issue Supplemental Instructions ordering changes in the Work to accommodate Non-Material Deviations.

     4.6  Material Deviations.  Developer shall make no Material Deviations
          -------------------
without the prior written approval of the City and the EDC. Notwithstanding the foregoing, due to the imprecise ability to measure "gaming floor area," City and EDC agree that if in good faith the Developer measures its gaming floor area in a manner that differs from City's measurement of gaming floor area by ten percent (10%) or less, such variance shall not be considered a Material Deviation.

     4.7  Presentation Illustrations; Virtual Reality.
          -------------------------------------------

          (a) The Developer shall deliver to the EDC and City as soon as practicable following the Closing Date presentation-quality illustrations of the Casino Complex, including interiors.

          (b) The Developer, in coordination with the Other Land-Based Casino Developers, shall deliver to EDC as soon as practicable a "virtual reality illustration" of the Casino Complex showing first, vehicular traffic, next, the massing of the facilities in the Casino Area and lastly, renderings of the exteriors, which EDC shall make available to City. In no event shall such illustration include the interiors of the Casino Complex.

     4.8  Integrated Complex.  Developer agrees that it shall design the Casino
          ------------------
Complex as an integrated complex. The goal of the Development is that the buildings, landscaping and other pertinent improvements will blend together and join pleasantly with adjacent properties to create an elegant environment, compatible with City's urban context.

     4.9  Developer's Representative and Program Manager.
          ----------------------------------------------

          (a) Unless provided otherwise, whenever approval or action by Developer is required by this Agreement with respect to construction matters, such action or approval shall be taken or given by the Developer's Representative. Written notice of the designation of Developer's Representative (and any subsequent change in the Developer's Representative) shall be given by the Developer to the other parties in the manner provided in Section 21.1.
                                                             -------------
Nothing herein is intended to impose personal liability on Developer's Representative except as may exist by law or contract between a party and its agent or authorized representative.

          (b) As to construction related matters and approvals: (i) EDC agrees that PM shall communicate with the Developer and any of its agents only through Developer's Representative; and (ii) Developer's Representative agrees to communicate with EDC through the PM. Any variation of this procedure must be authorized in writing.

          (c) Commencing on the Closing Date, the Developer's Representative and the PM shall meet as necessary (no less often than monthly) to discuss and coordinate all aspects of the Work ("Work Meetings"). The Work Meetings are, among other things, intended to constitute the principal forum in which matters addressed in this Article IV
                                                                     ----------
and all other EDC approvals (outside of the normal approval, permitting and inspection process associated with building projects generally in the City) are to be discussed and resolved and in which the PM shall propose methods to expedite the resolution of outstanding issues and the obtaining of necessary Permits and inspections by the City and its subdivisions and instrumentalities. With respect to any matter raised with the PM which under this Agreement requires the approval of the EDC, unless otherwise provided in this Agreement, the PM shall respond as promptly as practicable within fifteen (15) days of such request. If the EDC refuses to approve such matter, the Developer's Representative and the PM shall continue their discussions in good faith to arrive at a resolution of the outstanding matter acceptable to Developer and EDC in the exercise of their reasonable judgment.

          (d) EDC agrees to use reasonable efforts to (i) retain a PM prior t the Closing Date; (ii) advise PM of his or her obligation to maintain the confidentiality of confidential information provided to him or her by Developer; and (iii) obtain a post-employment restriction agreement restricting the PM from becoming employed by the Developer or the Other Land-Based Casino Developers or their respective Affiliates for a period of two (2) years after the Completion Date.

     4.10 Utility Relocation.  Developer shall, at Developer's sole cost and
          ------------------
expense, be responsible for the location and identification of all active utilities within the Development, including but not limited to electrical, gas, water, steam, sewerage, telephone and cable. The cost of relocating any utilities owned or operated by a private or quasi-public entity shall be the responsibility of the private or quasi-public utility.

     4.11 Infrastructure Improvements.  Provided Schedule A reflects an
          ---------------------------
aggregate estimate of not more than Two Hundred Fifty Million Dollars ($250,000,000) or such higher number as shall have been approved in writing by Developer, Developer shall pay City for Developer's Pro Rata Share of all reasonable and documented hard and soft costs for Infrastructure Improvements prior to the time that City pays any costs related thereto according to a draw procedure having adequate safeguards to assure timely payments to the City to be established by Developer, City and the Other Land-Based Casino Developers. Upon receipt of such funds, City agrees to use such funds to construct the
Infrastructure Improvements.   The Developer shall have no responsibility to
maintain or pay for the maintenance of any Infrastructure Improvements not owned by Developer. Neither the City nor the EDC shall be responsible to pay for or otherwise fund the construction of any Infrastructure Improvements, such costs and expenses being the sole responsibility of the utility in the case of any private or quasi-public utilities or the responsibility of Developer in all other circumstances. City will advise and consult with Developer of its overall plans for Infrastructure Improvements to or affecting the Casino Area.

     4.12 Quality of Work and Materials.  All Work shall be performed in a good
          -----------------------------
and workmanlike manner and in accordance with good construction practices. All materials used in the construction of the Development shall be of first class quality. The quality of the Finish Work shall meet or exceed First Class Casino Complex Standards.


                                  ARTICLE  V

                                 SITE MATTERS

     5.1  Developer's Right of Entry Prior to Conveyance.  As City and/or EDC
          ----------------------------------------------
obtains a right of entry which permits Developer onto the Project Premises for purposes of conducting tests and inspections, the City and/or EDC shall grant to Developer (or shall cause Developer to be granted) a right of entry onto the Project Premises to conduct preliminary or preparatory work, such as surveys (including environmental surveys) and tests (including but not limited to core sampling, test pits, monitoring wells, soil compaction and test pilings). City, EDC and/or Developer shall use reasonable best efforts to cause any parties who prepared such surveys or tests to issue a written statement that permits the City, EDC and Developer, as applicable, to rely on such surveys and tests. To the extent practical, City and/or EDC and Developer agree to share the results of such testing and inspection activities so as to avoid a duplication of such efforts. Developer shall not suffer or permit to be enforced against all or any part of the Development any contractors', subcontractors' or materialmens' liens arising from any of the aforesaid activities. Developer shall promptly pay, bond out or cause to be paid or bonded out all of said claims, demands and liens before any action is brought to enforce the same. Developer hereby agrees to defend, indemnify and hold harmless City and EDC and each of their officers, agents and employees from and against any and all liabilities, losses, damages, costs, expenses, claims, encumbrances, obligations, charges, penalties and causes of action (including without limitation reasonable attorneys' fees) that City and EDC and each of their officers, agents and employees may suffer or be required to pay which arise out of or relate in any manner to such activities performed by or an behalf of Developer on or with respect to the Project Premises. Developer shall cause any of Developer's contractors that conduct such work and activities on the Project Premises to maintain insurance with respect to liability to third parties in amounts reasonably specified by City and/or EDC. The indemnity provisions of this Section 5.1 shall survive the
                                              -----------
termination of this Agreement.


                                  ARTICLE  VI

                              CONSTRUCTION PHASE

     6.1  General.  Developer shall cause Contractor to construct the Casino
          -------
Complex and perform the Work pursuant to the Contractor Agreements and the Construction Documents under the supervision and control of Developer.

     6.2  Performance of the Work.
          -----------------------

          (a) Developer shall cause Contractor(s) to:

               (1) Provide, furnish and maintain at its expense during the construction period of the Casino Complex an appropriate separate facility located at the project area for use by the PM and the PM's staff as a field office. Developer shall pay or reimburse EDC for the reasonable cost of furnishing and equipping such facility for the PM and the PM's staff. In addition, until six (6) months following the Completion Date, Developer shall pay or reimburse EDC for all documented fees and reasonable expenses of EDC for the services of the PM and the PM's staff, to the extent the PM and PM's staff are providing services to the Development. The EDC and Developer shall agree no later than the Closing Date on a written budget for the PM and the PM's staff.

                (2) Deliver to the PM copies of the temporary and final certificates of occupancy for the Casino Complex.

          (b) Developer shall give all notices and comply, and shall use all reasonable efforts to cause Contractor and all Consultants to comply, with all Governmental Requirements applicable to the Work, and shall obtain, or use all reasonable efforts to cause Contractors and/or all Consultants, as applicable, to obtain, all licenses or other authorizations necessary for the prosecution of the Work.

          (c) Developer shall take reasonable precautions to protect from damage caused by the Work, property adjacent to or in close proximity to the Development and shall be responsible for damage or injury to adjacent public and private property resulting from its construction operations. This applies, but is not limited, to public utilities, trees, lawn areas, buildings, monuments, fences, pipes and underground structures and public streets (except natural wear and tear of streets resulting from legitimate use thereof by Developer) and, wherever such property is damaged due to the activities of Developer, it shall be restored promptly by Developer, at its own expense, to substantially the condition which existed immediately before such damage. In case of failure on the part of Developer to restore or take steps to restore and diligently prosecute such restoration, or make good such damage or injury, EDC may, upon thirty (30) days written notice to Developer, proceed to repair, rebuild, or otherwise restore such property as may be necessary, and the cost thereof shall be immediately due and payable to EDC.

          (d) Developer shall confine the equipment, apparatus, materials and supplies of Developer, the Contractor(s), the Architect(s), Consultants, subcontractors and all employed by them to the limits of the Project Site or as otherwise permitted by law or Permits.

          (e) City acknowledges that certain temporary construction easements or other rights may be necessary for the performance of the Work, and City agrees to provide, if available to the City without cost, the necessary temporary easements or other rights subject to its reasonable approval. Any delay in providing or failure to provide such necessary easements that are available to the City without cost shall extend the applicable schedules to the extent the delay or failure delays the Work.

     6.3  Commencement and Completion of the Work.  Time being of the essence,
          ---------------------------------------
Developer, after receipt of all required Permits, shall, subject to the terms and provisions of this Agreement, prosecute the Work diligently, using such means and methods of construction and sufficient employees as Developer reasonably believes are necessary to maintain the progress of the Work substantially in accordance with the Working Development Schedule and to Complete the Casino Complex in accordance with the requirements of the Construction Documents no later than the Agreed Upon Opening Date. Subject to

Section 7.2, Developer agrees to use commercially reasonable efforts to open to
-----------
the public for their intended use no less than ninety percent (90%) of the retail and ninety percent (90%) of the restaurant space within nine (9) months following the Completion Date and the balance of the Casino Complex within a commercially reasonable time following the Completion Date.

     6.4  Contractor; Subcontractors.
          --------------------------

          (a) No later than the submittal of the Construction Documents to PM pursuant to Article IV, Developer shall submit to EDC the name of the
            ----------
Contractor and the form of the Contractor Agreement, which agreement shall contain a provision that, in the event of a default by Developer and upon a request from EDC and City, the Contractor agrees to continue with the Work in accordance with the Contractor Agreement provided that EDC pays the Contractor for work performed pursuant to this Section 6.4(a). EDC shall furnish copies of
                                    --------------
all Contractor Agreements to the City.

          (b) Developer shall furnish to PM as promptly as practical after the delivery of the Construction Documents a list of all known subcontractors who will be performing the Work.

          (c) Developer shall cause appropriate provisions to be included in all Contractor Agreements and subcontracts pertaining to the Work to bind the Contractor(s) and all subcontractors to the terms of this Agreement, as applicable to the Work of the Contractor(s) or the subcontractor(s).

          (d) Subject to Section 6.4(a), nothing in this Agreement or in the
                         --------------
Construction Documents, including any Contractor Agreements, shall (i) create any contractual relationship between City and/or EDC and the Contractor(s) or any subcontractor or (ii) liability against City and/or EDC for labor, services or materials of a Contractor or a subcontractor. No Contractor or subcontractor is an agent, either expressed or implied, of City and/or EDC.

     6.5  Claims and Liens.  Developer shall notify PM as soon as practicable
          ----------------
after Developer has actual knowledge of any filed construction lien arising from any of the aforesaid Work.

     6.6  Construction Matters.
          --------------------

          (a) For the purpose of verifying compliance with this Agreement, Developer and the Contractor(s) shall keep such full and detailed accounts as shall be sufficient to verify the costs of the Casino Complex. Subject to
Article XVII, City and/or EDC shall be afforded access to Developer's Books and
------------
Records and Developer shall preserve all such Books and Records pertaining to the Casino Complex for a period of six (6) years from creation of such Books and Records, or for such longer period as may be required by law. Developer shall cause the Contractor Agreement to contain a provision similarly binding Contractor.

          (b) Developer shall cause the Contractor Agreement to bind Contractor(s) and subcontractors to comply with the applicable regulations of the U. S. Department of Labor, safety and health regulations for construction promulgated under the Occupational Safety and Health Act of 1970 (Pub.L. 91-596) and any other safety and health regulations applicable to the Work. Nothing in these laws shall be construed to supersede or in any manner affect any workers' compensation law or statutory rights, duties or liabilities of employers and employees under any law with respect to injuries, diseases or death of employees arising out of, or in the course of, employment.

          (c) The Developer and the Other Land-Based Casino Developers agree to work together with the City in good faith to assure the availability of adequate parking without expense to the City, for persons attending events at Chene Park, both during construction of the Casino Complex and after Completion.

     6.7  Failure to Complete by Agreed Upon Opening Date.  Time is of the
          -----------------------------------------------
essence, and a delay in Completion will result in substantial injury and additional costs to City and/or EDC. If Completion occurs subsequent to the Agreed Upon Opening Date, as it may be extended in accordance with the terms of this Agreement, Developer shall pay to City as the sole remedy of the City and EDC and as liquidated damages (and not as a penalty), an amount per calendar day for each calendar day after the 30th calendar day following such Agreed Upon Opening Date during which the Casino Complex is not Completed (the "Late Period") equal to the lesser of (i) $118,290, or (ii) (A) during periods in which two (2) other land-based casinos are open to the public within the City, twenty-five percent (25%) of the City's share of the aggregate Wagering Tax and Municipal Services fee derived from both such operations during the Late Period and (B) during periods in which one (1) other land-based casino is open to the public within the City, forty percent (40%) of the City's share of the Wagering Tax and Municipal Services fee derived from such operation during the Late Period, divided by the number of days in the Late Period in each case reduced by
(x) one hundred twenty percent (120%) of the City's share of the Wagering Tax and (y) one hundred percent (100%) of the Municipal Services Fee derived from the operation of Developer's Temporary Casino during the Late Period, provided however during periods in which no Land-Based Casino Development is open to the public within the City, the figure in clause (i) shall be used for purposes of the computation. Developer shall under no circumstances have aggregate liability hereunder and pursuant to Section 10.2(f) in excess of Fifty Million
                                    ---------------
Dollars ($50,000,000). The foregoing limitation on City's and EDC's remedies shall in no way limit or diminish City's or EDC's rights or remedies under the Guaranty and Keep Well Agreement.


                                 ARTICLE  VII

                         OTHER COVENANTS OF DEVELOPER

     7.1  Casino Complex Operation.  Developer agrees to diligently operate the
          ------------------------
Casino Complex and all other support facilities directly, or through Casino Component Manager/Operators or Component manager(s), in a manner consistent with First Class Casino Complex Standards and in compliance with this Agreement.

     7.2  Hours of Operation.  Developer covenants that, from the Completion
          ------------------
Date and at all times thereafter, it shall operate the Casino Complex in compliance with all Governmental Requirements concerning hours of operation. Developer covenants that, from the Completion Date and at all times thereafter to: (i) maintain the maximum allowable hours for Casino Gaming Operations; (ii) continuously operate and keep open for business to the general public twenty-four (24) hours each day, every day of the calendar year, the hotel Component and the parking Component; and (iii) operate and keep open for business to the general public all Components (other than hotel Component, parking Component and Components where Casino Gaming Operations are conducted) in accordance with commercially reasonable hours of operation. Notwithstanding the foregoing, but subject to Developer's obligations to obtain City's approval for Material Alterations, Developer shall have the right from time to time in the ordinary course of business and without advance notice to City, to close portions of any Component (x) for such reasonable periods of time as may be required for repairs, Alterations, maintenance, remodeling, or for any reconstruction required because of casualty, condemnation, governmental order or Force Majeure or (y) during non-peak hours or as a result of seasonal demands in accordance with usual and customary casino operating practices. The obligations of Developer under this Section 7.2 shall lapse and be of no further force or
                     -----------
effect ten (10) years after the Execution Date.

     7.3  Radius Restriction.
          ------------------

          (a) For purposes of this Section 7.3, "Restricted Party" means any
                                   -----------
Person who directly or indirectly owns any interest in Developer or in any Casino Manager which is an Affiliate of Parent Company other than any Person who is a Restricted Party due solely to that Person's ownership of (x) a direct or indirect interest in a Publicly Traded Corporation or (y) five percent (5%) or less direct or indirect interest in Developer. Commencing on the Execution Date and continuing for the shorter of (x) such period as casino gaming activities are permitted in the City; or (y) two (2) years after the Termination Date, neither Developer, Parent Company, any Casino Manager which is an Affiliate of Parent Company, Developer or any Restricted Party, nor any Restricted Party, shall directly or indirectly (i) manage, operate or become financially interested in any casino within the Radius other than the Casino Complex or the Temporary Casino, (ii) make application for any franchise, permit or license to manage or operate any casino within the Radius other than the Casino Complex or the Temporary Casino or (iii) respond positively to any request for proposal to develop, manage, operate or become financially interested in any casino within the Radius (the "Radius Restriction") other than the Casino Complex or the Temporary Casino, provided that with respect to any Casino Manager which is an Affiliate of Parent Company, Developer or any Restricted Party, the period set forth in clause (y) shall be two (2) years after the termination of its Casino Component Management Agreement. Developer shall cause Parent Company, any Casino Manager which is an Affiliate of Parent Company, Developer or any Restricted Party and each Restricted Party requested by City, to execute and deliver to City an agreement to abide by the Radius Restriction. The Radius Restriction shall survive the termination of this Agreement.

          (b) If Parent Company, Developer or any Restricted Party acquires or is acquired by a Person such that, but for the provisions of this Section
                                                                  -------
7.3(b), either Parent Company, Developer or any Restricted Party or the
------
acquiring Person would be in violation of the Radius Restriction as of the date of acquisition, then such party shall have five (5) years in which to comply with the Radius Restriction. In addition, if the laws of the State are amended to allow more than three (3) casinos within the City, then neither Developer nor any Restricted Party shall be deemed to be in violation of the Radius Restriction solely by reason of an ownership or other interest in any such additional casinos.

          (c) Notwithstanding anything in Section 7.3(a) to the contrary,
                                          --------------
Developer shall have the right to (i) make loans to the Other Land-Based Casino Developers provided that (x) such loans are not secured, in whole or in part, by the Casino Complex, any Component or any direct or indirect ownership interest in Developer (other than by a Permitted Interest, as herein defined) and (y) the Developer, as the result of such loans, is given no ability to control or manage the affairs of the borrower; and (ii) purchase such ownership interest in any other Land-Based Casino Development as and to the extent permitted under the Act (a "Permitted Interest").

          (d) It is the desire of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of this Section shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such section or sections shall be (i) deemed amended to delete therefrom such portions so adjudicated or (ii) modified as determined appropriate by such a court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.

          (e) The obligations of Developer under this Section 7.3 shall lapse
                                                      -----------
and be of no further force or effect ten (10) years after the Closing Date.

     7.4  Casino Component Management Agreements.
          --------------------------------------

          (a) Developer shall not enter into any agreement or contract for the operation and/or management of the Casino or the Casino Complex without in each case receiving the approval of City. Notwithstanding the foregoing, the Developer shall have the right to enter into any agreement or contract for the operation and/or management of any Component (other than the Casino) without the approval of the City, provided that with respect to the hotel Component and/or parking Component, Developer either first complies with Section 3.7 or the
                                                        -----------
agreement or contract is entered into with an Affiliate during such period as Developer meets or exceeds the Performance Threshold. Once approved by City, no Casino Component Manager/Operator Agreement for a Covered Component requiring City's approval to be entered into may be assigned, and Developer shall not accept the assignment of, any such Casino Component Manager/Operator Agreement without the prior written consent of City.

          (b) In the event that a Casino Component Manager/Operator shall desire to assign or transfer a Casino Component Management Agreement and such transfer requires City's consent, the Casino Component Manager/Operator shall first make application to City, setting forth the name or names of the proposed assignee and an affidavit from the proposed assignee identifying all Persons having interests in the assignee (provided, however, that if the assignee is a Publicly Traded Corporation only those Persons known to have an ownership interest in assignee of five percent (5%) or more need be identified) and their respective addresses and that the proposed assignee meets the following minimum qualifications: (i) possesses or will possess within the time limits established by the respective Governmental Authority, all required permits, approvals and licenses to own and operate the applicable Component; and (ii) possesses at least three (3) years prior experience in operating facilities of a character comparable to the applicable Component in each of at least two (2) other locations or otherwise demonstrates to the reasonable satisfaction of City that it possesses comparable experience. Evidence of licensing by the State, if applicable, and a resume of prior operating experience shall also be provided. The foregoing are intended to establish minimum criteria for consideration and City shall not be required to grant approval of an assignee solely because that assignee satisfies the above criteria if City reasonably determines that such assignee is not qualified. At such times as Developer fails to meet or exceed the Performance Threshold, and unless a Performance Guaranty from an Acceptable Guarantor is in full force and effect, Developer shall not amend or modify any agreement or contract to operate and/or manage any Covered Component without in each case receiving the prior written consent of City, which consent shall not be unreasonably withheld.

          (c) Any consent by City under this Subsection shall apply only to the specific transaction thereby authorized and shall not relieve the Casino Component Manager/Operator from the requirement of obtaining any prior consent of City for any future assignment.

     7.5  Inaugural Ceremonies.  Developer shall notify and consult with the
          --------------------
Mayor and City Council with respect to planning inaugural ceremonies for the Casino Complex.

     7.6  Marketing Cooperation and Coordination.  Developer shall use
          --------------------------------------
commercially reasonable efforts to coordinate marketing efforts between City and Developer, especially with reference to the Metropolitan Detroit Convention and Visitors Bureau ("MDCVB") and the blocking of rooms for convention purposes. Such marketing program may include direct sales, direct mail and joint media advertising promotion, public relations and publicity efforts. Developer agrees to construct, at its expense, a visitor information center (the "Center") in the Casino Complex. The Center shall be located in a visible location and shall consist of no less than one hundred (100) square feet. The plan and design of the Center shall be subject to the reasonable review and approval of the MDCVB. Developer shall maintain the Center but shall have no obligation to staff it.

     7.7  Capital Maintenance Fund.
          ------------------------

          (a) Subject to Section 3.7, Developer shall establish or cause to be
                         -----------
established a reserve for capital replacements and/or enhancements to be funded in accordance with Exhibit 7.7(a) (the "Capital Maintenance Fund"). The Capital
                   --------------
Maintenance Fund shall be established as a segregated account as an assurance fund to guarantee necessary capital replacements and shall be utilized first for any necessary capital replacements to the Development. Any amounts remaining in the Capital Maintenance Fund at the close of each Fiscal Year shall be carried forward and shall be retained for use in subsequent Fiscal Years. If the amount in the Capital Maintenance Fund is insufficient at the time the funds are planned for expenditure as otherwise provided in subparagraph (b), Developer shall supply or cause to be supplied such shortfall in order to complete the capital expenditure. If an amount in excess of the Capital Maintenance Fund is expended in any Fiscal Year it shall be credited to the Developer's obligation to fund the Capital Maintenance Fund in future Fiscal Years or to cure a shortfall in any prior Fiscal Year, as directed by Developer, provided that no cure shall be permitted if, prior to such cure, City has delivered written notice of default to Developer for failure to meet its obligations under this
Section 7.7. The obligations of Developer under this Section 7.7(a) shall lapse
-----------                                          --------------
and be of no further force or effect seven (7) years after the Execution Date.

          (b) Developer shall make all capital expenditures necessary to maintain the Casino Complex up to First Class Casino Complex Standards regardless of the amounts in the Capital Maintenance Fund. In the event City determines in good faith that such standard is not being maintained, City shall provide Developer with written notice thereof.

     7.8  Maintenance and Repairs.
          -----------------------

          (a) Developer shall, at its sole cost and expense, keep and maintain the Development (other than Infrastructure Improvements not owned by Developer) up to First Class Casino Complex Standards, ordinary wear and tear and casualties excepted, and in conformity with all applicable Governmental Requirements, including the following to the extent located within the Development boundaries: the Improvements (other than Infrastructure Improvements not owned by Developer), landscaping, parks, grassy areas, streets, driveways, curbs, and sidewalks; and shall keep and maintain the entire Development and all landscaping and undeveloped areas thereon, in a clean, sanitary, orderly and attractive condition, free from weeds, rubbish and debris. Developer shall also maintain all sidewalks that abut the Development even if not located within the Development boundaries. Developer shall also adopt and maintain such standards of property maintenance and housekeeping up to First Class Casino Complex Standards.

          (b) Upon acquisition of the Public Land by the City:

               (1) The City shall pay and be responsible for the design and improvement of the Public Land.

               (2) The City shall consult with the Developer with respect to such design and improvement and use reasonable efforts to coordinate its efforts with those of Developer so as to avoid conflicts between the scheduling of construction of the Public Land improvements and the Casino Complex.

               (3) The Developer, together with the Other Land-Based Casino Developers, shall establish a "Maintenance Trust" or equivalent entity (the "Trust") to which Developer will contribute funds upon establishing the Trust and on each anniversary thereafter until termination of the Agreement. The amount contributed shall be determined pursuant to good faith negotiations among the parties applying the standard set forth in
     Section 7.8(b)(4).
     -----------------

               (4) The Trust shall be responsible for the maintenance of the Public Land (other than Chene Park or St. Aubin marina) in a clean, sanitary, orderly and attractive condition, free from weeds, rubbish and debris.

               (5) The Trust shall engage third parties to satisfy its maintenance obligations.

               (6) The Trust shall be managed by designees of the City and by designees of parties contributing to the Trust.

               (7) The obligations imposed on Developer pursuant to this Section
                                                                         -------
     7.8(b) are Developer's sole obligations with respect to maintenance of the
     ------
     Public Land.

              (8) The obligations imposed on Developer pursuant to this Section
                                                                        -------
     7.8(b) shall not in themselves give rise to an obligation by Developer to
     ------
     Respond to a Release or to indemnify or reimburse City or EDC with respect to any cost incurred in connection with any Environmental Claim pertaining to the Public Land.

     7.9  Memorandum of Agreement; Covenants to Run with the Land.
          -------------------------------------------------------

          (a) The parties agree that the Memorandum of Agreement shall not in any circumstances be deemed to modify or to change any of the provisions of this Agreement.

          (b) The restrictions imposed by and under Section 7.17 (collectively,
                                                    ------------
the "Restrictions") will be construed and interpreted by the parties hereto as covenants running with the land. Pursuant hereto the Developer, by accepting the deed to the Project Premises accepts same subject to such Restrictions and agrees for itself, its successors and assigns to be bound by each of such Restrictions. The City shall have the right to enforce such Restrictions against the Developer, its successors and assigns to or of the Project Premises or any part thereof or any interest therein.

     7.10 Financial Statements; Annual Business Plan.
          ------------------------------------------

          (a) Upon the earlier of the completion of the Temporary Casino or the Completion Date, Developer shall provide City with (i) unaudited Financial Statements for each calendar quarter within sixty (60) days after the end of each quarter certified as accurate in all material respects by Developer, and
(ii) audited Financial Statements prepared in accordance with GAAP within one hundred twenty (120) days after the end of each Fiscal Year.

          (b) Subject to Section 3.7, at such times as Developer fails to meet
                         -----------
or exceed the Performance Threshold, Developer shall, within thirty (30) days thereafter, prepare and make available to City for review an Annual Business Plan for the upcoming twelve (12) month period. The City shall be allowed to review and make notes from the Annual Business Plan provided that City shall use reasonable efforts to keep the information contained in the Annual Business Plan confidential. City and other relevant representatives and the relevant Casino Component Manager/Operators shall meet within thirty (30) days after presentation of the Annual Business Plan to City to discuss those aspects of the Annual Business Plan addressing marketing, revenue payments and other relevant issues.

     7.11 Alterations.  After the Completion Date, Developer shall not make or
          -----------
cause or permit the making of any Material Alterations in or to the Development unless the City shall have given its prior written approval and consent which shall not be unreasonably withheld. Notwithstanding the foregoing, due to the imprecise ability to define "gaming floor area," City agrees that if in good faith the Developer defines its gaming floor area in a manner that in City's judgment varies from the Developer's commitment to have one hundred thousand (100,000) square feet of gaming floor area by ten percent (10%) or less, such variance shall not be considered a Material Alteration. In addition, if at any time City authorizes either or both of the Other Land-Based Casino Developers to increase the size of its respective gaming floor area (an

"Authorized Increase"), Developer shall thereupon be authorized to increase the size of its gaming floor area by the same number of square feet as set forth in any Authorized Increase. The obligations of Developer under this Section 7.11
                                                                 ------------
shall lapse and be of no further force or effect ten (10) years after the Execution Date.

     7.12  Space Leases.  Subject to Section 3.7, during such periods as
           ------------              -----------
Developer fails to meet or exceed the Performance Threshold, Developer shall notify the City of any new Space Lease or any material amendment or modification of any existing Space Lease.

     7.13  Negative Covenants.  Developer covenants that except as indicated or
           ------------------
as otherwise required by applicable law, at all times during the term of this
Agreement:

          (a) So long as Developer is operating the Project Premises and the primary business conducted thereon includes casino gaming activities: (i) Developer will not, except as required by applicable law, make any change in its organizational structure which would result in either (x) the Local Partner having less than one-third (1/3rd) representation on the governing body of Developer (which shall have no fewer than nine (9) members), or (y) the material diminution of the powers of such governing body; and (ii) the composition of such governing body shall include not less than a majority of African-Americans.

          (b) Developer will not, upon an Event of Default or during the continuance of any event which, with the giving of notice or passage of time or both, could become an Event of Default, declare or pay any dividends or make any other payments or distributions to any members of Developer or their respective Affiliates, except for Permitted Affiliate Payments.

          (c) During the Restricted Period Developer (i) will prohibit a Transfer by Partners Detroit, L.L.C. directly or indirectly of its ownership interest in Developer and (ii) will cause Partners Detroit, L.L.C. to prohibit a Transfer by a Local Partner of any direct or indirect ownership interest in Partners Detroit, L.L.C., except for a "Permitted Transfer." For purposes of this Section 7.13(c), a "Permitted Transfer" means any Transfer by a Local
     ---------------
Partner of a direct or indirect ownership interest in Partners Detroit, L.L.C. which meets any of the following: (1) the transferee of the interest is a resident of the State; (2) the transferee of the interest is a Local Partner;
(3) the Transfer is being made due to the economic hardship of the Local Partner; (4) the transferee of the interest is a spouse, child or parent ("Family Members") of a Local Partner; (5) the transferee of the interest is an entity whose beneficial owners consist solely of Local Partners and/or Family Members; (6) if the transferor is an entity, the transferees of the interest are the beneficial owners of such transferor; (7) the Transfer is by operation of law; (8) the Transfer is on account of a pledge to (x) an institutional lender or (y) any Person who owns a direct or indirect interest in Developer; (9) the transferee of the interest is Developer or any of its Affiliates and the failure to purchase the interest would result in any Person who directly or indirectly owns an interest in Developer becoming ineligible to hold a Certificate of Suitability or Casino License as defined in the Act or otherwise suffering a loss, suspension or inability to obtain a gaming license in any jurisdiction in which Developer, such Affiliate or Person conducts or proposes to conduct gaming operations; or (10) the transferee is the Developer or its Affiliate in the circumstance in which the transferor is in default under its organizational agreements and the Transfer is made thereunder. In addition, for purposes of this Section
                                                                   -------
7.13(c), a "Permitted Transfer" includes a Transfer or series of related
-------
Transfers by Partners Detroit, L.L.C. and/or Local Partners which, when aggregated, equals forty-nine percent (49%) or less of the ownership interest of Partners Detroit, L.L.C. in Developer.

          (d) Developer shall not enter into any Financing unless all parties under the Financing having a right to foreclose on all or part of the Development execute an agreement in form and substance satisfactory to the City in the exercise of its reasonable judgment which is consistent with Section 3.4.
                                                                    -----------

     7.14  Notification of Certain Events.  As soon as practicable after
           ------------------------------
obtaining knowledge or notice thereof, Developer shall deliver to City, together with copies of all relevant documentation with respect thereto:

          (a) Notice of any matured event of default under the Initial Financing and any other financing related to the Development.

          (b) Notice of all summons, citations, directives, complaints, notices of violation or deficiency, and other communications from any Governmental Authority other than City or the Board, asserting a material violation of Governmental Requirements applicable to the Development.

          (c) Notice of any litigation or proceeding in which Developer is a party if an adverse decision therein would, in Developer's reasonable opinion, have a material adverse effect on Developer's ability to perform its obligations hereunder.

          (d) Notices received by Developer from the Board which in Developer's reasonable opinion assert a material violation of the Act.

     7.15 Veracity of Statements.  Except (i) as otherwise indicated herein; and
          ----------------------
(ii) for statements of third parties (other than Affiliates) which Developer has reasonable grounds to believe are accurate and for projections which Developer has reasonable grounds to believe are reasonable, no representation or warranty of Developer, or any certification or report furnished by Developer to City and/or EDC pursuant hereto which, if not materially accurate, would have a material adverse effect on the Development, when read in conjunction with the other representations, warranties and certifications, contains or will contain, any untrue statement of a material fact, or will omit any material fact that would cause such representation, warranty, statement or certification to be materially misleading, provided that representations, warranties and certifications made as of a specified date shall reflect facts and circumstances known to Developer as of such specified date.

     7.16  Certification of Performance Threshold; Financial Covenants.  By the
           -----------------------------------------------------------
twentieth (20th) day of each month commencing with the twenty-fifth (25th) full month subsequent to the Completion Date, Developer shall deliver to the City Developer's certificate stating (i) whether the Performance Threshold, Debt Coverage Ratio and Leverage Ratio have or have not each been met for the previous twelve (12) month period ending on the last day of the preceding month; and (ii) the amount of Net Worth as of the last day of the preceding month. If Developer shall fail to deliver such certificate within ten
(10) Business Days after Developer's receipt of written notice of City's failure to receive such certificate, Developer shall be deemed to be in breach of
Section 3.2 and shall be deemed to have failed to meet the Performance
-----------
Threshold. The obligations of Developer under this Section 7.16 shall lapse and
                                                   ------------
be of no further force or effect ten (10) years after the Execution Date.

     7.17 Use of Project Premises.  So long as casino gaming activities would be
          -----------------------
permitted by law to operate on the Project Premises (assuming the existence of a valid Casino License), the primary business to be operated on the Project Premises shall include casino gaming activities. The obligations of Developer under this Section 7.17 shall lapse and be of no further force or effect thirty-
           ------------
five (35) years after the Execution Date.


                                 ARTICLE  VII

                         REPRESENTATIONS AND WARRANTIES
                                  OF DEVELOPER

     8.1  Representations and Warranties of Developer.  Subject to Section 7.15,
          -------------------------------------------              ------------
Developer represents and warrants to City that each of the following statements is true and accurate as of the Execution Date, except as otherwise indicated herein or in the Exhibits referenced herein:

          (a) Developer is a limited liability company duly organized and validly existing under the laws of Delaware, and has all requisite power and authority to enter into and perform its obligations under this Agreement and all other agreements and undertakings to be entered into by Developer in connection herewith.

          (b) This Agreement and, to the extent such documents presently exist in a form accepted by City and/or EDC and Developer, each document contemplated or required by this Agreement to which Developer is a party has been duly authorized by all necessary action on the part of, and has been or will be duly executed and delivered by, Developer; is binding on Developer; and is enforceable against Developer in accordance with its terms, subject to applicable principles of equity and insolvency laws.

          (c) Attached hereto as Exhibit 8.1(c), is a full and complete
                                 --------------
description of the organizational structure of Developer and its Affiliates including the names and general backgrounds of all officers, directors and owners of Developer and any Person that Controls Developer, except that if Developer or an Affiliate is a Publicly Traded Corporation, only the names and general backgrounds of owners beneficially owning greater than five percent (5%) of the shares of the Publicly Traded Corporation need be identified, including:

               (1) Whether and to what extent the officers, directors, shareholders or members are a Minority, a Detroit resident, a Detroit-Based Business, a Detroit Resident Business or a Small Business Concern.

               (2) Whether Developer or an Affiliate holds a gaming license and in which jurisdiction the license is held, and whether Developer or an Affiliate has ever been denied a gaming license or withdrawn an application for a gaming license.

          (d) Attached hereto as Exhibit 8.1(d), is a full and complete
                                 --------------
description of Developer's capabilities, experience and key personnel to the extent presently identified who Developer anticipates will be assigned to each Component of the Casino Complex.

          (e) Attached hereto as Exhibit 8.1(e), is a full and complete
                                 --------------
description of projected cost budgets for the financing, design, construction, furnishing and equipping of each Component of the Casino Complex, including, without limitation, all soft costs, fees, land acquisition costs, funding of reserve requirements, costs of projected Infrastructure Improvements and all material assumptions upon which the foregoing are based.

          (f) Attached hereto as Exhibit 8.1(f), is a summary of certain
                                 --------------
projections of Developer's operations for the first five (5) years of operations; provided, however, that specific projections of balance sheets, income statements and cash flow statements are highly confidential and proprietary to Developer and Parent Company and are not included in the Exhibit.

          (g) Attached hereto as Exhibit 8.1(g), is a full and complete
                                 --------------
description of existing and anticipated sources of financing for the Casino Complex, including the Initial Financing specified in Section 3.1 hereof,
                                                      -----------
pertinent details such as terms, rates, and security covenants, whether Developer has or will acquire all or some of its financing from a Detroit-Based Business, a Detroit Resident Business or a Small Business Concern; and Developer's plan, if any, for utilization of Detroit-based Minority-owned financial institutions in servicing Developer's financial needs.

          (h) Attached hereto as Exhibit 8.1(h), is a full and complete
                                 --------------
description of current detailed financial statements for each gaming operation currently owned or operated by Developer.

          (i) Attached hereto as Exhibit 8.1(i), is a full and complete
                                 --------------
description of Developer's concept for the proposed Development, including:

               (1) The proposed development site or location for each Component of the Casino Complex, a legal description of the property boundaries, dimensions and total acreage for each such Component of the Casino Complex, as well as any ancillary facilities proposed.

               (2) The size of each Component of the Casino Complex detailing: the number and types of gaming facilities; the number and types of restaurants; a description of any hotel, including the number of rooms and whether such hotel will be available for use by non-casino patrons; the number and types of lounges or bars; the number and types of retail shops; the number and types of ancillary entertainment or recreational facilities planned; a description of any convention facilities; and a description of any other facilities proposed.

               (3) Architectural matters, including drawings, the name(s) of the architect(s); the floor plans (discussing space allocations and major functions such as gaming floor, back-of-house, circulation, accessibility and exiting); building elevations (showing heights, relative scale and compatibility with adjacent Components); landscaping; and design theme.

               (4) Proposed plans for employee, patron and bus parking; tour bus and valet drop-off facilities; service vehicle parking; satellite parking facilities; and other infrastructure related to the Casino Complex.

               (5) The proposed phasing plan, the proposed sequence of the phases and the approximate dates of beginning and completion of development of the entire project.

               (6) Developer's commitment to adhere to applicable zoning requirements adopted by City.

          (j) Attached hereto as Exhibit 8.1(j), is a full and complete
                                 --------------
description of the amount and manner of investment or other contributions Developer will make to promote economic growth and revitalize the district in which the Development will be located; to create new jobs and contribute to the support of existing employment opportunities; to attract new businesses, tourists and visitors to City or to the district in which the Development will be located.

          (k) Attached hereto as Exhibit 8.1(k), is a full and complete
                                 --------------
description of Developer's plans for assisting current businesses that may experience employee shortages due to their employees accepting employment relating to the Development.

          (l) Attached hereto as Exhibit 8.1(l), is a full and complete
                                 --------------
description of the manner in which the Development will enhance City as a desirable location for tourists, conventions, families and urban life and the manner in which the Development will encourage pedestrian linkages with other business, economic and entertainment activities in the area in which the Development is to be located.

          (m) Attached hereto as Exhibit 8.1(m), is a full and complete
                                 --------------
description of the amount of investment or other contributions Developer will make to promote economic growth and contribute to the revitalization of economically depressed areas of City, other than the area in which the Development is to be located; to create new jobs and contribute to the support of existing employment opportunities; and to attract new businesses, tourists and visitors to those other areas.

          (n) Attached hereto as Exhibit 8.1(n), is a full and complete
                                 --------------
description of Developer's plan to market the Casino Complex and Developer's intent to cooperate and consult with City, the Metropolitan Detroit Convention and Visitor's Bureau or other regional tourism and marketing organizations to implement a comprehensive and uniform system of marketing City as an entertainment destination.

          (o) Attached hereto as Exhibit 8.1(o), is a summary of the presently
                                 --------------
projected key management and other staff for each functional area of operation broken down by the number of full-time and part-time positions, and for each job classification, its respective total estimated salaries and benefits.

          (p) Attached hereto as Exhibit 8.1(p), is a full and complete
                                 --------------
description of Developer's program for staff training and development and staff relations.

          (q) Attached hereto as Exhibit 8.1(q), is a full and complete
                                 --------------
description of Developer's Equal Opportunity Employment Plan to recruit, train and upgrade Detroit residents, Minorities and women for all employment classifications, including but not limited to:

               (1) How Developer will establish contacts in City to foster an interest in casino careers among Detroit residents, Minorities and women, and publicize and market the Casino Complex employment opportunities.

               (2) Any proposed systematic training program to prepare Detroit residents, Minorities and women, among others, with the life skills and the employment skills necessary for responsible jobs within the Casino Complex.

          (r) Attached hereto as Exhibit 8.1(r), is a full and complete
                                 --------------
description of Developer's commitment to hire construction contractors who agree to include in their construction contracts an express term that the rates, wages and fringe benefits to be paid to each class of construction mechanics and each of their subcontractors shall be not less than the rates, wages and fringe benefits prevailing in City as established by the most recent survey of the Michigan Department of Labor for prevailing wage determination under Act 166, P.A. 1965 (Act 166, P.A. 1965), MCLA 408.551 et. seq., MSA 17.256(a), et. seq.
                                             --  ---                  --  ---

          (s) Attached hereto as Exhibit 8.1(s), is a full and complete
                                 --------------
description of Developer's commitment to hire contractors who will commit to the goal of maximizing to the greatest extent possible the number of Detroit resident apprentices who advance to journeymen status by agreeing themselves, and requiring their contractors to agree to, and to the greatest extent possible utilizing unions that do or will, operate apprentice programs on the Development construction sites that are open to all residents of City.

          (t) Attached hereto as Exhibit 8.1(t), is a full and complete
                                 --------------
description of Developer's commitment to hire contractors who agree to implement an Equal Opportunity Employment Plan conforming to all applicable laws and consistent with City's Executive Order 22.

          (u) Attached hereto as Exhibit 8.1(u), is a full and complete
                                 --------------
description of Developer's commitment to purchase goods and services from Detroit-Based Businesses, Detroit

Resident Businesses or Small Business Concerns, which to the greatest extent possible should be not less than fifty one percent (51%) of the total dollar value of all purchases of goods and services.

          (v) Attached hereto as Exhibit 8.1(v), is a full and complete
                                 --------------
description of the proposed major transportation and circulation routes, including:

               (1) A plan for the proposed use of regional airports, and specifically the Detroit City Airport;

               (2) A plan for the proposed modifications and improvements to the existing roads necessary to accommodate the anticipated number of trips to and from the Casino Complex each day by employees, visitors and buses, including the size of regional transportation facilities to be constructed or implemented, the estimated period of construction, the approximate cost and the proposed funding source.

               (3) Developer's proposed plan for traffic control measures, such as pedestrian-grade street crossing systems, traffic control devices, bus and other large vehicle turnout facilities, drainage mitigation and street lighting systems, the estimated period of construction, approximate cost and the proposed funding source.

          (w) Attached hereto as Exhibit 8.1(w), is a full and complete
                                 --------------
description of Developer's proposed measures for transportation demand management and transportation supply management, including ride-sharing, mass transit and other transportation conservation measures, which should be based on City's requirements and City's traffic analysis studies conducted in conjunction with casino development within City.

          (x) Attached hereto as Exhibit 8.1(x), is a full and complete
                                 --------------
description of Developer's plan for any anticipated improvements to the existing regional water facilities necessary to serve the Development, the estimated period of construction and the approximate cost of such construction.

          (y) Attached hereto as Exhibit 8.1(y), is a full and complete
                                 --------------
description of Developer's plan for any anticipated improvements to the existing regional sewer facilities necessary to serve the Development, the estimated period of construction and the approximate cost of such construction.

          (z) Attached hereto as Exhibit 8.1(z), is a full and complete
                                 --------------
description of whether, and to what extent, Developer is willing to consider contracting for power service with City of Detroit Public Lighting Department ("PLD"), provided that PLD furnishes such service at rates and quality comparable to those otherwise charged by competing electric utilities.

          (aa)  Attached hereto as Exhibit 8.1(aa), is a full and complete
                                   ---------------
description of Developer's plan for proposed improvement to City's existing fire protection services that would serve the Development, including the number of fire stations to be constructed or modified and their location, the estimated period of construction and the approximate cost of such construction.

          (bb)  Attached hereto as Exhibit 8.1(bb), is a full and complete
                                   ----------------
description of Developer's plan for proposed improvements to City's existing police protection services that would serve the Development, including the number of police precincts to be constructed or modified and their location, the estimated period of construction and the approximate cost of such construction.


          (cc)  Attached hereto as Exhibit 8.1(cc), is a full and complete
                                   ---------------
description of Developer's plan for providing for or enhancing existing child care services to ensure that such services are reasonably affordable and appropriate for its prospective employees, including any estimated period of construction of such facilities, and the approximate cost of such construction.

          (dd)  Attached hereto as Exhibit 8.1(dd), is a full and complete
                                   ---------------
description of Developer's plan for enhancing existing services for treatment of compulsive behavior disorders to ensure that they are reasonably affordable and appropriate for its prospective employees and their affected families and for patrons with compulsive gaming behaviors and their affected families. The plan should include the types of public education and problem gambling prevention strategies and prevention and education strategies for employees that would be implemented as part of the operation of the Casino or Casino Complex, the estimated period of implementation of the plan and the approximate cost of the plan.

          (ee)  Attached hereto as Exhibit 8.1(ee), is a full and complete
                                   --------------
description of Developer's plan to ensure that people under the age of 21 years will be identified and prohibited from gambling or loitering in the casino.

          (ff) Developer is not a party to any agreement, document or instrument that has a material adverse effect on the ability of Developer to carry out its obligations under this Agreement.

          (gg) To the best of Developer's knowledge, it is unaware of any condition or fact that would render Developer unsuitable to receive a Certificate of Suitability and a Casino License.

          (hh) Neither execution of this Agreement nor discharge by the Developer of any of its obligations hereunder shall cause Developer to be in violation of any applicable law, or regulation, its charter or other organizational documents or any agreement to which it is a party.


                                  ARTICLE  IX

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF CITY AND EDC

     9.1  Representations and Warranties of City.  City represents and warrants
          --------------------------------------
to Developer that each of the following statements is true and accurate as of the Effective Date:

          (a) City is a validly existing municipal corporation and has all requisite power and authority to enter into and perform its obligations under this Agreement, and all other agreements and undertakings to be entered into by City in connection herewith.

          (b) This Agreement and, to the extent such documents presently exist in a form accepted by City and Developer, each document contemplated or required by this Agreement to which City is a party has been duly authorized by all necessary action on the part of, has been or will be duly executed and delivered by City; is binding on City; and is enforceable against City in accordance with its terms, subject to applicable principles of equity and insolvency laws.

          (c) Neither execution of this Agreement nor discharge by the City of any of its obligations hereunder shall cause City to be in violation of any applicable law, or regulation, its charter or organizational documents or any agreement to which it is a party.

     9.2  Representations and Warranties of EDC.  EDC represents and warrants to
          -------------------------------------
Developer that each of the following statements is true and accurate as of the Effective Date:

          (a) EDC is a validly existing State public body corporate and has all requisite power and authority to enter into and perform its obligations under this Agreement, and all other agreements and undertakings to be entered into by EDC in connection herewith.

          (b) This Agreement and, to the extent such documents presently exist in a form accepted by EDC and Developer, each document contemplated or required by this Agreement to which EDC is a party has been duly authorized by all necessary action on the part of, has been or will be duly executed and delivered by EDC; is binding on EDC; and is enforceable against EDC in accordance with its terms, subject to applicable principles of equity and insolvency laws.

          (c) Neither execution of this Agreement nor discharge by the EDC of any of its obligations hereunder shall cause EDC to be in violation of any applicable law, or regulation, its charter or other organizational documents or any agreement to which it is a party.

     9.3  Final Site Selection.  In the event that by the Closing Date the
          --------------------
Developer and the Other Land-Based Casino Developers shall not have designated the specific sites within the Casino Area on which the Land-Based Casino Developments are to be located (the "Final Sites"), then Developer and the Other Land-Based Casino Developers shall jointly submit the suggested Final Sites to the Mayor who, through a blind drawing in the presence of the Developer and the Other Land-Based Casino Developers, shall designate which of the Final Sites shall be conveyed to which of the developers of the Land-Based Casino Developments.

     9.4  Delivery of Other Development Agreements.  On the Execution Date, City
          ----------------------------------------
shall deliver to Developer a true and accurate copy of each of the development agreements executed by the Other Land-Based Casino Developers.

                                  ARTICLE  X

                  EVENTS OF DEFAULT, REMEDIES AND TERMINATION

     10.1 Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an "Event of Default" under this Agreement:

          (a) Subject to Force Majeure, if Developer shall fail to substantially perform or comply with any commitment, agreement, covenant, term or condition (other than those specifically described in any other subparagraph of this
Section 10.1) of this Agreement, including, but not limited to, those certain
------------
covenants set forth in Section 2.6 hereof, and in such event if Developer shall
                       -----------
fail to remedy any such default within thirty (30) days after Developer's receipt of written notice of default with respect thereto from City provided, however, that if any such default is reasonably susceptible of being cured within one hundred eighty (180) days, but cannot with due diligence be cured by Developer within thirty (30) days, and if Developer commences to cure the default within thirty (30) days and diligently prosecutes the cure to completion, then Developer shall not during such period of diligently curing be in default hereunder as long as such default is completely cured within one hundred eighty (180) days of the first notice of such default to Developer; provided, however, that if the cure can be accomplished by the payment of money, the failure to pay is not a diligent commencement of a cure;

          (b) If Developer shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

          (c) If Developer shall file a voluntary petition under any title of the United States Bankruptcy Code, as amended from time to time, or if such petition is filed against Developer and an order for relief is entered, or if Developer shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce to or suffer the appointment of any trustee, receiver, custodian, assignee, liquidator or similar official of Developer, or of all or any substantial part of its properties or of the Development or any interest therein of Developer;

          (d) If within ninety (90) days after the commencement of any proceeding against Developer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed; or if within ninety (90) days after the appointment, without the consent or acquiescence of Developer of any trustee, receiver, custodian, assignee, liquidator or other similar official of Developer or of all or any substantial part of its properties or of the Development or any interest therein of Developer, such appointment shall have not been vacated or stayed on appeal or otherwise, or if within ninety (90) days after the expiration of any such stay, such appointment shall not have been vacated;

          (e) If any representation or warranty made by Developer hereunder is intentionally false or misleading in any material respect when made and such false or misleading representation or warranty either (i) has a material adverse effect on the Development or (ii) resulted in an unfair competitive advantage materially benefitting Developer in the RFP/Q selection process considering Developer's response to the RFP/Q in total;

          (f) If any of the Closing Certificates or any certificate delivered pursuant to Section 7.16 are intentionally false or misleading in any material
            ------------
respect when made and has a material adverse effect on the Development;

          (g) If a default shall occur, which has not been cured within any applicable cure period, under, or if there is any attempted withdrawal, disaffirmance, cancellation, repudiation, disclaimer of liability or contest of obligations (other than a contest as to performance of such obligations) under any agreement which guaranties the payment or performance of any of the obligations of Developer to City and/or EDC hereunder, other than as may be permitted in such agreement;

          (h) Subject to Force Majeure, if in accordance with Article XIII,
                                                              -------------
Developer fails to maintain in full force and effect those policies of insurance as set forth on Exhibit 13.1 and in such event Developer fails to remedy such
                ------------
default within five (5) Business Days after Developer's receipt of written notice of default with respect thereto from City;

          (i) If the construction of the Casino Complex at any time is discontinued or suspended for a period of forty-five (45) consecutive calendar days, subject to Force Majeure and is not restarted prior to Developer's receipt of written notice of default hereunder;

          (j) If the Completion Date does not occur within twelve (12) months from the Agreed Upon Completion Date;

          (k) If the Casino License, once obtained, is revoked by a final, non-appealable order or Developer fails to renew its Casino License; or

          (l) If Developer fails to comply with its obligations under Section
                                                                      -------
3.2 within one hundred eighty (180) days after Developer's receipt of written
---
notice of default hereunder.

     10.2 Remedies.
          --------

          (a) Subject to the limitations set forth in Section 10.5, upon an
                                                      ------------
Event of Default, City shall have the right if it so elects: (i) to any and all remedies available at law or in equity; (ii) to terminate this Agreement; (iii) to receive liquidated damages as and to the extent set forth in this Agreement and (iv) to institute and prosecute proceedings to enforce in whole or in part the specific performance of this Agreement by Developer, and/or to enjoin or restrain the Developer from commencing or continuing said breach, and/or to cause by injunction the Developer to correct and cure said breach or threatened breach (a "Specific Performance

Proceeding"). Except as and to the extent set forth in Section 10.5, none of the
                                                       ------------
remedies enumerated herein is exclusive and nothing herein shall be construed as prohibiting City and/or EDC from pursuing any other remedies at law, in equity or otherwise available to it under the Agreement.

          (b) Subject to the limitations set forth in Section 10.5, the rights
                                                      ------------
and remedies of the City and EDC, whether provided by law or by this Agreement, shall be cumulative, and the exercise by the City and/or EDC of any one or more of such remedies shall not preclude the exercise by it, at the same or different times, of any other such remedies for the same default or breach, to the extent permitted by law. No waiver made by the City and/or EDC shall apply to obligations beyond those expressly waived in writing.

          (c) If City and/or EDC fails to perform an act required under this Agreement within the time specified in this Agreement (or if no time is specified, within a reasonable time), Developer's sole and exclusive remedies against City and/or EDC shall be to institute and prosecute proceedings to: (i) enforce in whole or in part the specific performance of this Agreement by City and/or EDC, and/or to enjoin or restrain City and/or EDC from commencing or continuing said breach, and/or cause by injunction City and/or EDC to correct and cure said breach or threatened breach; or (ii) reform this Agreement in such respects as may be determined to be equitable in light of the failure of City and/or EDC. Notwithstanding the foregoing, if City acquires the Project Premises and/or if Developer acquires the Project Premises pursuant to the Conveyance Agreement and this Agreement terminates solely by reason of the failure of the condition set forth in Section 2.4(a)(8), (x) if Developer has not acquired the
                       -----------------
Project Premises, City shall (A) pay Developer amounts that Developer advanced pursuant to Section 2.5(b), with interest at Developer's cost of funds from the
            --------------
date of such advance, to the date of repayment by the City; (B) cause Developer's letter of credit furnished thereunder to be returned; and (C) reimburse Developer for the costs of acquiring such letter of credit and Developer's Pro Rata Share of Infrastructure Improvements and the costs of environmental remediation; and (y) if the Developer has acquired the Project Premises pursuant to the Conveyance Agreement, the Conveyance Agreement shall be rescinded and on such rescission, City shall (A) refund to Developer: all payments to City thereunder and all sums advanced pursuant to Section 2.5(b),
                                                              --------------
each with interest at Developer's cost of funds from the date of such advance or payment to the date of repayment by the City; (B) reimburse Developer for the costs of any letter of credit provided pursuant to Section 2.5(b); and (C)
                                                   --------------
reimburse Developer for its Pro Rata Share of Infrastructure Improvements and the costs of environmental remediation, and Developer shall deliver a quit claim deed of the Project Premises to the City or the EDC as the City shall direct.

          (d) If Developer acquires the Project Premises or any portion thereof (the "Acquired Property") (x) but fails to obtain its Certificate of Suitability prior to December 31, 1999 or (y) at the election of the City, upon the occurrence of an Event of Default enumerated in Section 10.5(a) prior to
                                                ---------------
commencing construction, Developer agrees, upon written notice from the City (a "Requested Resale Notice"), to reconvey the Acquired Property to or at the direction of the City (a "Required Resale") provided EDC rescinds the Conveyance Agreement and pays Developer its documented costs incurred in connection with the development of the Acquired Property (other than design, architectural and financing costs) from and after the date of conveyance of the Acquired Property plus Developer's Pro Rata Share of Infrastructure Improvements and its costs of environmental remediation.

          (e) If an Event of Default shall occur to which a Mandatory Sale is a remedy available to the City (a "Significant Event of Default"), the following procedures shall be applicable and shall constitute a Mandatory Sale:

               (i) Following the occurrence of a Significant Event of Default which has not been cured within the time provided by this Agreement (a "Matured Significant Event of Default"), the City may, on written notice to Developer delivered within sixty (60) days following the Significant Event of Default becoming a Matured Significant Event of Default (the "Mandatory Sale Notice"), institute the procedures set forth in this Section 10.2(e), provided however;
                                           ---------------
(i) if the City fails to deliver such Mandatory Sale Notice to Developer within such sixty (60) day period, the City shall be deemed to have waived the Mandatory Sale remedy with respect to that Matured Significant Event of Default, and (ii) notwithstanding the expiration of the applicable cure period, if Developer shall have cured the Matured Event of Default prior to the delivery of such Mandatory Sale Notice, the remedy of Mandatory Sale shall not be available with respect to that Matured Significant Event of Default.

               (ii) Following receipt of a timely Mandatory Sale Notice, Developer shall commence good faith efforts to dispose of the Casino Complex in a manner consistent with this Agreement, including satisfying all the requirements of Article XIV. In effecting such disposition, Developer shall be
                -----------
entitled to seek to maximize its own economic return, subject to consultation with the City and taking into account the findings set forth in Section 2.2.
                                                                -----------
Subject to Section 10.2(e)(iii), during the period in which Developer is
           --------------------
endeavoring to effect the disposition of the Casino Complex in a Mandatory Sale (the "Sale Period"), it shall continue to operate the Casino Complex pursuant to and in accordance with this Agreement.

               (iii) Notwithstanding anything to the contrary provided for in
Section 10.2(e)(ii) above, the Casino Complex shall be operated during the Sale
-------------------
Period by a conservator qualified under the Act on the occurrence and for the duration of any of the following events: (i) Developer's Casino License is revoked by a final, non-appealable order or Developer fails to renew its Casino License; (ii) at the election of City upon written notice to Developer, if the disposition of the Casino Complex has not been completed within three (3) years following delivery of a timely Mandatory Sale Notice; (iii) at the election of City upon written notice to Developer, upon the occurrence of a Matured Significant Event of Default other than the one giving rise to the Mandatory Sale Notice.

               (iv) Prior to completion of the disposition of the Casino Complex pursuant to a Mandatory Sale, Developer and City may mutually agree to terminate the disposition process, in which event the Mandatory Sale Notice shall be deemed to have been withdrawn and to be of no force or effect.

               (v)   For purposes of Section 10.5(b)(ii), the term "Shortfall
                                     -------------------
Amount" shall mean the amount, if any, by which the (x) City's share of the Wagering Tax and (y)

Municipal Services Fee derived from the operation of the Casino Complex during the Sale Period is less than the lesser of (1) eighty percent (80%) of the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the operation of the Casino Complex for the full twelve (12) calendar months immediately preceding the delivery of the Mandatory Sale Notice (or if the Casino Complex has been open for fewer than twelve (12) months, for that number of full calendar months that it has been opened) divided by twelve (12) (or such fewer number of full months in which the Casino Complex has been open) and multiplied by the number of full calendar months of the Sale Period; or (2) eighty percent (80%) of fifty percent (50%) of the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the operation of the Other Land-Based Casino Developments during the Sale Period; provided however, in no event shall the Shortfall Amount exceed Fifty Million Dollars ($50,000,000). By way of illustration, if: (i) the Sale Period is eighteen (18) months; (ii) the (x) City's share of Wagering Tax and (y) Municipal Services Fee derived from the Casino Complex during the twelve (12) month period preceding the Sale Period is Twenty-Four Million Dollars ($24,000,000); (iii) the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the Sale Period is Twenty-Four Million Dollars ($24,000,000); and (iv) eighty percent (80%) of fifty percent (50%) of the aggregate of the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the Other Land-Based Casino Developments during the Sale Period is Thirty Million Dollars ($30,000,000), then the Shortfall Amount computed under clause (1) would be Four Million Eight Hundred Thousand Dollars ($4,800,000) ($1.6 million multiplied by 18, i.e. $28.8 million; reduced by $24 million), and the Shortfall Amount computed under clause (2) would be Six Million Dollars ($6,000,000) ($30 million reduced by $24 million). Since the computation under clause (1) produces a lower number than the computation under clause (2), the Shortfall Amount computed under clause (1) would apply.

          (f) If the City elects to receive liquidated damages upon the occurrence of an Event of Default enumerated in Section 10.5(a), Developer shall
                                                ---------------
pay to City as the sole remedy of the City and EDC and as liquidated damages (and not as a penalty), an amount per calendar day for each calendar day during the "Damage Period," as hereinafter defined, equal to the lesser of (i) $118,290, or (ii) (A) during periods in which two (2) other land-based casinos are open to the public within the City, twenty-five percent (25%) of the City's share of the aggregate Wagering Tax and Municipal Services fee derived from both such operations during the Late Period and (B) during periods in which one (1) other land-based casino is open to the public within the City, forty percent (40%) of the City's share of the Wagering Tax and Municipal Services fee derived from such operation during the Late Period, divided by the number of days in the Damage Period. Developer shall under no circumstances have aggregate liability hereunder and pursuant to Section 6.7 in excess of Fifty Million Dollars
                          -----------
($50,000,000). For purposes of this Section 10.2(f), the Damage Period shall
                                    ---------------
commence on the date forty-eight (48) months from the date the City delivers written notice to Developer of its election to receive liquidated damages pursuant to Section 10.5(a) and shall continue until the date a casino having no
            ---------------
less than one hundred thousand (100,000) square feet of gaming space opens for business on the Project Premises. The foregoing limitation on City's and EDC's remedies shall in no way limit or diminish City's or EDC's rights or remedies under the Guaranty and Keep Well Agreement.

          (g) EDC agrees that (1) it has no right to, and shall not attempt to elect to exercise or exercise any remedy on behalf of the City under this Agreement, Guaranty and Keep Well Agreement and Performance Guaranty and (2) it shall not elect to exercise or exercise any remedy under this Agreement, Guaranty and Keep Well Agreement and Performance Guaranty without the consent of the Mayor.

     10.3  Termination.  Except for the provisions that by their terms survive,
           -----------
this Agreement shall terminate as provided in this Agreement.

     10.4  Liquidated Damages.  City and Developer covenant and agree that
           ------------------
because of the difficulty and/or impossibility of determining City's damages upon certain Events of Default and breaches of this Agreement as set forth in Sections 6.7, 10.2(e) and 10.2(f), by way of detriment to the public benefit and
---------------------------------
welfare of the City through lost employment opportunities, lost tourism, degradation of the economic health of the City and loss of revenue, both directly and indirectly, Developer shall pay to City, as liquidated damages and not as a penalty, the sum or sums set forth in Sections 6.7, 10.2(e)(v) or
                                               ---------------------------
10.2(f) that pertain to the specified Event of Default.
-------

     10.5  Limitation on Remedies. City's and EDC's remedies under Sections
           ----------------------                                  --------
10.2(a) and (b) for and only for the Events of Default enumerated below in this
---------------
Section 10.5, shall be limited as follows:
------------

          (a) Upon an Event of Default arising under Section 10.1(a) due to the
                                                     ---------------
breach by Developer of any of the following obligations specified in this
Section 10.5(a), City may elect either to (i) institute a Specific Performance
---------------
Proceeding; and/or (ii) (x) receive liquidated damages from Developer calculated as set forth in Section 10.2(f); and/or (y) terminate this Agreement and request
                ---------------
a Required Resale: breach by Developer of its obligations under Section 2.5
                                                                -----------
(Conveyance of Project Premises to Developer); Section 2.7 (Obtaining
                                               -----------
Certificate of Suitability and Casino License); Section 2.10 (Initial
                                                ------------
Financing); or Section 2.14 (Other Commitments of Developer).
               ------------

          (b) Upon an Event of Default arising under Section 10.1(a) due to a
                                                     ---------------
breach by Developer of any of the following obligations specified in this
Section 10.5(b), City may elect either to (i) institute a Specific Performance
---------------
Proceeding; and/or either (ii) require a Mandatory Sale and receive the Shortfall Amount as liquidated damages from Developer; or (iii) receive actual damages from Developer: Section 3.3 (Subsequent Financings); Section 3.5
                        -----------                          -----------
(Sinking Fund); Section 7.7 (Capital Maintenance Fund); Section 7.15 (Veracity
                -----------                             ------------
of Statements); Section 7.17 (Use of Project Premises); failure of Developer to
                ------------
complete the Restoration as required under Article XVI (Damage to or Destruction
                                           -----------
of Improvements; Condemnation); or upon an Event of Default arising under Sections 10.1(b), (c), (d), (e), (f), (g), (i), (j), (k) or (l).
---------------------------------------------------------------

          (c) Upon an Event of Default arising under Section 7.3 (Radius
                                                     -----------
Restriction) by Developer and/or Parent Company, City may elect either to (i) institute a Specific Performance Proceeding and/or (ii) terminate this Agreement.

          (d) Upon an Event of Default arising under Section 10.1(a) due to the
                                                     ---------------
breach by Developer of any of its obligations under Section 7.1 (Casino Complex
                                                    -----------
Operations) or Section 7.8 (Maintenance and Repairs), City may elect either to
               -----------
(i) institute a Specific Performance Proceeding and/or (ii) receive actual damages from Developer, provided however, that if in a Specific Performance Proceeding, the arbitrator or arbitrators determine that Developer is not maintaining or operating the Casino Complex in a manner consistent with First Class Casino Complex Standards, but are unable or unwilling to fashion a specific performance remedy, in lieu thereof the arbitrator or arbitrators may require Developer to increase its spending for capital improvements or maintenance by Five Hundred Thousand Dollars ($500,000) over the ensuing twelve
(12) month period (the "Initial Period"). If during the twelve (12) month period immediately following the Initial Period (the "Subsequent Period"), the City, by reason of an additional Event of Default under Section 10.1(a) due to a breach
                                               ---------------
by Developer of any of its obligations under Section 7.1 or Section 7.8,
                                             -----------    -----------
initiates a Specific Performance Proceeding, and the arbitrator or arbitrators determine that Developer is not maintaining or operating the Casino Complex in a manner consistent with First Class Casino Complex Standards, but are unable or unwilling to fashion a specific performance remedy, in lieu thereof the arbitrator or arbitrators may require the Developer to increase its spending for capital improvements or maintenance by One Million Dollars ($1,000,000) over the ensuing twelve (12) month period.

          (e) Upon an Event of Default arising under this Agreement not otherwise specified in this Section 10.5, City may elect either to (i) institute
                            ------------
a Specific Performance Proceeding and/or (ii) receive actual damages from Developer.

     The foregoing limitations on City's and EDC's remedies under Sections
                                                                  --------
10.2(a) and (b) shall in no way limit or diminish any other right of City or EDC
---------------
under this Agreement or otherwise, including without limitation City's or EDC's rights or remedies (x) under the Guaranty and Keep Well Agreement, Performance Guaranty, or under any other guaranty, indemnity, instrument or agreement or (y) under Sections 2.11, 6.7, 10.2(d), (e) and (f), Article XI, Article XV or
      -------------  ---  --------------------  ----------  ----------
Article XVI.
-----------


                                  ARTICLE  XI

                 CITY'S RIGHT TO PERFORM DEVELOPER'S COVENANTS

     If Developer at any time shall fail to take out, pay any insurance premiums for, maintain or deliver any of the insurance policies in the manner provided for herein, or shall fail to pay any sums, costs, expenses, charges, payments or deposits to be paid by Developer hereunder after notice and the expiration of any applicable cure period, City, without waiving or releasing Developer from any obligation of Developer contained in this Agreement or waiving or releasing any rights of City hereunder, at law or in equity, may (but shall be under no obligation to) pay any such sums, costs, expenses, charges, payments or deposits payable by Developer hereunder. All sums paid by City and all costs and expenses incurred by City in connection with the performance of any such obligation, together with interest thereon at the Default Rate from the respective dates of City's making of each such payment or incurring of each such sum, cost, liability, expense, charge, payment or deposit until the date of actual repayment to City, shall be paid by Developer to City on demand. Any payment or performance by City pursuant to the foregoing provisions of this Section shall not be nor be deemed to be a waiver or release of breach or default of Developer with respect thereto or of the right of City to take such other action as may be permissible hereunder, at law or in equity if an Event of Default by Developer shall have occurred. The City's rights under this Article XI shall survive
                                                  ----------
termination of this Agreement.


                                 ARTICLE  XII

                                 FORCE MAJEURE

     12.1  Force Majeure.  An event of "Force Majeure" shall mean the following
           -------------
events or circumstances, to the extent that they delay or otherwise adversely affect the performance beyond the reasonable control of Developer, or its agents and contractors, of their duties and obligations under this Agreement, or the performance by City, EDC or the PM of their respective duties and obligations under this Agreement:

          (a) Strikes, lockouts, labor disputes, inability to procure materials, failure of utilities, labor shortages or explosions on the Project Premises;

          (b) Changes in Governmental Requirements applicable to the construction of a Component, first effective after the submission and approval of the Schematic Design Documents, and the orders of any Governmental Authority having jurisdiction over a party, the Development or the Developer (however, not including stop work orders due to a building or other code violation);

          (c) Changes in Governmental Requirements by any Governmental Authority, first effective after the Execution Date;

          (d) Acts of God, tornadoes, hurricanes, floods, sinkholes, fires and other casualties, landslides, earthquakes, epidemics, quarantine, pestilence, and/or abnormal inclement weather;

          (e) Acts of a public enemy, acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances, or national or international calamities;

          (f) Concealed and unknown conditions of an unusual nature that are encountered below ground or in an existing structure;

          (g) Any temporary restraining order, preliminary injunction or permanent inunction, unless based in whole or in part on the actions or failure to act of Developer; and

          (h) Unreasonable delay by the State in licensing Persons under the Act to the extent that any such delays are not based in whole or in part on the actions or failure to act of such Persons.

     12.2 Extension of Time; Excuse of Performance.  Developer shall be entitled
          ----------------------------------------
to an adjustment in the time for or excuse of the performance of any duty or obligation of Developer under this Agreement for Force Majeure events described in Section 12.1, but only for the number of days due to and/or resulting as a
   ------------
consequence of such causes and only to the extent that such occurrences actually prevent or delay the performance of such duty or obligation or cause such performance to be commercially unreasonable.


                                 ARTICLE  XII

                                   INSURANCE

     13.1  Insurance.  Developer shall maintain in full force and effect the
           ---------
types and commercially reasonable amounts of insurance as set forth on Exhibit
                                                                       -------
13.1 to the extent available at commercially reasonable rates.  Self insurance
----
shall be permitted in accordance with First Class Casino Complex Standards.

     13.2  Form of Insurance and Insurers.  Whenever, under the terms of this
           ------------------------------
Agreement, Developer is required to maintain insurance, City and EDC shall be additional named insureds in all such insurance policies to the extent of their insurable interest, if any. All policies of insurance provided for in this Agreement shall be effected under valid and enforceable policies, in commercially reasonable form issued by responsible insurers which are authorized to transact business in the State, having a Best rating of not less than A+ or its equivalent from another recognized rating agency. As soon as practicable following the Closing Date, Developer shall deliver to City and EDC a copy of each policy, together with proof reasonably satisfactory to City and EDC that the full premiums have been paid or provided for at least the first year of the term of such policies. Thereafter, as promptly as practicable prior to the expiration of each such policy, Developer shall deliver to City and EDC an Accord certificate, together with proof reasonably satisfactory to City and EDC that the full premiums have been paid or provided for at least the renewal term of such policies and as promptly as practicable, a copy of each renewal policy.

     13.3  Other Policies.  Developer shall not take out separate insurance
           --------------
concurrent in form or contributing in the event of loss with that required in this Agreement unless City and EDC are additional named insureds therein to the extent of their insurable interest, if any, with loss payable as provided in
Section 13.2.  Developer shall as promptly as practicable notify City and EDC of
------------
the taking out of any such separate insurance and shall cause copies of the original policies in respect thereof to be delivered as required in Section
                                                                    -------
13.2.
----

     13.4  Insurance Notice.  Each such policy of insurance to be provided
           ----------------
hereunder shall contain, to the extent obtainable on a commercially reasonable basis, (a) a provision that no act or omission of Developer which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay City or EDC the amount of any loss sustained to the extent of its insurable interest, if any, and (b) an agreement by the insurer that such policy shall not be canceled or modified without at least thirty (30) days prior written notice by registered mail, return receipt requested, to City and EDC.

     13.5  Keep in Good Standing.  Developer shall observe and comply with the
           ---------------------
requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Development and Developer shall so perform and satisfy the requirements of the companies writing such policies.

     13.6  Blanket Policies.  Any insurance provided for in this Article may be
           ----------------
provided by blanket and/or umbrella policies issued to Developer covering the Development and other properties owned or leased by Developer; provided, however, that the amount of the total insurance allocated to the Development shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required without possibility of reduction or coinsurance by reason of, or damage to, any other premises covered therein, and provided further that in all other respects, any such policy or policies shall comply with the other specific insurance provisions set forth herein and Developer shall make such policy or policies or a copy thereof available for review by City and EDC at the Development.


                                 ARTICLE  XIV

                            TRANSFER AND ASSIGNMENT

     14.1  Transfer of Ownership.
           ---------------------

          (a) For purposes of this Section 14.1,  "Restricted Owner" means (i)
                                   ------------
Developer and (ii) any Person who directly or indirectly owns or holds any interest in Developer or any Casino Component Manager/Operator of a Covered Component other than any Person who would be a Restricted Owner due solely to that Person's ownership of (x) a direct or indirect interest in a Publicly Traded Corporation or (y) a five percent (5%) or less direct or indirect interest in (1) Developer unless, in the case of clause (y), upon completion of any Transfer the transferee will in the aggregate own or hold a five percent (5%) or more direct or indirect ownership interest in Developer, or (2) the Casino Component Manager/Operator of a Covered Component. The covenants that Developer is to perform under this Agreement for City's and EDC's benefit and the services that each Casino Component Manager/Operator of a Covered Component renders with respect to the Casino Complex are personal in nature. City and EDC are relying upon Developer and the Casino Component Manager/Operators in the exercise of their skill, judgment, reputation and discretion with respect to the Casino Complex. From and after the Execution Date, any Transfer by a Restricted Owner of (x) any direct ownership interest in Developer or any Casino Component Manager/Operator of a Covered Component, whether held by virtue of partnership, limited liability company, corporation or other form of entity; or (y) any ownership interest in any Restricted Owner, whether held by virtue of partnership, limited liability company, corporation or through other form of entity shall require the prior written consent of City, provided that with respect to a Transfer by any Restricted Owner other than a Transfer by Developer, any Affiliate of Developer or any Affiliate of any Casino Component Manager/Operator of a Covered Component, City shall not withhold its consent to any Transfer unless the transferee (i) is in default on any debts due City, EDC or any other entity (a "Municipal Supported Entity") that receives or received any City funding or subsidy to carry out its activities; (ii) has defaulted on any other material obligations to City, EDC or any Municipal Supported Entity whether or not such default has been cured; or
(iii) has engaged in any frivolous litigation or made any frivolous claims against City as determined by a court, or has been found liable to the City for abuse of process or malicious prosecution with respect to claims against the City.

          (b) Nothing contained in this Section 14.1 shall prevent a Transfer of
                                        ------------
(x) an ownership interest in a Restricted Owner by: (i) Parent Company or an Affiliate of Parent Company to an entity which has succeeded to all or a substantial portion of the assets of Parent Company or such Affiliate; or (ii) any Person (1) to that Person's spouse, child or parent ("Family Members"); (2) to an entity whose beneficial owners consist solely of such transferor and/or the Family Members of the transferor; (3) to the beneficial owners of the transferor if the transferor is an entity; (4) to any Person who owns any direct or indirect interest in any Restricted Owner; (5) to any Person to whom the City previously has consented to a Transfer; (6) by operation of law; and (7) to an institutional lender on account of a pledge to such lender or (y) an ownership interest in Developer or Restricted Owner or in any Affiliate of Developer or Restricted Owner in connection with a public offering registered pursuant to the Securities Act.

          (c) All transferees shall hold their interests subject to the restrictions of this Article XIV.
                     -----------

          (d) Developer shall promptly notify City as promptly as practicable upon Developer becoming aware of any Transfer.

          (e) Developer agrees to (x) include in all Casino Component Management Agreements of a Covered Component a transfer restriction provision substantially similar to the transfer restriction set forth in this Section 14.1 and to cause
                                                      ------------
the Casino Component Manager/Operator of a Covered Component to acknowledge that City is a third-party beneficiary of such provision; and (y) cause each Restricted Owner, other than a Publicly Traded Corporation, to (1) place a legend on its ownership certificate, if any, or include in its organizational documents, a transfer restriction provision substantially similar to the transfer restriction set forth in this Section 14.1 and (2) either enforce such
                                       ------------
provision or acknowledge that City is a third-party beneficiary of such provision.

     14.2 Transfer of Agreement; Development.  Developer shall not, whether by
          ----------------------------------
operation of law or otherwise, Transfer this Agreement, or, subject to Section
                                                                       -------
3.3, the Development, without the prior written consent of the Mayor and City
---
Council; provided that the Mayor and City Council's right to consent to the Transfer of the Development shall be of no further force or effect at such time as the business operated on the Project Premises no longer includes casino gaming activities.

                                  ARTICLE  XV

                                 ENVIRONMENTAL

     15.1 Environmental Covenants.  Developer covenants that (a) Developer shall
          -----------------------
at its own cost comply, and cause its agents, employees, contractors, Space Tenants or any other Person under the control and direction of Developer to comply, with all Environmental Laws with respect to the Development; (b) Developer shall Respond to any Release occurring on, under or adjacent to the Development to the extent required by applicable controlling Environmental Laws;
(c) Developer shall not Manage any Hazardous Materials on the Development, nor conduct nor authorize the same, except in compliance with all Environmental Laws; (d) Developer shall not take any action that would subject the Development to permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; and (e) Developer shall obtain or cause to be obtained, at no expense to City and/or EDC, any and all permits necessary or required under Environmental Laws in connection with or arising out of Developer's demolition and construction of Improvements at the Development.

     15.2 Environmental Response.  If Developer's Management of Hazardous
          ----------------------
Materials at the Development gives rise to liability or to an Environmental Claim under any Environmental Law, Developer shall promptly take all applicable action in Response to the extent required by law. City shall have the right, but not the obligation, after providing Developer with notice and a reasonable opportunity to cure, to enter onto the Development to perform any and all legally required Response action(s) to cause the Development to comply with Environmental Laws and to seek reimbursement for the cost of such Response from Developer, together with interest at the Default Rate from the date same was paid.

     15.3 Environmental Indemnity.  Developer shall indemnify, defend and hold
          -----------------------
harmless City and the EDC from all Environmental Claims suffered or incurred by any of the foregoing arising from or attributable to (a) any breach by Developer of any of its warranties, representations or covenants in this Section; (b) noncompliance of the Development or Developer with any Environmental Laws; (c) the condition of the Development; (d) any actual or alleged illness, disability, injury, or death of any person in any manner arising out of or allegedly arisen out of exposure to Hazardous Materials or other substances or conditions present at the Development, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and (e) Hazardous Materials Managed or Released by Developer or otherwise located or Released upon the Development. In the event any Environmental Claims or other assertion of liability shall be made against City and/or EDC for which City and/or EDC is entitled to indemnity hereunder, City and/or EDC shall notify Developer of such Environmental Claim or assertion of liability and thereupon Developer shall, at its sole cost and expense, assume the defense of such Environmental Claim or assertion of liability and continue such defense at all times thereafter until completion. Notwithstanding anything to the contrary contained in this Section 15.3, Developer shall not indemnify and shall have no
                  ------------
responsibility to City and/or EDC for any liability with respect to any part of the Project Premises that was owned by City and/or EDC, as applicable, prior to the Effective Date and which liability arose as a result of the gross negligence or willful misconduct of City and/or EDC, as applicable, during the period of the City's and/or EDC's ownership. Developer's obligations hereunder shall survive the termination or expiration of this Agreement.


                                 ARTICLE  XVI

             DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS; CONDEMNATION

     16.1 Damage or Destruction.  In the event of damage to or destruction of
          ---------------------
Improvements on the Project Premises or any part thereof by fire, casualty or otherwise, Developer, at its sole expense and whether or not the insurance proceeds, if any, shall be sufficient therefor, shall promptly repair, restore, replace and rebuild (collectively, "Restore") the Improvements, as nearly as possible to the same condition that existed prior to such damage or destruction (subject to Developer's right to make Alterations in accordance with the terms of this Agreement), using materials of an equal or superior quality to those existing in the Improvements prior to such casualty. All work required to be performed in connection with such restoration and repair is hereinafter called the "Restoration." Developer shall obtain a permanent certificate of occupancy as soon as practicable after the completion of such Restoration. If neither Developer nor any Mortgagee shall commence the Restoration of the Improvements or the portion thereof damaged or destroyed promptly following such damage or destruction and adjustment of its insurance proceeds, or, having so commenced such Restoration, shall fail to proceed to complete the same with reasonable diligence in accordance with the terms of this Agreement, City may, but shall have no obligation to, complete such Restoration at Developer's expense. Upon City's election to so complete the Restoration, Developer immediately shall permit City to utilize all insurance proceeds which shall have been received by Developer, minus those amounts, if any, which Developer shall have applied to the Restoration, and if such sums are insufficient to complete the Restoration, Developer, on demand, shall pay the deficiency to City. Each Restoration shall be done subject to the provisions of this Agreement.

     16.2 Use of Insurance Proceeds.
          -------------------------

          (a) Subject to the conditions set forth below, all proceeds of casualty insurance on the Improvements shall be made available to pay for the cost of Restoration if any part of the Improvements are damaged or destroyed in whole or in part by fire or other casualty. Subject to Section 3.7, all such
                                                       -----------
insurance proceeds, less the cost of collection, shall be paid into a trust account to be created by an independent third party ("Insurance Trustee") to be chosen by (i) the First Mortgagee if the Project Premises is encumbered by a First Mortgage or (ii) Developer and City in the event there is no First Mortgagee, within ten (10) days of when the proceeds are to be made available. Nothing herein shall prohibit the First Mortgagee from acting as the Insurance Trustee. If Developer or City for whatever reason, cannot or will not participate in the selection of the Insurance Trustee, then the other party shall select the Insurance Trustee. Developer shall name the Insurance Trustee appointed pursuant to this Section 16.2 as the sole loss payee on Developer's
                           ------------
casualty insurance. If those parties who participate in the selection process cannot agree on the selection of the Insurance Trustee, either City or Developer may apply to the Circuit Court for the County for the appointment of a local bank having a capital surplus in excess of Two Hundred Million Dollars ($200,000,000) as the Insurance Trustee. The Insurance Trustee shall hold the insurance proceeds in trust to be disbursed in stages to pay for the cost of the Restoration, as hereafter provided. The Insurance Trustee shall deposit the insurance proceeds in an interest bearing account and any after tax interest earned thereon shall be added to the insurance proceeds. All fees and expenses of the Insurance Trustee shall be paid by Developer.

          (b) Promptly following any damage or destruction to the Improvements by fire, casualty or otherwise, Developer shall:

               (1) give written notice of such damage or destruction to City and each Mortgagee; and

               (2) deliver an agreement by Developer to complete the Restoration in a reasonable amount of time plus periods of time as performance by Developer is prevented by Force Majeure events (other than financial inability) after occurrence of the fire or casualty.

          (c) After satisfaction of the conditions specified in paragraph (b) of this Section, insurance proceeds shall be paid to Developer, or City, as the case may be, from time to time thereafter in installments, but not more frequently than once a month, upon application to be submitted from time to time by Developer to Insurance Trustee showing the cost of work, labor, services, materials, fixtures and equipment incorporated in the Restoration, or incorporated therein since the last previous application, and paid for by Developer or then due and owing. The amount of any installment to be paid to Developer shall be such proportion of the total insurance proceeds as the cost of work, labor, services, materials, fixtures and equipment theretofore incorporated by Developer into the Restoration bears to the total estimated cost of the Restoration by Developer, less all payments heretofore made to Developer out of the insurance proceeds. Upon completion of and payment for the Restoration by Developer, the balance of the insurance proceeds shall be paid over to Developer, subject to the rights of any Mortgagee named as an insured. If the estimated cost of any Restoration exceeds the insurance proceeds received by Insurance Trustee, then prior to the commencement of such Restoration or thereafter if at any time that the cost to complete the Restoration exceeds the unapplied portion of such insurance proceeds, Developer shall from time to time immediately deposit with Insurance Trustee cash funds in the amount of such excess, to be held and applied by Insurance Trustee in accordance with the provisions hereof. If City elects to make the Restoration at Developer's expense, as provided in Section 16.1, then, as provided above with respect to
                        ------------
Developer, Insurance Trustee shall pay over the insurance proceeds to City, from time to time, upon City's application accompanied by a certificate containing the statements required under clauses (i), (ii) and (iii) of Section 16.2(d)(1),
                                                             ------------------
to the extent not previously paid to Developer pursuant to this Section 16.2(c),
                                                                ---------------
and Developer shall pay to Insurance Trustee, on demand, any sums which City certifies to be an estimate of the amount necessary to complete the Restoration, less the undisbursed insurance proceeds.

          (d) The following shall be conditions precedent to each payment made to Developer as provided in Section 16.2:
                            ------------

               (1) There shall be submitted to Insurance Trustee the certificate of the Architect stating (i) that the sum then requested to be withdrawn either has been paid by Developer or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished work, labor, services, materials, fixtures or equipment for the work and giving a brief description of such work, labor, services, materials, fixtures or equipment and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said Persons in respect thereof, and stating in reasonable detail the progress of the Restoration up to the date of said certificate; (ii) that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Developer; and (iii) that the balance of the insurance proceeds held by Insurance Trustee will be sufficient, upon completion of the Restoration, to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion.

               (2) There shall be furnished to Insurance Trustee appropriate sworn statements and lien waivers (which comply with the mechanics' lien laws of the State) from all Persons receiving payment under such draw.

               (3) There shall be furnished to Insurance Trustee a title search, or a similar certificate of a title insurance company reasonably satisfactory to Insurance Trustee, showing that there are no liens affecting the Development or any part thereof in connection with work done, authorized or incurred at or relating to the Development which had not been discharged of record, except such as will be discharged upon payment of the amount then requested to be withdrawn.

          (e)  Notwithstanding anything in this Section 16.2 to the contrary,
                                                ------------
insurance proceeds for any fire or casualty of less than Forty Million Dollars ($40,000,000) shall not be paid to the Insurance Trustee to be disbursed as provided in Section 16.2, but instead such proceeds shall be paid by the insurer
            ------------
directly into a segregated account established by Developer for the purpose of funding the Restoration. This account is established as an assurance fund to guarantee the completion of the Restoration. Developer retains the right to withdraw funds from this account to pay for the Restoration and to any excess funds in the account following completion of the Restoration. Upon receipt of such proceeds in the account, Developer shall promptly undertake and complete the Restoration in accordance with this Article.

     16.3 No Termination.  No destruction of or damage to the Improvements, or
          --------------
any portion thereof or property therein by fire, flood or other casualty, whether such damage or destruction be partial or total, shall permit Developer to terminate this Agreement or relieve Developer from its obligations hereunder.

     16.4 Condemnation.  If a Major Condemnation occurs, this Agreement shall
          ------------
terminate, and no party to this Agreement shall have any claims, rights, obligations, or liabilities towards any other party arising after termination, other than as provided for herein. If a Minor Condemnation occurs or the use or occupancy of the Development or any part thereof is temporarily requisitioned by a civil or military governmental authority, then (a) this Agreement shall continue in full force and effect; (b) Developer shall promptly perform all Restoration required in order to repair any physical damage to the Development caused by the Condemnation, and to restore the Development, to the extent reasonably practicable, to its condition immediately before the Condemnation.
If a Minor Condemnation occurs, subject to Section 3.7, any Proceeds in excess
                                           -----------
of Forty Million Dollars ($40,000,000) will be and are hereby, to the extent permitted by applicable law and agreed to by the condemnor, assigned to and shall be withdrawn and paid into an escrow account to be created by an escrow agent ("the Escrow Agent") selected by (i) the First Mortgagee if the Development is encumbered by a First Mortgage; or (ii) Developer and City in the event there is no First Mortgagee, within ten (10) days of when the Proceeds are to be made available. If Developer or City for whatever reason cannot or will not participate in the selection of the Escrow Agent, then the other party shall select the Escrow Agent. Nothing herein shall prohibit the First Mortgagee from acting as the Escrow Agent. This transfer of the Proceeds, to the extent permitted by applicable law and agreed to by the condemnor, shall be self-operative and shall occur automatically upon the availability of the Proceeds from the Condemnation and such Proceeds shall be payable into the escrow account on the naming of the Escrow Agent to be applied as provided in this Section
                                                                    -------
16.4. If City or Developer are unable to agree on the selection of an Escrow
----
Agent, either City or Developer may apply to the Circuit Court for the County for the appointment of a local bank having a capital surplus in excess of Two Hundred Million Dollars ($200,000,000) as the Escrow Agent. The Escrow Agent shall deposit the Proceeds in an interest-bearing escrow account and any after tax interest earned thereon shall be added to the Proceeds. The Escrow Agent shall disburse funds from the Escrow Account to pay the cost of the Restoration in accordance with the procedure described in Section 16.2(b), (c) and (d). If
                                              ---------------  ---     ---
the cost of the Restoration exceeds the total amount of the Proceeds, Developer shall be responsible for paying the excess cost. If the Proceeds exceed the cost of the Restoration, the Escrow Agent shall distribute the excess Proceeds, subject to the rights of the Mortgagees. Nothing contained in this Section 16.4
                                                                    ------------
shall impair or abrogate any rights of Developer against the condemning authority in connection with any Condemnation. All fees and expenses of the Escrow Agent shall be paid by Developer.


                                 ARTICLE  XVI

                 FINANCIAL AND ACCOUNTING RECORDS; AUDIT RIGHTS

     17.1 Financial and Accounting Records.  Developer shall maintain and keep,
          --------------------------------
or shall cause to be maintained and kept, full and accurate Books and Records at the Casino Complex or at such other location as shall be approved by the Board of all business conducted or transacted in, upon or from the Development, including but not limited to all business operations conducted by the Casino Component Manager/Operators. Subject to Sections 3.7 and 17.3, during such
                                         ------------     ----
periods as Developer fails to meet or exceed the Performance Threshold, Developer shall make available and require each Casino Component Manager/Operator to make available to City's third party consultants ("City's Consultants") for their review, full and accurate Books and Records reflecting the results of the Casino Complex and, if applicable, any Casino Component Manager/Operator's operation of the applicable Component. If Developer maintains permanent records in a computerized or microfiche fashion, Developer shall make available to City's Consultants, upon request, a detailed index to the microfiche or computerized record, which must be indexed in accordance with Developer's practices. The Books and Records are subject to the record retention and storage policies required by this Agreement and by applicable Governmental Requirements. Developer shall retain and maintain or cause such Books and Records to be retained and maintained for at least six (6) years or such longer period as may be required by law.

     17.2 Review and Audit.  Subject to Section 17.3, a third party auditor
          ----------------              ------------
designated by City ("City's Auditor") shall have the right to independently examine, audit, inspect and transcribe the Books and Records of Developer and the Casino Component Manager/Operators. Developer shall make or cause to be made available Books and Records of the Casino Component Manager/Operators for the aforesaid purpose. City agrees that any auditor that it designates as the City Auditor shall either be knowledgeable in auditing casino operations or shall joint venture the engagement with another auditor having such knowledge.

     17.3 Procedures.  Any Books and Records required to be disclosed to City's
          ----------
Consultants and City's Auditor pursuant to this Agreement shall be subject to reasonable confidentiality restrictions and shall be available for review during normal business hours on reasonable notice at the offices of the Developer or such Casino Component Manager/Operator, as applicable, and may not be removed or copied without the consent of Developer or such Casino Component Manager/Operator, as applicable, which consent shall not be unreasonably withheld. Such review shall be conducted in such a manner as to minimize, to the extent practicable, disruption and inconvenience to Developer and all Casino Component Manager/Operators and their respective staff. Internal control standards and records required thereby shall be made available for review only to City's Auditor. The reasonable costs and expenses of (x) City's Consultants incurred pursuant to Section 17.1 shall be borne by Developer and (y) City
                     ------------
incurred in connection with Section 17.2 shall be borne by City.  The rights
                            ------------
granted to City under Sections 17.1 and 17.2 shall be in addition to and not in
                      ----------------------
limitation of any other inspection and/or audit rights that City and/or EDC may have under law.


                                 ARTICLE  XVI

                                INDEMNIFICATION

     18.1 Indemnification by Developer.
          ----------------------------

          (a) On and after the Effective Date of this Agreement, Developer shall defend, indemnify and hold harmless City, EDC and each of their officers, agents and employees (collectively the "Indemnitees" and individually an "Indemnitee") from and against any and all liabilities, losses, damages, costs, expenses, claims, obligations, penalties and causes of action (including without limitation, reasonable fees and expenses for attorneys, paralegals, expert witnesses and other consultants at the prevailing market rate for such services) whether based upon negligence, strict liability, absolute liability, product liability, misrepresentation, contract, implied or express warranty or any other principal of law, that are imposed upon, incurred by or asserted against Indemnitees or which Indemnitees may suffer or be required to pay and which arise out of or relate in any manner to any of the following occurring prior to the Termination Date: (1) the ownership, possession, use, condition or occupancy of the Development or any part thereof or any Improvement thereon; (2) the operation or management of the Development or any part thereof; (3) the performance of any labor or services or the furnishing of any material for or on the Development or any part thereof or enforcement of any liens with respect thereto; (4) any personal injury, death or property damage suffered or alleged to have been suffered by Developer (including Developer's employees, agents or servants), the Casino Complex Operator/Managers (including their employees, agents or servants) or any third person as a result of any action or inaction of the Developer; (5) any work or things whatsoever done in, or on the Development or any portion thereof, or off-site pursuant to the terms of this Agreement; (6) the condition of any building, facilities or Improvements on the Project Premises or the Temporary Casino Site or any non-public street, curb or sidewalk on the Project Premises or the Temporary Casino Site, or any vaults, tunnels, malls, passageways or space therein; (7) any breach or default on the part of Developer for the payment, performance or observance of any of its obligations under all agreements entered into by Developer or any of its Affiliates relating to the performance of services or supplying of materials to the Development or any part thereof; (8) any act, omission or negligence of any Space Tenant, or any of their respective agents, contractors, servants, employees, licensees or other tenants; and (9) any claim by a third party relating to or arising from any failure of Developer to comply with all Governmental Requirements. In case any action or proceeding shall be brought against any Indemnitee based upon any claim in respect of which Developer has agreed to indemnify any Indemnitee, Developer will upon notice from Indemnitee defend such action or proceeding on behalf of any Indemnitee at Developer's sole cost and expense and will keep Indemnitee fully informed of all developments and proceedings in connection therewith and will furnish Indemnitee with copies of all papers served or filed therein, irrespective of by whom served or filed. Developer shall defend such action with counsel it selects provided that such counsel is reasonably satisfactory to Indemnitee. Such counsel shall not be deemed reasonably satisfactory to Indemnitee if counsel has: (i) a legally cognizable conflict of interest with respect to City or EDC;
(ii) within the five (5) years immediately preceding such selection performed legal work for City or EDC which in their respective reasonable judgment was inadequate; or (iii) frequently represented parties opposing City or EDC in prior litigation. Each Indemnitee shall have the right, but not the obligation, at its own cost, to be represented in any such action by counsel of its own choosing.

          (b) Notwithstanding anything to the contrary contained in Section
                                                                    -------
18.l(a) but further subject to Section 18.1(c) below, Developer shall not
-------                        ---------------
indemnify and shall have no responsibility to Indemnitees for: (i) any matter involving the gross negligence or willful misconduct of any of the Indemnitees;
(ii) any matter giving rise to any liability of any of the Indemnitees prior to the Effective Date, except for such liabilities arising from acts or omissions undertaken by or at the request or insistence of Developer; (iii) any liability arising with respect to portions of the Development owned or under the control of the City, the EDC, or any instrumentality or subdivision thereof prior to Effective Date which arises from any acts or omissions of any Indemnitee occurring prior to the Effective Date; (iv) any liability arising with respect to any off-site Infrastructure Improvements owned and under the control of the City which arises from acts or omissions of the City; (v) any failure by the City or any subdivision or instrumentality thereof to exercise its police and similar public safety powers with respect to the Development, but only to the extent Developer is not required to undertake or perform such services pursuant to the terms of this Agreement; or (vi) any breach by City or EDC of its obligations pursuant to this Agreement.

          (c) The foregoing exclusions from Developer's obligation to indemnify Indemnitees set forth in Section 18.1(b) above shall in no event apply to
                         ---------------
Developer's environmental indemnity obligations set forth in Section 15.3.
                                                             ------------


                                 ARTICLE  XIX

                        ENTRY UPON PREMISES; INSPECTION

     19.1 Access and Inspection.
          ---------------------

          (a) City and/or its representatives shall have the right at all reasonable times, upon reasonable notice to Developer (except in the case of emergency, in which event no notice shall be required), to enter the Development for the purposes of (1) inspection, (2) making of such repairs or performing such acts that City and/or EDC shall have the right to make or perform by the Agreement provisions, or (3) determining whether Developer is complying with the terms and conditions of this Agreement, including but not limited to compliance with Environmental Laws.

          (b) Developer may, during such inspection, have an employee or agent of Developer escort any person so inspecting the Development and due precautions shall be taken with respect to special security areas in the Development. City and/or EDC shall be allowed to take all material into and upon the Development that may be required for the inspections or repairs above mentioned as the same is required for such purpose. In performing any such inspections or repairs, City and/or EDC agrees to use reasonable efforts to minimize to the extent practicable any disruption of or interference with occupancy, business or operations of Developer or any Space Tenant, provided that nothing contained herein shall require City and/or EDC to perform such work outside of normal business hours.

          (c) Notwithstanding the foregoing, the EDC's rights to enter the Development for the purposes set forth in Section 19.1(a) and (b) shall be
                                          -----------------------
limited to construction matters.

                                  ARTICLE  XX

                                TEMPORARY CASINO

     20.1 Developer's Temporary Casino Obligations.  Subject to Developer
          ----------------------------------------
acquiring or leasing a Temporary Casino Site (as herein defined), Developer may elect to design, construct, finance and operate a Temporary Casino subject to and in accordance with the terms of this Article XX and the other provisions of
                                         ----------
this Agreement, as applicable. In the event Developer makes such election, the following provisions in this Article XX shall apply.
                             ----------

     20.2 Temporary Casino Site.
          ---------------------

          (a) Developer shall select a land-based location for the Temporary Casino ("Temporary Casino Site"), which Temporary Casino Site shall be subject to the approval of the City. Developer hereby acknowledges that Developer will acquire or lease, and develop the Temporary Casino Site at its sole cost and expense. Neither City nor EDC shall be required to contribute any funds or perform any obligations in connection with Developer's acquisition or lease and development of the Temporary Casino Site.

          (b) At the time Developer submits the Temporary Casino Design Documents in accordance with Section 20.4, Developer shall submit plans for the
                             ------------
reuse of the Temporary Casino Site and the Improvements thereon subsequent to Completion. Such plans may consist of using the Temporary Casino Site as a training center or other purpose auxiliary to the operations of the Casino Complex or such other use as the City may approve, which approval shall not be unreasonably withheld. In no event shall Developer abandon the Temporary Casino Site or allow the Improvements thereon to fall into a state of disrepair during its ownership or lease of the Temporary Casino Site.

          (c) Developer shall pay City for all reasonable hard and soft costs, including, without limitation, personnel and labor costs (excluding salaries, overhead and other costs of City employees performing their normal functions) relating to the design and construction of any Infrastructure Improvements necessary or required for the Temporary Casino prior to the time that City incurs any costs related thereto. The Developer shall have no responsibility to maintain or pay for the maintenance of any such Infrastructure Improvements once installed. It is the intention of the parties that neither the City nor the EDC shall be responsible to pay for or otherwise fund the construction of any such Infrastructure Improvements, such costs and expenses being the sole responsibility of the utility in the case of any private or quasi-public utilities or the responsibility of Developer in all other circumstances. Upon receipt of such funds, City agrees to use such funds to construct such Infrastructure Improvements.

     20.3 Temporary Casino Financing.  Developer shall submit to City its plan
          --------------------------
for obtaining funds to finance the acquisition of the Temporary Casino Site and the design construction and operation of the Temporary Casino. Such funds shall be on such terms and conditions as are acceptable to City in the exercise of its
commercially reasonable judgment.   Any borrowed funds shall be from a Suitable
Lender.

     20.4 Temporary Casino Design Documents.
          ---------------------------------

          (a) Developer shall prepare and submit schematic design drawings for the Temporary Casino in sufficient detail to establish the size and character of the Temporary Casino (the "Temporary Casino Design Documents"), to City for review and approval, together with such other drawings, documents and other supporting information as reasonable required by City in connection with City's review of the Temporary Casino Design Documents.

          (b) Developer covenants and agrees to cause the Temporary Casino to be designed as close to First Class Casino Complex Standards as the Temporary Casino Site will permit. Developer covenants and agrees that the Temporary Casino shall have a gaming floor area of not less than thirty-five thousand (35,000) square feet nor more than one hundred thousand (100,000) square feet.

          (c) Neither City nor the EDC shall be responsible for any error or omission in the Temporary Casino Design Documents, or for failure of the Temporary Casino Design Documents, or a part thereof, to comply with Governmental Requirements, or for Temporary Casino Design Documents that result in or cause a defective design or construction.

     20.5 Approval Procedures.
          -------------------

          (a) Provided that by May 1, 1998 the Developer has identified its Temporary Casino Site and submitted to the City the information required from Developer under Article XX (the "Temporary Casino Information"), the
                     ----------
Mayor, within ten (10) Business Days of (i) being satisfied with the Temporary Casino Information and (ii) reaching agreement with the Developer on funding law enforcement training activities in connection with the Temporary Casino as a partial advance against the first year's Municipal Services Fee, shall transmit the Temporary Casino Information to the City Council for approval. The Mayor shall act within a reasonable period of time under the circumstances.

          (b) Provided that by May 1, 1998 the Mayor (i) receives information from the Other Land-Based Casino Developers concerning their temporary casinos as and to the extent required under the casino development agreements with the City which information is satisfactory to the Mayor (including but not limited to the information required by Section 2.6(l))
                                                          --------------
and (ii) reaches agreement with the Other Land-Based Casino Developers on funding law enforcement training activities in connection with their temporary casinos as a partial advance against the first year's Municipal Services Fee, the Mayor shall submit the Temporary Casino Information and the comparable information of any of the Other Land-Based Casino Developers who satisfy clauses
(i) and (ii) (collectively, the "Temporary Casino Proposals") to the City Council for approval in a single transmission.

          (c) Provided City Council approves all but not less than all of the Temporary Casino Proposals submitted pursuant to Section 20.5(b), including
                                                 ---------------
all necessary zoning changes therefor, Developer shall have the right to commence construction of its Temporary Casino, subject to applicable provisions of this Agreement. Notwithstanding the failure of any other Land-Based Casino Developer to have satisfied clauses (i) and (ii) of Section 20.5(b), the Mayor shall submit the Temporary Casino Proposals of the
   ---------------
Developer and any other Land-Based Casino Developer who does satisfy clauses (i) and (ii) of Section 20.5(b) to the City Council for approval.
            ---------------

          (d) Nothing shall preclude the Developer from submitting its Temporary Casino Information to the Mayor after May 1, 1998. Provided City Council approves any such subsequently submitted Temporary Casino Proposals together with all necessary zoning changes therefor, Developer shall have the right to commence construction of its Temporary Casino, subject to applicable provisions of this Agreement.

     20.6 Construction of Temporary Casino.
          --------------------------------

          (a) Developer shall cause Contractor to construct the Temporary Casino and perform the Work under the supervision and control of Developer. Developer shall cause Contractor(s) to deliver to the City copies of the temporary and final certificates of occupancy for the Temporary Casino. Developer shall give notices and comply, and shall use all reasonable efforts to cause Contractor and all Consultants to comply, with all Governmental Requirements applicable to the Work, and shall obtain all permits, licenses or other authorizations necessary for the prosecution of the Work.

          (b) All Work shall be performed in a good and workmanlike manner and in accordance with good construction practices. All materials used in the construction of the Temporary Casino and the quality of the interiors and Finish Work for the Temporary Casino, shall meet or exceed First Class Casino Complex Standards. The quality of the materials utilized in the interior and the exterior of the Temporary Casino shall be subject to the reasonable approval of the City.

          (c) Time being of the essence, Developer, after receipt of all required Permits, shall, subject to the terms and provisions of this Agreement, prosecute the Work diligently, using such means and methods of construction and sufficient employees as Developer reasonably believes are necessary to maintain the progress of the Work and to complete the Temporary Casino in accordance with the requirements of the construction documents no later than the temporary casino opening date.

     20.7 Temporary Casino Operations.
          ---------------------------

          (a) Developer agrees to exert all commercially reasonable efforts to develop, operate and maintain the Temporary Casino in a manner consistent with First Class Casino Complex Standards and all Governmental
Requirements.

          (b) Developer agrees to cease all Casino Gaming Operations at the Temporary Casino on the Completion Date.

     20.8 Restriction on Payments.  Developer covenants and agrees that until
          -----------------------
the Completion Date, Developer shall not declare or pay any dividends or make any other distributions to any members of Developer or their respective Affiliates except:

          (a)  for Permitted Affiliate Payments; or

          (b) provided Developer is not otherwise then restricted in making distributions under Section 7.13:
                    ------------

               (1) for distributions to Partners Detroit, LLC according to the terms of Developer's operating agreement (without giving effect to any amendments made to the copy of such operating agreement submitted in connection with its RFP/Q), made subsequent to the payment by Developer of its Pro Rata Portion of the Feehold Compensation due upon the closing of the purchase of the Project Premises pursuant to the Conveyance Agreement; and

               (2) for distributions to Developer's members made subsequent to the completion of the construction of the foundation for any Covered Component.


                                 ARTICLE  XXI

                                 MISCELLANEOUS

     21.1 Notices.  Notices shall be given as follows:
          -------

          (a) Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing delivered by (i) hand-delivery, (ii) a nationally recognized overnight courier,
(iii) telecopy, or (iv) mail (but excluding electronic mail, i.e., "e-mail") addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

               If to City:          Mayor
                                    City of Detroit
                                    1126 City-County Building
                                    Detroit, Michigan  48226
                                    Telecopier No.:  313-224-4433

               with copies to:      Corporation Counsel
                                    City of Detroit
                                    First National Building
                                    660 Woodward Avenue
                                    Suite 1650
                                    Detroit, Michigan  48226
                                    Telecopier No.: 313-224-5505

               If to EDC:           The Economic Development Corporation
                                    of the City of Detroit
                                    211 West Fort Street
                                    Suite 900
                                    Detroit, Michigan 48226
                                    Telecopier No.: 313-963-9786

               If to Developer:     MGM Grand Detroit, L.L.C.
                                    c/o MGM Grand, Inc.
                                    3799 Las Vegas Boulevard South
                                    Las Vegas, Nevada 89109
                                    Attention: John Redmond, Senior V.P.
                                    Telecopier No.: 702-891-3369

               with copies to:      Dickinson Wright PLLC
                                    500 Woodward Avenue
                                    Suite 4000
                                    Detroit, Michigan 48226-3425
                                    Attention: James N. Candler, Jr., Esq.
                                    Telecopier No.: 313-223-3598

                                          - and -

                                    Christensen, Miller, Fink, Jacobs, Glaser,
                                    Weil & Shapiro, LLP
                                    2121 Ave. Of the Stars
                                    18th Floor
                                    Los Angeles, California 90067
                                    Attention: Gary N. Jacobs, Esq.
                                    Telecopier No.: 310-556-2920

                                          - and -

                                    Partners Detroit, LLC
                                    c/o Malan Realty Investors, Inc.
                                    30200 Telegraph Road
                                    Suite 105
                                    Birmingham, Michigan 48025-4503
                                    Attention: Anthony S. Gramer
                                    Telecopier No.: 248-644-7880

          (b) Any such notice, demand or communication shall be deemed delivered and effective upon the earlier to occur of actual delivery or, if delivered by telecopier, the same day as confirmed by telecopier transmission or the first Business Day thereafter if telecopied on a non-Business Day.

     21.2 Non-Action or Failure to Observe Provisions of this Agreement.  The
          -------------------------------------------------------------
failure of City, EDC or Developer to promptly insist upon strict performance of any term, covenant, condition or provision of this Agreement, or any Exhibit hereto, or any other agreement contemplated hereby, shall not be deemed a waiver of any right or remedy that City, EDC or Developer may have, and shall not be deemed a waiver of a subsequent default or nonperformance of such term, covenant, condition or provision.

     21.3 Applicable Law and Construction.  The laws of the State shall govern
          -------------------------------
the validity, performance and enforcement of this Agreement. This Agreement has been negotiated by City, EDC and Developer, and the Agreement, including, without limitation, the Exhibits, shall not be deemed to have been negotiated and prepared by City, EDC or Developer, but by each of them.

     21.4 Submission to Jurisdiction.
          --------------------------

          (a) Each party to this Agreement hereby submits to the jurisdiction of the Wayne County Circuit Court, the appellate courts of the State and to the jurisdiction of the United States District Court for the Eastern District of the State, for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement, and hereby agrees not to assert by way of a motion as a defense or otherwise that such action is brought in an inconvenient forum or that the venue of such action is improper or that the subject matter thereof may not be enforced in or by such courts.

          (b) If at any time during the term of this Agreement, Developer is not a resident of the State or has no officer, director, employee, or agent thereof available for service of process as a resident of the State, or if any permitted assignee thereof shall be a foreign corporation, partnership or other entity or shall have no officer, director, employee, or agent available for service of process in the State, Developer or its assignee hereby designates the Secretary of State of the State, as its agent for the service of process in any court action between it and City and/or EDC or arising out of or relating to this Agreement and such service shall be made as provided by the laws of the State for service upon a non-resident; provided, however, that at the time of service on the Secretary of State, copy of such service shall be delivered to Developer in the manner provided in Section 21.1.
                          ------------

     21.5 Complete Agreement.  This Agreement, and all the documents and
          ------------------
agreements described or referred to herein, including without limitation the Exhibits hereto, constitute the full and complete agreement between the parties hereto with respect to the subject matter hereof, and supersedes and controls in its entirety over any and all prior agreements, understandings, representations and statements whether written or oral by each of the parties hereto.

     21.6 Holidays.  It is hereby agreed and declared that whenever a notice or
          --------
performance under the terms of this Agreement is to be made or given on a day other than a Business Day, it shall be postponed to the next following Business Day.

     21.7  Exhibits.  Each Exhibit referred to and attached to this Agreement is
           --------
an essential part of this Agreement.

     21.8  No Brokers.  City, EDC and Developer hereby represent, agree and
           ----------
acknowledge that no real estate broker or other person is entitled to claim or to be paid a commission as a result of the execution and delivery of this Agreement.

     21.9  No Joint Venture.  City and EDC on the one hand and Developer on the
           ----------------
other, agree that nothing contained in this Agreement or any other documents executed in connection herewith is intended or shall be construed to establish City and/or EDC and Developer as joint venturers or partners.

     21.10 Governmental Authorities.  Notwithstanding any other provisions of
           ------------------------
this Agreement, any required permitting, licensing or other regulatory approvals by any Governmental Authorities shall be subject to and undertaken in accordance with the established procedures and requirements of such authority, as may be applicable, with respect to similar projects and in no event shall the Governmental Authority by virtue of any provision of this Agreement be obligated to take any actions concerning regulatory approvals except through its established processes.

     21.11 Technical Amendments.  In the event that there are minor
           --------------------
inaccuracies contained herein or any Exhibit attached hereto or any other agreement contemplated hereby, or the parties agree that changes are required due to unforeseen events or circumstances, or technical matters arising during the term of this Agreement, which changes do not alter the substance of this Agreement, the respective officers of City and EDC, and the officers of Developer, are authorized to approve such changes, and are authorized to execute any required instruments, to make and incorporate such amendment or change to this Agreement or any Exhibit attached hereto or any other agreement contemplated hereby.

     21.12 Unlawful Provisions Deemed Stricken.  If this Agreement contains any
           -----------------------------------
unlawful provisions not an essential part of this Agreement and which shall not appear to have a controlling or material inducement to the making thereof, such provisions shall be deemed of no effect and shall be deemed stricken from this Agreement without affecting the binding force of the remainder. In the event any provision of this Agreement is capable of more than one interpretation, one which would render the provision invalid and one which would render the provision valid, the provision shall be interpreted so as to render it valid.

     21.13 No Liability for Approvals and Inspections.  Except as may be
           ------------------------------------------
otherwise expressly provided herein, no approval to be made by City, EDC or the PM under this Agreement or any inspection of the Work by City, EDC or the PM under this Agreement, shall render City and/or EDC liable for failure to discover any defects or non-conformance with this Agreement, or a violation of or noncompliance with any federal, state or local statute, regulation, ordinance or code.

     21.14 Time of the Essence.  All times, wherever specified herein for the
           -------------------
performance by Developer of its obligations hereunder, are of the essence of this Agreement.

     21.15  Captions.  The captions of this Agreement are for convenience of
            --------
reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

     21.16  Arbitration.
            -----------

            (a) Matters Subject to Arbitration.  In case of a dispute between
                ------------------------------
Developer, on the one hand, and either City and/or EDC on the other, with respect to any disagreement under this Agreement other than a disagreement with respect to any of the following items, the parties shall in good faith attempt to resolve such dispute through informal negotiations ("Negotiations"). In the event the parties reach a resolution during Negotiations such resolution shall be set forth in a writing signed by all parties and may be enforced in any court of competent jurisdiction as if it were an arbitration award, pursuant to
Section 21.16(j). In the event either party determines in its sole discretion
----------------
that a resolution cannot be reached during the Negotiations, such party may deliver to the other party written notice to terminate the Negotiations and to refer the disagreement to binding arbitration consistent with the procedures set forth below. The decision of the arbitrator or arbitrators shall be final and binding upon the parties, and a judgment may be rendered thereon in any court of competent jurisdiction. The matters not subject to arbitration hereunder are as follows:

                (1) Any dispute arising under Section 2.6.
                                              -----------

                (2) Any dispute asserted by City and/or EDC which could give rise to an Event of Default to which a Mandatory Sale is a remedy available to City.

            (b) Commencement.  The Negotiations shall be initiated by the
                -----------
claiming party serving written notice upon the other party requesting commencement of informal negotiations. If either party determines that Negotiations should be terminated and arbitration shall be commenced, said party shall initiate arbitration proceedings by serving written notice upon the other party requesting that the dispute be resolved by arbitration. All notices sent pursuant to this Section 21.16, shall set forth a statement of claim from the
                 -------------
claiming party indicating with specificity the nature and extent of the matter in dispute, together with the relief requested.

            (c) Situs of hearing.  Any Negotiations and/or hearings held
                ----------------
pursuant to this Section 21.16 shall be conducted in Detroit, Michigan, or at
                 -------------
such other place as may be selected by mutual written agreement of the parties.

            (d) Selection of Arbitrator.
                -----------------------

                (1) Within fifteen (15) days of being served with the statement of claim the parties to the arbitration shall appear by counsel and meet to attempt to agree on a single arbitrator to decide the subject claim. If the parties to the arbitration cannot agree on a single arbitrator within fifteen (15) days after the appearance of counsel, then each party shall select an arbitrator, and the two (2) arbitrators so selected shall together select a third (3rd) arbitrator within fifteen (15) days. The three (3) arbitrators so selected shall thereafter decide the matter in dispute. In the event both the City and EDC are parties to the arbitration, then the City and EDC, collectively, shall select one arbitrator and Developer shall select the second arbitrator.

              (2) In order to expedite any arbitration regarding construction matters, the parties shall, within ninety (90) days of the Closing Date, select an arbitrator or if the parties cannot agree on a single arbitrator within such ninety (90) days, then each party shall select an arbitrator, and the two (2) arbitrators so selected shall select a third (3rd) arbitrator within thirty (30) days, which arbitrator or panel shall be available to hear any dispute concerning construction matters arising under this Agreement during the period of construction of the Casino Complex. In the event both the City and EDC are parties to the arbitration, then the City and EDC shall collectively, select one arbitrator and Developer shall select the second arbitrator. With respect to any dispute concerning construction matters, the arbitrator or arbitrators selected shall be knowledgeable in construction disputes involving major projects.

              (3) With respect to any dispute concerning gaming matters, the arbitrator or arbitrators selected shall be knowledgeable in casino gaming matters and selected in the same manner as set forth in Section 21.16(d)(1).
                                                            -------------------

              (4) If the parties are unable to agree on a single arbitrator, and thereafter if either party fails to select an arbitrator within fifteen
    (15) days, then the arbitrator or arbitrators shall be chosen, on the application of any party, by any court of competent jurisdiction.

          (e) Rules and Procedures.  The statement of claim and all subsequent
              ---------------------
proceedings in the arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time, but the arbitration itself shall not be administered by or proceed before the American Arbitration Association. Any subject claim that a party has breached this Agreement by failing to pay any money when due and payable or has failed to perform a duty or obligation hereunder, which is presented in accordance herewith, shall proceed expeditiously and, to the extent applicable, the Commercial Arbitration Rule's Expedited Procedures (other than as to appointment of the arbitrator) shall apply.

          (f) Modification of Rules and Procedures.  The parties to any
              -------------------------------------
arbitration subject to this Agreement may on an ad hoc basis stipulate in writing to modify the rules and procedures set forth herein that will govern the particular arbitration to which they are the parties; provided, however, that no such stipulation and modification shall govern, or have any precedential value whatsoever for, any other or subsequent arbitration or shall affect in any way the construction or interpretation of this Agreement.

          (g) Scope of Authority.  Except as otherwise provided in this
              ------------------
Agreement, including but not limited to the provisions set forth in Article
                                                                    -------
X and Section 6.7, the Arbitrator or Arbitrators shall have the authority
-     -----------
to award any and all legal and equitable remedies that a court of this state could order or grant, including, without limitation, specific performance of any obligation created under the Agreement, the issuance of an injunction or the imposition of sanctions for abuse or frustration of the arbitration process.

          (h) Interim Relief.  Either party may, without inconsistency with this
              --------------
Agreement, seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights or property of that party and to preserve the status quo, pending the establishment of the arbitral tribunal. If a party is successful in achieving such interim or provisional relief, the arbitral tribunal, once established, is authorized to:
(x) continue such relief pending the arbitral tribunal's determination of the merits of the controversy; (y) modify such relief as deemed equitable by the Arbitrator(s) pending the arbitral tribunal's determination of the merits of the controversy; or (z) immediately terminate such relief and proceed with a resolution of merits of the controversy.

          (i) Costs of Arbitration.  The costs of the arbitrator shall be split
              --------------------
equally by the parties to an arbitration, but the arbitrator shall provide in the award that if City and/or EDC is the prevailing party, such party shall recover its share of such costs as well as its reasonable attorneys' fees and other costs from Developer. If the Developer is the prevailing party, the Developer shall have no obligation to pay the attorney's fees and costs of City and/or EDC and the Developer shall recover its share of costs and reasonable attorney's fees if and only if the arbitrator finds that the claims of the City and/or EDC are frivolous and that City and/or EDC are subject to sanctions therefor.

          (j) Enforcement.  If either party refuses to participate in
              ------------
arbitration of any dispute subject to arbitration under the terms of this Agreement, a party may seek to compel arbitration in accordance herewith in any court of competent jurisdiction. If any party fails to comply with a final award or order of arbitration, a party may seek an order from any court of competent jurisdiction confirming, vacating or modifying any such final arbitration award or order obtained in accordance with this Agreement and enforcing any judgment upon such confirmed or modified award.

          (k) Parties Subject to Arbitration.  This Section 21.16 is applicable
              ------------------------------        -------------
to disputes arising between the Developer, on one hand, and either the City and/or EDC on the other, regarding disputes, claims, questions, or disagreements arising out of or relating to each parties' rights, duties and/or obligations established pursuant to this Agreement.  Section 21.16
                                                            -------------
shall in no way limit the right of the City or its agencies, authorities and/or instrumentalities or Developer to institute proceedings in any court of competent jurisdiction from disputes, claims, questions, or disagreements arising between Developer and the City or its agencies, authorities and/or instrumentalities while the City or its agencies, authorities and/or instrumentalities are acting pursuant to their normal City functions such as, without limitation, disputes arising from the permitting and/or inspection processes.

          (l) Confidentiality.  Subject to applicable law, the parties and the
              ---------------
arbitrator(s) agree to maintain the substance of any proceedings hereunder in confidence.

     21.17  Sunset Provision.
            ----------------

            (a) The obligations imposed on Developer by and under the following provisions of this Agreement shall lapse and be of no further force or effect seven (7) years after the Execution Date: Sections 3.2, 3.3, 3.5 and
                                                 --------------------------
7.7.
---

            (b) The obligations imposed on Developer by and under the following provisions of this Agreement shall lapse and be of no further force or effect ten (10) years after the Execution Date:  Sections 7.2, 7.11 and
                                                 ----------------------
7.16.
----

            (c) The obligations imposed on Developer by and under Section 7.17
                                                                  ------------
shall lapse and be of no further force or effect thirty-five (35) years after the Execution Date.

            (d) The obligations imposed on Developer by and under Section 7.3
                                                                  -----------
shall lapse and be of no further force or effect ten (10) years after the Closing Date.

     21.18  Compliance.  Any provision that permits or requires a party to take
            ----------
action shall be deemed to permit or require, as the case may be, the party to cause the action to be taken.

     21.19  Table of Contents.  The table of contents is for the purpose of
            -----------------
convenience only and is not to be deemed or construed in any way as part of this Agreement or as supplemental thereto or amendatory thereof.

     21.20  Number and Gender.  All terms used in this Agreement, regardless of
            -----------------
the number or gender in which they are used, shall be deemed to include any other number and any gender as the context may require.

     21.21  Third Party Beneficiary.  Except as set forth in Section 2.4(b),
            -----------------------                          --------------
there shall be no third party beneficiaries with respect to this Agreement.

     21.22  Cost of Investigation.  If as a result of the Agreement, City or any
            ---------------------
of their directors or officers, the Mayor, or any City Council members, or any employee, agent, or representative of City is required to be licensed, or approved by the Board, one-third (1/3) of all reasonable costs of such licensing, approval or investigation shall be paid by Developer within five (5) Business Days following receipt of a written request from City.

     21.23  Attorneys' Fees. Developer shall pay all of City's and EDC's costs,
            ---------------
charges and expenses, including court costs and attorneys' fees, incurred in enforcing Developer's obligations under this Agreement or incurred by City or EDC in any action brought by Developer in which City or EDC is the prevailing party. If the Developer is the prevailing party, the Developer shall have no obligation to pay the attorneys' fees and costs of City and/or EDC and the Developer shall recover its share of costs and reasonable attorneys' fees if and only if the court finds that the claims of the City and/or EDC are frivolous and that City and/or EDC are subject to sanctions.

     21.24  Further Assurances.  City, EDC and Developer will cooperate and work
            ------------------
together in good faith to the extent reasonably necessary and commercially reasonable to accomplish the mutual intent of the parties that the Development be successfully completed as expeditiously as is reasonably possible.

     21.25  Estoppel Certificates.  City and EDC shall, at any time and from
            ---------------------
time to time, upon not less than fifteen (15) Business Days prior written notice from any lender of Developer, execute and deliver to any lender of Developer an estoppel certificate in the form attached hereto as Exhibit 21.25.
                                                    -------------

     21.26  Most Favored Nations Provision.  City and EDC agree that in the
            ------------------------------
event: (i) either of the development agreements of either Other Land-Based Casino Developer are amended in any material respect, City and EDC shall offer to Developer the same amendment to this Agreement with such conforming changes as may be reasonably required, provided, however, that City's and EDC's obligation under this Section 21.26 shall end thirty-five (35) years subsequent
                      -------------
to the Closing Date with respect to any amendment to Section 7.17 and ten (10)
                                                     ------------
years subsequent to the Closing Date with respect to all other amendments to this Agreement; and (ii) they waive any of the conditions imposed by Sections
                                                                     --------
2.4(a)(1), (2), (4) or (7) under either of the development agreements of either
--------------------------
Other Land-Based Casino Developer, they shall offer to waive such condition for Developer.

     21.27  Developer's Right to Terminate.  Upon written notice delivered by
            ------------------------------
Developer to City and EDC within ten (10) Business Days from the Execution Date, Developer may terminate this Agreement if Developer's Board of Directors fails to approve this Agreement.

     21.28  Counterparts.  This Agreement may be executed in counterparts,
            ------------
each of which shall be deemed to be an original document and together shall constitute one instrument.



                           [Signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have set their hands and had their seals affixed on the dates set forth after their respective signatures.

                                    CITY OF DETROIT, a municipal
                                    corporation


                                    By: /s/
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------


                                    THE ECONOMIC DEVELOPMENT
                                    CORPORATION OF THE CITY OF
                                    DETROIT, a Michigan public body
                                    corporate


                                    By: /s/
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------
                                    By: /s/
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------

                                    MGM GRAND DETROIT, LLC, a Delaware
                                    limited liability company


                                    By: /s/
                                       ----------------------------------------
                                       Its: Chief Financial Officer

     IN WITNESS WHEREOF, the parties hereto have set their hands and had their seals affixed on the dates set forth after their respective signatures.

                                    CITY OF DETROIT, a municipal
                                    corporation


                                    By: /s/
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------


                                    THE ECONOMIC DEVELOPMENT
                                    CORPORATION OF THE CITY OF
                                    DETROIT, a Michigan public body
                                    corporate


                                    By: /s/
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------
                                    By: /s/
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------

                                    MGM GRAND DETROIT, LLC, a Delaware
                                    limited liability company


                                    By: /s/
                                       ----------------------------------------
                                       Its: Chief Financial Officer

                   EXHIBIT 1.1(a)(19): DESCRIPTION OF CASINO
                             AREA AND PUBLIC LAND
                   -----------------------------------------


                        WATERFRONT RECLAMATION & CASINO
                           DEVELOPMENT PROJECT AREA

                             [MAP OF PROJECT AREA]

                   EXHIBIT 1.1(a)(19): DESCRIPTION OF CASINO
                             AREA AND PUBLIC LAND
                   -----------------------------------------


                        WATERFRONT RECLAMATION & CASINO
                           DEVELOPMENT PROJECT AREA

                             [MAP OF PROJECT AREA]

                   EXHIBIT 1.1(a)(19): DESCRIPTION OF CASINO
                             AREA AND PUBLIC LAND
                   -----------------------------------------


                        WATERFRONT RECLAMATION & CASINO
                           DEVELOPMENT PROJECT AREA

                             [MAP OF PROJECT AREA]

       EXHIBIT  1.1(a)(30): FORM OF PARENT COMPANY'S CLOSING CERTIFICATE
       -----------------------------------------------------------------

                              CLOSING CERTIFICATE

     Pursuant to Section 2.14 of that certain development agreement dated as of ________________, 1998 (the "Development Agreement"), by and among the City of Detroit (the "City"), the Economic Development Corporation of the City of Detroit ("EDC") and ________________________________, a ____________ limited liability company (the "Company"), ______________ , a ____________ corporation (the "Parent Company") hereby certifies to the City and EDC that:

          (i)   No Defense to Performance. There is no fact, event or condition
                -------------------------
     which exists as of the date hereof which, if asserted by Company or Parent Company, would excuse Parent Company from performing its obligations under that certain guaranty and keepwell agreement, dated _______________ (the "Guaranty Agreement") being delivered pursuant to Section 2.14 of the
                                                       ------------
     Development Agreement.

          (ii)  No Event of Default. There is no event or condition, which with
                -------------------
     the passage of time or the giving of notice or both, is or would give rise to an Event of Default (as that term is defined in the Development Agreement).

          (iii) Resolutions. Attached hereto as "Exhibit A" is a true and
                -----------                      ---------
     correct copy of the resolutions approving the execution, delivery and performance of the obligations of the Parent Company under the (x) Guaranty Agreement and (y) agreement to abide by the radius restriction being delivered pursuant to Section 2.14 of the Development Agreement
                           ------------
     (collectively with the Guaranty Agreement, the "Agreements"), that have been duly adopted at a meeting of, or by the written consent of, the Parent Company, and none of such resolutions have been amended, modified, revoked or rescinded in any respect since their respective dates of execution, and all of such resolutions are in full force and effect on the date hereof in the form adopted.

          (iv)  Ownership of Shares. As of the date hereof, Parent Company owns
                -------------------
     all of the issued and outstanding capital stock of ______________________.

          (v)   No Violation. Neither execution of the Agreements nor discharge
                ------------
     by the Parent Company of any of its obligations thereunder shall cause Parent Company to be in violation of any applicable law or regulation, its charter or other organizational documents of any agreement to which it is a party.

     Dated:__________________________       [NAME OF PARENT COMPANY]


                                            By:____________________________
                                                 Its:______________________

          EXHIBIT 1.1(a)(30): FORM OF DEVELOPER'S CLOSING CERTIFICATE
          -----------------------------------------------------------

                              CLOSING CERTIFICATE

     Pursuant to Section 2.14 of that certain development agreement dated as of
                 ------------
__________, 1998 (the "Development Agreement"), by and among the City of Detroit (the "City"), the Economic Development Corporation of the City of Detroit ("EDC") and ___________________ _______________, a __________ limited liability company (the "Company"), the Company hereby certifies to the City and EDC that:

          (i)   Representations and Warranties. Each of the representations and
                ------------------------------
     warranties made by the Company in Sections 8.1(a), (ff) and (gg) of the
                                       ------------------------------
     Development Agreement is true and correct in all material respects as of the date hereof, with the same force and effect as though such representations and warranties had been made as of the date hereof.

          (ii)  Satisfaction of Obligations. The Company has performed and
                ---------------------------
     complied with all of its obligations required by the Development Agreement to be performed or complied with at or prior to the date hereof;

          (iii) No Event of Default. There exists no event or condition, which
                -------------------
     with the passage of time or the giving of notice or both, is or would give rise to an Event of Default (as that term is defined in the Development Agreement).

          (iv)  Certificate of Incorporation. Attached hereto as "Exhibit A" is
                ----------------------------                      ---------
     a true, correct and complete copy of the Certificate of Limited Liability Company of the Company, together with any and all amendments thereto, as on file with the any and all amendments thereto, as on file with the Secretary of State of __________, and no action has been taken to amend, modify or repeal such Certificate of Limited Liability Company, the same being in full force and effect in the attached form as of the date hereof;

          (v)   Operating Agreement. No action has been taken to amend, modify
                -------------------
     or repeal Developer's Operating Agreement, the same being in full force and effect in the form previously delivered to City by Developer in connection with the RFP/Q (as that term is defined in the Development Agreement).

          (vi)  Resolutions. Attached hereto as "Exhibit B" is a true and
                -----------                      ---------
     correct copy of the resolutions approving the execution, delivery and performance of the obligations of the Company under the Development Agreement that have been duly adopted at a meeting of, or by the written consent of, the Company, and none of such resolutions have been amended, modified, revoked or rescinded in any respect since their respective dates of execution, and all of such resolutions are in full force and effect on the date hereof in the form adopted.

          (vii)  Incumbency. Attached hereto as "Exhibit C" is an incumbency
                 ----------                      ---------
     certificate of the officers of the Company, which individuals are duly elected, qualified and acting officers of the Company, each such individual holding the office(s) set forth opposite his or her respective name as of the date hereof, and the signature set forth beside the respective name as of the date hereof, and the signature set forth beside the respective name and title of said officers and authorized signatories are true, authentic signatures.

          (viii) Good Standing. Attached hereto as "Exhibit D" are original
                 -------------                      ---------
     certificates dated as of a recent date from the Secretary of State or other appropriate authority of each jurisdiction in which the Company was, respectively, incorporated or qualified to do business, such certificate evidencing the good standing of the Company in such jurisdictions.


     Dated:_________________________       [NAME OF DEVELOPER]


                                           By:____________________________
                                                Its:______________________

               EXHIBIT 1.1(a)(42): FORM OF CONVEYANCE AGREEMENT
               ------------------------------------------------

                             CONVEYANCE AGREEMENT

                                 BY AND AMONG

                             THE CITY OF DETROIT,

          THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT

                                      and

                          (________________________)

     THIS CONVEYANCE AGREEMENT (this "Agreement"), entered into this ______ day of _______________, 1998, by and among the City of Detroit, a Michigan municipal corporation ("City"), The Economic Development Corporation of the City of Detroit, a Michigan public body corporate ("EDC") , whose address is 211 West Fort, Suite 900, Detroit, Michigan 48226 and _________________________________
("Developer") whose address is _______________________________________________.

                                  WITNESSETH:

     WHEREAS, Developer has agreed to purchase and develop the land described in Exhibit "A" attached hereto and made a part hereof, together with any
-----------
improvements thereon (the "Property") in accordance with the terms, covenants and conditions of that certain Development Agreement dated _______________, 1998 (the "Development Agreement"), by and among City, EDC and Developer; and

     WHEREAS, the Development Agreement requires Developer to purchase the Property pursuant to the terms, covenants and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual obligations of the parties hereto, each of them does hereby covenant and agree with the others, as follows:

                                1. DEFINITIONS
                                   -----------

     1.01 Each capitalized term used in this Agreement shall have the meaning ascribed to it in the Development Agreement, unless otherwise expressly defined herein.

                       2. PURCHASE AND SALE OF PROPERTY
                          -----------------------------

     2.01 Purchase and Sale of Property. The City hereby agrees to acquire the
          -----------------------------
Property pursuant to the Development Agreement and the Resolution of Necessity and to convey the Property to EDC. EDC agrees to sell the Property, as and when acquired from City, to Developer and Developer hereby agrees to purchase the Property from Seller on the terms, conditions and covenants contained herein. Developer agrees to develop the Property in accordance with the terms, conditions and covenants of the Development Agreement.

     2.02 Conveyance. EDC shall sell, transfer and convey the Property to
          ----------
Developer either at a single closing or, at the option of Developer, in a series of closings (a "Closing") at which EDC shall convey any portion of the Property which has been acquired by City and/or EDC that Developer shall from time to time designate (the "Designated Parcel"). The Closings shall take place in the manner set forth in Article IV below.

     2.03 Payment of Purchase Price. The purchase price for all of the Property
          -------------------------
shall be an amount equal to Developer's Pro Rata Share of Feehold Compensation less its Pro Rata Share of the City Contribution (the "Purchase Price"). In the event Developer elects to acquire the Property on a parcel by parcel basis, Developer shall pay at each Closing an amount equal to that portion of the Purchase Price allocable to the Designated Parcel. Since the Property has been or will be acquired by City through one or more acquisition activities, including exercise of the power of eminent domain, the total amount of Feehold Compensation or that portion attributable to the Designated Parcel, as the case may be, may not be known at the time of the Closing, in which event the amount to be paid at the Closing shall be the portion of the Estimated Compensation which is fairly attributable (based on the appraisal for the Designated Parcel obtained by City in connection with the Resolution of Necessity) to the Designated Parcel, subject to adjustment after the Closing as provided in
Section 2.9 of the Development Agreement; provided, however the amount to be paid at Closing for the remainder of the Property shall be the difference between the aggregate amount paid at prior Closings and the Developer's Pro Rata Share of the total Estimated Compensation. The obligation of Developer or EDC, as the case maybe, to make payments in the form of post-Closing adjustments as provided in Section 2.9 of the Development Agreement shall survive termination of this Agreement and shall continue in effect unless and until Developer reconveys the acquired Designated Parcel or Parcels to EDC.

                             3. CONDITION OF TITLE
                                ------------------

     3.01 Evidence of Title. As soon as possible after the Effective Date, EDC
          -----------------
shall deliver to Developer a commitment for an owner's title insurance policy for the Property (the "Commitment") issued by a responsible title insurance company selected by EDC, licensed to do business in the State of Michigan, and reasonably acceptable to Developer (the "Title Company") together with an ALTA survey (the "Survey") of the Property prepared by a licensed surveyor reasonably acceptable to Developer. The Commitment shall set forth the state of title to the Property together with all exceptions, conditions, reservations, and encumbrances. If Developer is dissatisfied with any matter shown on the Survey or the Commitment, EDC and Developer shall work together to remedy any deficiency disclosed by the Survey or the Commitment. At Closing, Developer shall pay and be responsible for all premiums for the cost of the Survey and for all policies issued pursuant to the Commitment and any endorsements thereto.

     3.02 Conveyance. At Closing, EDC will deliver to Developer a quit claim
          ----------
deed in substantially the form as attached hereto as Exhibit "B" (the "Deed")
                                                     -----------
conveying title to the Property subject only to such matters as may be acceptable to Developer in its reasonable discretion.

     3.03 Surveying and Testing. EDC shall permit Developer and its Associates
          ---------------------
to enter the Property for purposes of site investigation and testing, in the manner and subject to the limitations set forth in Section 5.1 of the Development Agreement. Developer shall have a period of time commencing on the date EDC grants a right of entry to the entire Property and expiring one hundred
(100) days thereafter, or whatever longer period of time may be required to satisfy the requirements of the Michigan Department of Environmental Quality for issuance of an Administrative Order By Consent And Covenant Not To Sue in favor of City, EDC, Developer and the Other Land-Based Casino Developers (the "Due Diligence Period") in order to satisfy itself as to the condition of the Property. Developer shall submit to EDC a copy of each survey or report generated as a result of such activities.

     3.04 Developer's Right to Terminate. If Developer's review of the
          ------------------------------
Commitment or inspection of the Property during the Due Diligence Period reveals a defect in title or a physical or geotechnical condition which renders it commercially impracticable for Developer to construct and operate the Casino Complex in accordance with the Development Agreement, then Developer may, at its option, upon giving EDC written notice thereof, together with an opinion of counsel describing the defect in title or copies of the tests disclosing said condition, at any time on or before the expiration of the Due Diligence Period, elect to terminate this Agreement. If Developer should terminate this Agreement for any reason, Developer shall immediately surrender and furnish to City and EDC copies of any and all surveys, reports and studies which have been prepared by Developer or any of its consultants with respect to the Property. Subject to the foregoing right of termination and to Section 18.1(b) of the Development Agreement, Developer agrees to accept the Property in an "as is", "where is" condition and Developer waives any and all rights and remedies it might have against City and EDC as a result of the condition thereof.

                       4. REPRESENTATION AND WARRANTIES
                          -----------------------------

     4.01 Time and Place of Closing. Developer will notify EDC of the
          -------------------------
prospective date for any Closing not less than ten (10) calendar days prior thereto, unless otherwise agreed between the parties, provided that the Closing on all Parcels shall occur no later than ten (10) calendar days after the conditions precedent set forth in Section 2.4(a) of the Development Agreement
                                  --------------
have been satisfied or waived. Each Closing shall take place at the office of the Title Company, or other location in downtown Detroit designated by EDC.

     4.02 Conditions to EDC's Performance. The obligation of EDC to convey the
          -------------------------------
Property shall be subject to the following conditions precedent:

a.   Payment of Purchase Price and Closing Costs. At each Closing, Developer
     -------------------------------------------
     shall have tendered payment of the amount specified in Section 2.03 to be paid at Closing in respect of the Designated Parcel.

b.   No Default. There shall be no existing Event of Default by Developer under
     ----------
     this Agreement.

     4.03 Conditions to Developer's Performance. The obligation of Developer to
          -------------------------------------
purchase the Property shall be subject to the following conditions precedent:

a.   Satisfaction of Certain Development Agreement Conditions. The conditions
     --------------------------------------------------------
     precedent set forth in Sections 2.4(a)(6), (8) and (9) of the Development
                            -------------------------------
     Agreement have been satisfied or waived.

b.   Developer Approval of City Financing Arrangement. All of the conditions set
     ------------------------------------------------
     forth in Section 2.5(a) of the Development Agreement have been satisfied or waived in accordance with the provisions thereof.

c.   Condition of Title. The Title Company shall have marked-up (or reissued)
     ------------------
     the Commitment as of the date of the Closing to indicate that all conditions of issuance of the policy and endorsements provided for in the Commitment have been satisfied and that the Designated Parcel is not subject to any federal or state tax liens or real property taxes or assessments which are due and payable, unpaid water bills or other encumbrances of record.

     4.04 Delivery of Deed and Possession. EDC will deliver the Deed to the
          -------------------------------
Designated Parcel and the possession thereof to Developer at Closing provided that Developer has complied with all conditions precedent as specified herein. Developer shall be responsible for recording the Deed and paying all recording costs including county and state transfer taxes, if any.

     4.05 Closing Statement. At each Closing, Developer and EDC shall each
          -----------------
execute and deliver to the other a closing statement setting forth the amount paid at Closing in respect of the Designated Parcel and reflecting all adjustments provided for in this Agreement.

                           5. DEFAULTS AND REMEDIES
                              ---------------------

     5.01 Default by Developer. The occurrence of any one or more of the
          --------------------
following events shall constitute an Event of Default under this Agreement:

a. If Developer does not pay for and take title to the Property, as required by this Agreement, upon tender of conveyance by EDC.

b.   If any Event of Default occurs under the Development Agreement.

Upon an Event of Default, EDC shall have the right to exercise any and all remedies available to EDC under the Development Agreement.

     5.02 Default by EDC. In the event EDC does not tender the conveyance of the
          --------------
Property or any part thereof in the manner provided in this Agreement, and any such failure shall not be cured within thirty (30) days after written demand by Developer, then, provided Developer is not in Default under this Agreement, Developer, as its sole and exclusive remedy, shall be entitled to obtain specific performance of this Agreement and seek actual damages, if any, arising from delay or failure of performance; provided, however, that if the nature of EDC's obligation is such that more than thirty (30) days are reasonably required for performance, then EDC shall not be in default if EDC commences performance within such thirty (30) day period and thereafter diligently pursues such performance to completion.

                                  6. NOTICES
                                     -------

     6.01 Notices. Any notice, demand or other communication which any party may
          -------
desire or may be required to give to any other party shall be given as provided in the Development Agreement.

     6.02 Severability. If any one or more provisions of this Agreement or in
          ------------
any instrument or other document delivered pursuant to this Agreement or the application thereof to any person or circumstance shall to any extent be declared or determined to be invalid or unenforceable, the validity, legality and enforceability of the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected or impaired thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     6.03 Complete Agreement This Agreement and the Development Agreement and
          ------------------
all the documents and agreements described or referred to herein and therein, including the Exhibits hereto and thereto, constitute the full and complete agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersede and control in their entirety over any and all prior agreements, understandings, representations and statements, whether written or oral, by each of the parties hereto. The parties hereto acknowledge and agree that this Agreement shall implement, and is not intended to supersede, the Development Agreement, and therefore the terms of the Development Agreement shall control in the event of any conflict between this Agreement and the Development Agreement.

     6.04 Terminology. Unless the context otherwise expressly requires, the
          -----------
words "herein", "hereof", and "hereunder", and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision. As used herein, the singular includes the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     6.05 Covenants and Conditions. All the terms and provisions of this
          ------------------------
Agreement shall be deemed and construed to be "covenants" and "conditions" as though the words specifically expressing or imparting covenants and conditions were used in each separate term and provision.

     6.06 Captions. The headings of the Articles, Sections and other
          --------
subdivisions in this Agreement are for convenience of reference only and shall not be used to construe or interpret the scope or intent of this Agreement or in any way affect the same.

     6.07 Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original document and together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WITNESSES:                            CITY OF DETROIT,
                                      a Michigan municipal corporation

                                      By:
---------------------------              --------------------------------------
Print:                                     Its:
                                               --------------------------------
---------------------------
Print:

WITNESSES:                            ECONOMIC DEVELOPMENT
                                      CORPORATION OF THE CITY OF
                                      DETROIT, a Michigan public body corporate

---------------------------           -----------------------------------------
Print:                                By:
                                         --------------------------------------
                                      Its:  Authorized Agent
---------------------------
Print:

WITNESSES:                            DEVELOPER:

---------------------------           -----------------------------------------
Print:
                                      -----------------------------------------

---------------------------           By:
Print:                                   --------------------------------------
                                           Its:
                                               --------------------------------

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )


     The foregoing instrument was acknowledged before me on _________________, 1998, by _________________, the duly authorized agent of the City of Detroit, a Michigan municipal corporation, on behalf of said corporation.


               -----------------------------------
               Print:
                     -----------------------------
               Notary Public, Wayne County,
               Michigan
               My commission expires:________



STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )


     The foregoing instrument was acknowledged before me on _________________, 1998, by _________________, the duly authorized agent of The Economic Development Corporation of the City of Detroit, a Michigan public body corporate, on behalf of said corporation.


               -----------------------------------
               Print:
                     -----------------------------
               Notary Public, Wayne County,
               Michigan
               My commission expires:________

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )


     The foregoing instrument was acknowledged before me on ____________1998, by _____________________________________, the _____________ of
_____________________ a Michigan _______________, on behalf of said
_____________________.


               -----------------------------------
               Print:
                     -----------------------------
               Notary Public, Wayne County,
               Michigan
               My commission expires:________


Drafted by and when recorded return to:

                                   EXHIBIT A

                               LEGAL DESCRIPTION



         [TO BE PROVIDED IN THE MANNER SET FORTH IN SECTION 9.3 OF THE
                            DEVELOPMENT AGREEMENT]

                                   EXHIBIT B

                                QUIT CLAIM DEED

     The Economic Development Corporation of the City of Detroit, a Michigan public body corporate (the "EDC"), quit claims to ____________________, whose post office address is ____________________ the premises located in the City of Detroit, County of Wayne, and State of Michigan, described on Exhibit A attached hereto and made a part hereof, together with any and all tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, for the sum of ____________________ ($_____________).

     This Deed is given subject to the terms, covenants and conditions of [Identify Restrictive Covenant Document] which is incorporated herein by reference and recorded on ____________________, ____________________ in the
Office of the Register of Deeds for the County of Wayne in Liber ______________ on Pages ___________ through ___________ inclusive, none of the terms, covenants and conditions of which shall be deemed merged in this Deed. The covenants therein recited to be covenants running with the land are hereby declared to be covenants running with the land enforceable by EDC as therein set forth.

Dated this _______ day of ____________________, 19__.

     IN WITNESS WHEREOF, the Economic Development Corporation of the City of Detroit has caused this instrument to be executed by its duly authorized officer and sealed with its corporate seal, the day and year first above written.


WITNESSES:                             ECONOMIC DEVELOPMENT
                                       CORPORATION OF THE CITY OF
                                       DETROIT, a Michigan public body corporate

----------------------------------     -----------------------------------------
Print:                                 By:
                                          --------------------------------------
                                       Its:  Authorized Agent

----------------------------------
Print:


      [If any parcels are unplatted, add the statements required by the
                              Land Division Act.]

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )


     The foregoing instrument was acknowledged before me on _________________, 1998, by _____________, the duly authorized agent of The Economic Development Corporation of the City of Detroit, a Michigan public body corporate, on behalf of said corporation.


               -----------------------------------
               Print:
                     -----------------------------
               Notary Public, Wayne County,
               Michigan
               My commission expires:________

This instrument was drafted by and after recording return to:

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

                       GUARANTY AND KEEP WELL AGREEMENT
                       --------------------------------

     This GUARANTY AND KEEP WELL AGREEMENT ("Guaranty") is made as of this _____ day of __________, 1998, by ______________________, a _____________
("Guarantor"), having its office at ____________________, to and for the benefit of the Economic Development Corporation of the City of Detroit, a Michigan public body corporate ("EDC"), having an office at 211 West Fort, Suite 900, Detroit, Michigan 48226.

                              W I T N E S S E T H
                              -------------------

     WHEREAS, _____________, a _____________ ("Developer"), the City of Detroit,
a municipal corporation ("City") and EDC have executed that certain Development Agreement dated of even date herewith ("Development Agreement," with capitalized terms herein having the same meaning as therein defined, unless expressly otherwise defined herein), which Development Agreement sets forth the terms and conditions upon which Developer has agreed to undertake and complete construction of the Casino Complex; and

     WHEREAS, Guarantor being the ________________ of Developer, will directly and indirectly benefit from the financial success of Developer; and

     WHEREAS, EDC has declined to enter into the Development Agreement unless this Guaranty is executed by Guarantor and delivered to EDC.

     NOW, THEREFORE, in consideration of the foregoing premises and in order to induce EDC to execute and deliver the Development Agreement, Guarantor, acknowledging that but for the execution and delivery of this Guaranty EDC would not have consented to the Closing of the Development Agreement with Developer, hereby covenants and agrees as follows:

     1. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to EDC the following (collectively, the "Obligations"): (i) the full and faithful performance of each and every one of the covenants and obligations in the Development Agreement on Developer's part to be kept and performed with respect to the construction, equipping and completion of the Casino Complex on or before the Agreed Upon Opening Date in accordance with the terms, covenants and conditions of the Development Agreement (including, without limitation, the payment of socalled "hard costs" of construction and socalled "soft costs" of construction such as fees and charges of architects, engineers, consultants, surveyors, attorneys and others and the costs of all Permits, licenses and other matters); (ii) Developer's prompt payment as and when due of all amounts of every kind or nature whatsoever, including without limitation, Feehold Compensation, Developer's Allocable Share of Development Process Costs,

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

Developer's portion of all Infrastructure Improvements to be paid by Developer to EDC and/or City under the Development Agreement; and (iii) with respect to any mechanic's or materialman's lien filed against or attaching to all or any part of the Project Premises as a result of the Work, the removal or release of such lien, provided that nothing herein shall preclude Developer or Guarantor from contesting in good faith any such lien by appropriate proceedings. Notwithstanding the foregoing, Guarantor shall have no obligation to obtain the Certificate of Suitability and/or Casino License for or on behalf of Developer.

          2. During the twenty-four (24) months following the Completion Date (the "Keep Well Period"), Guarantor agrees to fund to Developer all amounts necessary to allow Developer to operate the Casino Complex and keep the Casino Complex open for business in the ordinary course during the Keep Well Period (the "Keep Well Obligation"), but only to the extent that Developer's cash flow from operations which is used to operate the Casino Complex and keep the Casino Complex open for business in the ordinary course during the Keep Well Period is insufficient to accomplish such purpose.

          3. Guarantor will maintain continuously in full force and effect and available to it resources, including unused lines of credit in its favor, in an amount reasonably sufficient to fund all amounts necessary to allow Guarantor to perform all of its obligations hereunder, including, without limitation, the Keep Well Obligation.

          4. Upon notice to Guarantor from EDC that Developer has failed to perform any of the Obligations, Guarantor agrees to:

          (a) assume full responsibility for, and to cause the Casino Complex to be constructed, equipped and Completed on or before the Agreed Upon Opening Date in accordance with terms, covenants and conditions of the Development Agreement;

          (b) remove any mechanic's or materialman's lien filed with respect to the Development by reason of construction of the Casino Complex, provided that nothing herein shall preclude Developer or Guarantor from contesting in good faith any such lien by appropriate proceedings.

          (c) perform and pay each and every one of the Obligations on demand of EDC;

          (d) indemnify and hold EDC harmless from and against any and all loss, cost, damage, injury, liability, claim or expense EDC may suffer or incur by reason of any nonpayment or nonperformance of any of the Obligations; and

          (e) fully reimburse and repay EDC promptly on demand for all outlays and expenses including interest thereon at the Default Rate, that EDC may make or incur by

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

     reason of any nonpayment or nonperformance of any Obligations, including, without limitation, all outlays and expenses that EDC may make or incur if EDC, in its sole discretion, elects to complete the Casino Complex with such changes or modifications to such of the Design Documents as the EDC deems necessary or appropriate, provided that no such changes or modifications shall constitute a Material Alteration or Material Deviation.

          5. Upon any Event of Default hereunder, EDC shall have the following rights and remedies:

          (a) If EDC in its sole discretion chooses to do so, it may perform any or all of Guarantor's obligations to be performed hereunder on Guarantor's behalf. In such event, Guarantor shall reimburse EDC within ten
     (10) days of demand for all costs and expenses, including reasonable attorneys' fees, that EDC may incur in performing those obligations, together with interest thereon at the Default Rate from the dates they are incurred until paid.

          (b) In addition, EDC may bring any action at law or in equity or both, to compel Guarantor to perform its obligations hereunder and to collect compensation for all loss, cost, damage, injury and expense which may be sustained or incurred by EDC as a direct or indirect consequence of Guarantor's failure to perform those obligations, including interest thereon at the Default Rate.

          6. Guarantor authorizes EDC to perform any and all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

          (a) With the consent of Developer, EDC may alter any terms of the Development Agreement, including renewing, compromising, extending or accelerating, or otherwise changing the time for performance thereunder.

          (b) With the consent of Developer, EDC may alter, amend or modify all or any part of the Design Documents.

          (c) EDC may take and hold security for the Obligations, accept additional or substituted security therefor, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (d) EDC may direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations and may also bid at any such sale.

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

          (e) EDC may apply any payments or recoveries from Developer, Guarantor or any other source, and any proceeds of any security, to Developer's Obligations in such manner, order and priority as it may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of the application.

          (f) EDC may release Developer of all or any portion of its liability under the Obligations and the Development Agreement.

          (g)  EDC may substitute, add or release any one or more guarantors.

          (h) EDC may consent to any assignment or successive assignments of the Development Agreement by Developer.

          7. Guarantor expressly agrees that until the Obligations are fully satisfied and each and every term, covenant and condition of this Guaranty is fully performed, including, without limitation, the Keep Well Obligation, Guarantor shall not be released by or because of:

          (a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

          (b) Any waiver, extension, modification, forbearance, delay or other act or omission of EDC, or any failure to proceed promptly or otherwise as against Guarantor or any collateral, if any;

          (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Developer; or

          (d) Any dealings occurring at any time between Developer or EDC, whether relating to the Development Agreement or otherwise.

Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances.

          8.   Guarantor waives:

          (a) All statutes of limitations as a defense to any action or proceeding brought against Guarantor by EDC to the fullest extent permitted by law;

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

          (b) Any right it may have to require EDC to proceed against Developer, proceed against or exhaust any security held from Developer, or pursue any other remedy in its power to pursue;

          (c) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Developer;

          (d) Any defense based on: (i) any legal disability of Developer, (ii) any release, discharge, modification, impairment or limitation of the liability of Developer under the Development Agreement from any cause (other than the performance of the Obligations by Developer), whether consented to by EDC or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding"),
     (iii) any rejection or disaffirmance of the Development Agreement in any such Insolvency Proceeding;

          (e) Any defense based on any action taken or omitted by EDC in any Insolvency Proceeding involving Developer, including any election to have a claim allowed as being secured, partially secured or unsecured, any extension of credit by EDC to Developer in any Insolvency Proceeding, and the taking and holding by EDC of any security for any such extension of credit; and

          (f) All presentations, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, payment or nonpayment of the Obligations and demands and notices of every kind and nature.

          9. EDC shall not be required, as a condition precedent to making a demand upon Guarantor or to bringing an action against Guarantor upon this Guaranty, to make demand upon, or to institute any action or proceeding at law or in equity against, Developer, any other guarantor or anyone else, or exhaust its remedies against Developer, any other guarantor or any one else, or against any collateral, if any, given to secure the Obligations. All remedies afforded to EDC by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by EDC or not, shall be deemed to be exclusive of any of the other remedies available to EDC and shall not limit or prejudice any other legal or equitable remedy which EDC may have.

          10. Until the termination of this Guaranty in accordance with its terms, Guarantor hereby waives all rights of subrogation, contribution and indemnity against Developer, now or hereafter arising, whether arising hereunder, by operation of law or contract or otherwise, as well as the benefit of any collateral which may from time to time secure the Obligations, and

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

to that end, Guarantor further agrees not to seek any reimbursement, restitution, or collection from, or enforce any right or remedy of whatsoever kind or nature in favor of Guarantor against, Developer or any other person or any of their respective assets or properties for or with respect to any payments made by Guarantor to EDC hereunder or in respect of the Obligations or the Keep Well Obligation. EDC may, in the course of exercising any remedies available to it under the Development Agreement, at its sole option elect which remedies it may wish to pursue without affecting any of its rights hereunder. EDC may elect to forfeit any of its rights, even if such actions shall result in a full or partial loss of rights of subrogation which Guarantor, but for EDC's actions, might have had.

          11. If, at any time, all or any part of any payment previously applied by EDC to any of the Obligations is rescinded or must otherwise be restored or returned by EDC for any reason, including, without limitation, the insolvency, bankruptcy, dissolution, liquidation or reorganization of Developer, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of, or trustee or similar officer for, Developer or any substantial part of its property, Guarantor shall remain liable for the full amount so rescinded or returned as though such payments had never been received by EDC, notwithstanding any termination of this Guaranty or the cancellation of the Development Agreement evidencing the Obligations of Developer.

          12. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Developer, the present and former condition, uses and ownership of the Project Premises, and such other matters as Guarantor deemed appropriate to assure itself of Developer's ability to discharge its obligations under the Development Agreement. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Developer's ability to pay and perform the Obligations. EDC has no duty to disclose to Guarantor any information which it may have or receive about Developer's financial condition or business operations, the condition or uses of the Project Premises, or any other circumstances bearing on Developer's ability to perform under the Development Agreement.

          13. Except for Permitted Affiliate Payments, any rights of Guarantor, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to it by Developer, or to withdraw capital invested by it in Developer, or to receive distributions from Developer, shall, to the extent and in the manner provided herein, be subordinate as to time of payment and in all other respects to the full and prior payment and performance of Developer's Obligations to EDC (to the extent then due). Following and during the continuance of an Event of Default, Guarantor shall not be entitled to enforce or receive payment of any sums or distributions from Developer other than Permitted Affiliate Payments, until the Obligations have been paid and performed in full (to the extent then due) and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for EDC.

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

          14.  Guarantor hereby represents and warrants that:

          (a) it is duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its formation, with full power and authority to execute and deliver this Guaranty and consummate the transactions contemplated hereby;

          (b) the execution and delivery of this Guaranty and the consummation and performance by it of the transactions contemplated hereby: (1) have been duly authorized by all actions required under the terms and provisions of the instruments governing its existence ("Governing Instruments"), the
                                                  ---------------------
     laws of the jurisdiction of its formation and the laws of the State; (2) create legal, valid and binding obligations of it enforceable in accordance with the terms hereof; (3) subject to applicable law do not require the approval or consent of any Governmental Authority having jurisdiction over it, except those already obtained; and (4) do not and will not constitute a violation of, or default under, its Governing Instruments, any Government Requirements, agreement, commitment or instrument to which it is a party or by which any of its assets are bound;

          (c) subject to applicable gaming laws, neither it nor any of its property has any immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) or the jurisdiction of any court of the United States sitting in the State or any court of the State;

          (d) the financial statements of Guarantor dated _______________, 199_ (the "Financial Statements") heretofore delivered to EDC by Guarantor, are
           --------------------
     true and correct in all material respects as of the date thereof, have been prepared on the accounting basis adopted by Guarantor for federal income tax purposes consistently applied (except insofar as any change in the application thereof is disclosed in such Financial Statements), and fairly present the financial condition of Guarantor as of the date thereof, and no materially adverse change has occurred in the financial condition reflected in such Financial Statements since the date thereof and no material additional borrowings have been made or guaranteed by Guarantor since the date thereof, in either case, which individually or in the aggregate materially adversely affects the ability of Guarantor to pay and perform its obligations hereunder;

          (e) none of the Financial Statements or any certificate or statement furnished to EDC by or on behalf of Guarantor in connection herewith, and none of the representations and warranties in this Guaranty, contains any untrue statement as of its date of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading;

          (f) other than as disclosed in Guarantor's Form 10Ks and 10Qs filed pursuant

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

     to the Securities and Exchange Act of 1934, there are no actions, suits or proceedings pending, or, to the knowledge of Guarantor, threatened against or affecting Guarantor, or to Guarantor's knowledge which involve or to Guarantor's knowledge may individually or in the aggregate materially adversely affect the ability of Guarantor to perform any of its obligations under this Guaranty, and Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court, arbitration body or Governmental Authority, which default materially adversely affects the ability of Guarantor to pay and perform its obligations hereunder; and

          (g) all permits, consents, approvals, orders and authorizations of, and all registrations, declarations and filings with, all Governmental Authorities (collectively, the "Consents"), if any, that are required in
                                     --------
     connection with the valid execution and delivery by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents, if any, required in connection with the carrying out or performance of any of the transactions required or contemplated thereby (including, but not limited to, all authorizations, approvals, permits and consents) will be obtained when required in order to satisfy the obligations hereunder in accordance with the terms of this Guaranty.

          15.  Guarantor covenants with EDC as follows:

          (a)  Guarantor will furnish to EDC the following:

               (i) No later than sixty (60) days after the end of each fiscal quarter of Guarantor an unaudited balance sheet and income statement, certified as true and correct by the chief financial officer of Guarantor or by any other duly authorized representative of Guarantor reasonably acceptable to EDC, which shall be prepared on the accounting basis adopted by Guarantor for federal income tax purposes consistently applied (except insofar as any change in the application thereof is disclosed in such financial statements).

               (ii) No later than one hundred twenty (120) days after the end of each fiscal year of Guarantor an audited balance sheet and income statement prepared in accordance with GAAP.

     None of the aforesaid financial statements or any certificate or statement furnished to EDC by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

          (b) Guarantor shall give notice to EDC promptly upon the occurrence of:

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

               (i)  any known default or Event of Default; and

               (ii) any (A) material default or event of default by Guarantor under any contractual obligation of Guarantor or (B) litigation, investigation or proceeding which may exist at any time between Guarantor or any Person or Governmental Authority which could have a material adverse effect on the ability of Guarantor to pay its obligations hereunder.

     Each notice pursuant to this paragraph shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Guarantor proposes to take with respect thereto.

          (c) Guarantor agrees, upon the reasonable request of EDC, to do any act or execute any additional documents as may be reasonably required by EDC to accomplish or further confirm the provisions of this Guaranty.

          16. EDC may declare Guarantor to be in default under this Guaranty upon the occurrence of any of the following events ("Events of Default").

          (a) If Guarantor fails to pay any amounts required to be paid or expended under this Guaranty and such nonpayment continues for ten (10) Business Days after written notice from EDC;

          (b) If Guarantor fails to comply with any covenants and agreements made by it in this Guaranty (other than those specifically described in any other subparagraph of this paragraph 16) and such noncompliance continues for fifteen (15) days after written notice from EDC, provided, however, that if any such noncompliance is reasonably susceptible of being cured within thirty (30) days, but cannot with due diligence be cured within fifteen (15) days, and if Guarantor commences to cure any noncompliance within said fifteen (15) days and diligently prosecutes the cure to completion, then Guarantor shall not during such period of diligently curing be in default hereunder as long as such default is completely cured within thirty (30) days of the first notice of such default to Guarantor;

          (c) If any representation or warranty made by Guarantor hereunder was false or misleading in any material respect as of the time made;

          (d)  If any of the following events occur with respect to Guarantor:
     (i) by order of a court of competent jurisdiction, a receiver, liquidator or trustee of Guarantor or of any of the property of Guarantor (other than non-material property and with respect to which the appointment hereinafter referred to would not materially adversely affect the

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

     financial condition of Guarantor) shall be appointed and shall not have been discharged within ninety (90) days; (ii) a petition in bankruptcy, insolvency proceeding or petition for reorganization shall have been filed against Guarantor and same is not withdrawn, dismissed, canceled or terminated within ninety (90) days; (iii) Guarantor is adjudicated bankrupt or insolvent or a petition for reorganization is granted (without regard for any grace period provided for herein); (iv) if there is an attachment or sequestration of any of the property of Guarantor and same is not discharged or bonded over within ninety (90) days; (v) if Guarantor files or consents to the filing of any petition in bankruptcy or commences or consents to the commencement of any proceeding under the Federal Bankruptcy Code or any other law, now or hereafter in effect, relating to the reorganization of Guarantor or the arrangement or readjustment of the debts of Guarantor; or (vi) if Guarantor shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver, trustee or liquidator of Guarantor or of all or any material part of its property;

          (e) If Guarantor ceases to do business or terminates its business for any reason whatsoever or shall cause or institute any proceeding for the dissolution of Guarantor;

          (f) Except on satisfaction of the Obligations and expiration of the Keep Well Obligation, if Guarantor attempts to withdraw, revoke or assert that the Guaranty is of no force or effect.

          17. If any of the provisions of this Guaranty, or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such provision or provisions to Persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          18. This writing is intended by the parties as a final expression of this Guaranty, and is intended to constitute a complete and exclusive statement of the term of the agreement among the parties hereto. There are no promises or conditions, expressed or implied, unless contained in this writing. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify the terms of this Guaranty. No amendment, modification, termination or waiver of any provision of this Guaranty, shall in any event be effective unless the same shall be in writing and signed by EDC, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver shall be implied from EDC's delay in exercising or failing to exercise any right or remedy against Developer, Guarantor or any collateral given to secure the Obligations.

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

          19. Any notice or communication required or permitted hereunder shall be in writing and shall be deemed properly given if delivered by messenger, Federal Express or other recognized overnight courier, or if sent by United States mail, postage prepaid, registered or certified mail, addressed as set forth below. All notices shall be deemed to have been given upon delivery, if delivered by messenger or overnight courier, or five (5) Business Days after the date of mailing if mailed.

          If to Guarantor:

               _________________________
               _________________________
               _________________________
               _________________________

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

          If to EDC:

               _________________________
               _________________________
               _________________________
               _________________________

or, as to such party or address as shall be specified by like notice.

          20. Time is of the essence in performance of this Guaranty by Guarantor.

          21. Guarantor's obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by EDC. Guarantor's obligations under this Guaranty are independent of those of Developer under the Development Agreement.

          22. The terms of this Guaranty shall bind and benefit the legal representatives, successors and assigns of EDC and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of EDC in each instance.

          23. This Guaranty shall be governed by, and construed in accordance with, the local laws of the State of Michigan without application of its law of conflicts principles.

          24. If any lawsuit or arbitration is commenced which arises out of, or which relates to this Guaranty or the Development Agreement, the prevailing party in such lawsuit or arbitration shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees (including reasonably allocated costs for services of in-house counsel) in the action or proceeding in addition to costs and expenses otherwise allowed by law. In any bankruptcy, reorganization, receivership, or other proceedings affecting creditor's rights involving a claim under this Guaranty, Guarantor agrees to pay all of EDC's reasonable costs and expenses, including attorneys' fees (including reasonably allocated costs for services of in-house counsel) which may be incurred in any effort to collect on or enforce any term of this Guaranty, but only to the extent permitted by the court having jurisdiction over such proceedings. From the time(s) incurred until paid in full, all sums shall bear interest at the Default Rate.

          25. Guarantor acknowledges that it expects to benefit from the extension of the Development Agreement to Developer because of its relationship to Developer, and that it is executing this Guaranty in consideration of that anticipated benefit.

                     EXHIBIT 1.1(a)(83): FORM OF GUARANTY
                            AND KEEP WELL AGREEMENT
                     ------------------------------------

          26. The obligations of Guarantor under this Guaranty with respect to the Obligations set forth in paragraph 1 hereof, shall terminate and be of no further force or effect (subject to reinstatement pursuant to paragraph 11 hereof) upon the satisfaction of such Obligations set forth in paragraph 1 hereof and with respect to the Keep Well Obligation, shall terminate and be of no further force or effect upon the expiration of the Keep Well Period.

          27. EDC shall not issue a written release of Developer, other than as it may be compelled to do so by court order unless it issues a similar release of Guarantor.

          28. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE DEVELOPMENT AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, THE DEVELOPMENT AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, this Guaranty has been duly executed as of the day and year first above written.


                                        [SIGNATURE BLOCK]

                   EXHIBIT 1.1(a)(113):  FORM OF PERFORMANCE
                                   GUARANTY
                   -----------------------------------------

                              PERFORMANCE GUARANTY
                              --------------------

     This PERFORMANCE GUARANTY ("Guaranty") is made as of this _____ day of __________, 1998, by ______________________, a _____________ ("Guarantor"),
having its office at ____________________, to and for the benefit of the Economic Development Corporation of the City of Detroit, a Michigan public body corporate ("EDC"), having an office at 211 West Fort, Suite 900, Detroit, Michigan 48226 and the City of Detroit, a municipal corporation ("City", and together with EDC collectively the "Beneficiaries").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, _____________, a _____________ ("Developer") and Beneficiaries have executed that certain Development Agreement dated of even date herewith ("Development Agreement," with capitalized terms herein having the same meaning as therein defined, unless expressly otherwise defined herein), which Development Agreement sets forth the terms and conditions upon which Developer has agreed to build and operate the Casino Complex; and

     WHEREAS, Guarantor being the ________________ of Developer, will directly and indirectly benefit from the financial success of Developer; and

     WHEREAS, pursuant to Section 3.7 of the Development Agreement, Developer
                          -----------
may deliver this Guaranty to Beneficiaries in consideration of Beneficiaries's forbearance from exercising certain rights and remedies under the Development Agreement as a result of Developer's nonperformance of, and noncompliance with, certain covenants, conditions and provisions as more particularly set forth therein.

     NOW, THEREFORE, in consideration of the foregoing premises, Guarantor, acknowledging that but for the execution and delivery of this Guaranty, Beneficiaries would be entitled to exercise certain rights and remedies under the Development Agreement with respect to Developer's nonperformance of, and noncompliance with, certain covenants, conditions and provisions therein, and in consideration of Beneficiaries's forbearance from exercising such rights and remedies and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, hereby covenants and agrees as follows:

     1. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Beneficiaries the full, complete and punctual payment, observance, performance and satisfaction of all covenants, terms, conditions, debts, liabilities, obligations, duties and agreements of Developer under the Development Agreement, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, known or unknown to Guarantor at the time of the execution of this Guaranty (collectively, the "Obligations").

          2. The obligations of Guarantor under this Guarantor shall terminate and be of no further force or effect (subject to reinstatement pursuant to paragraph 11 hereof) upon Guarantor's delivery to Beneficiaries of written notice of such termination and the concurrent satisfaction of all of the following:

          (a) no Event of Default or event which, with the giving of notice or passage of time or both, could mature into and Event of Default exists hereunder or under the Development Agreement;

          (b) Developer is in compliance with the financial covenants set forth in Section 3.2 of the Development Agreement;
        -----------

          (c) Developer is in compliance with the Performance Threshold;

          (d) there shall have been deposited in the Sinking Fund account sufficient funds to comply with the Sinking Fund Provisions set forth in
     Section 3.5 of the Development Agreement;
     -----------

          (e) there shall have been deposited in the Capital Maintenance Fund sufficient funds to comply with the reserve requirements for capital replacements set forth in Section 7.7 of the Development Agreement;
                               -----------

          (f) to the extent insurance proceeds and any other funds are required to be deposited into a trust account in accordance with Section 16.2 of the
                                                             ------------
     Development Agreement, the full amount of such deposits have been deposited; and

          (g) To the extent Proceeds and any other funds are required to be deposited into an escrow account in accordance with Section 16.4 of the
                                                         ------------
     Development Agreement, the full amount of such deposits have been deposited.

          3. Guarantor will maintain continuously in full force and effect and available to it resources, including unused lines of credit in its favor, in an amount reasonably sufficient to fund all amounts necessary to allow Guarantor to perform all of its obligations hereunder.

          4. This is an absolute, irrevocable, present and continuing guaranty of payment and performance and not merely a guaranty of collection. Upon notice to Guarantor from either Beneficiary that Developer has failed to perform any of the Obligations, Guarantor agrees, on demand by either Beneficiary to:

          (a) perform and pay each and every one of the Obligations in accordance with the terms, covenants and conditions of the Development Agreement;

          (b) indemnify and hold Beneficiaries harmless from and against any and all loss, cost, damage, injury, liability, claim or expense Beneficiaries may suffer or incur by reason of any nonpayment or nonperformance of any of the Obligations; and

          (c) fully reimburse and repay Beneficiaries for all outlays and expenses including interest thereon at the Default Rate, that Beneficiaries may make or incur by reason of any nonpayment or nonperformance of any Obligations, including, without limitation, all outlays and expenses that Beneficiaries may make or incur if Beneficiaries, in their sole discretion, elect to pay or perform any of the Obligations on Developer's or Guarantor's behalf.

          5. Upon any Event of Default hereunder, Beneficiaries shall have the following rights and remedies:

          (a) If Beneficiaries in their sole discretion choose to do so, they may perform any or all of Guarantor's obligations to be performed hereunder on Guarantor's behalf. In such event, Guarantor shall reimburse Beneficiaries immediately on demand for all costs and expenses, including reasonable attorneys' fees, that Beneficiaries may incur in performing those obligations, together with interest thereon at the Default Rate from the dates they are incurred until paid.

          (b) In addition, Beneficiaries may bring any action at law or in equity or both, to compel Guarantor to perform its obligations hereunder and to collect compensation for all loss, cost, damage, injury and expense which may be sustained or incurred by Beneficiaries as a direct or indirect consequence of Guarantor's failure to perform those obligations, including interest thereon at the Default Rate.

          6. Guarantor authorizes any Beneficiary to perform any and all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

          (a) With the consent of Developer, Beneficiaries may alter any terms of the Development Agreement, including renewing, compromising, extending or accelerating, or otherwise changing the time for performance thereunder.

          (b) Beneficiaries may take and hold security for the Obligations, accept additional or substituted security therefor, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (c) Beneficiaries may direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations and may also bid at any such sale.

          (d) Beneficiaries may apply any payments or recoveries from Developer, Guarantor or any other source, and any proceeds of any security, to Developer's Obligations in such manner, order and priority as it may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of the application.

          (e) Beneficiaries may release Developer of all or any portion of its liability under the Obligations and the Development Agreement.

          (f) Beneficiaries may substitute, add or release any one or more guarantors.

          (g) Beneficiaries may consent to any assignment or successive assignments of the Development Agreement by Developer.

          7. Guarantor expressly agrees that Guarantor shall not be released by or because of:

          (a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

          (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Beneficiaries, or any failure to proceed promptly or otherwise as against Guarantor or any collateral, if any;

          (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Developer; or

          (d) Any dealings occurring at any time between Developer or Beneficiaries, whether relating to the Development Agreement or otherwise.

Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances.

          8. Guarantor waives:

          (a) All statutes of limitations as a defense to any action or proceeding brought against Guarantor by Beneficiaries to the fullest extent permitted by law;

          (b) Any right it may have to require Beneficiaries to proceed against Developer, proceed against or exhaust any security held from Developer, or pursue any other remedy in its power to pursue;

          (c) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Developer;

          (d) Any defense based on: (i) any legal disability of Developer, (ii) any release, discharge, modification, impairment or limitation of the liability of Developer under the Development Agreement from any cause (other than the performance of the Obligations by Guarantor), whether consented to by Beneficiaries or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding"), (iii) any rejection or disaffirmance of the Development Agreement in any such Insolvency Proceeding;

          (e) Any defense based on any action taken or omitted by Beneficiaries in any Insolvency Proceeding involving Developer, including any election to have a claim allowed as being secured, partially secured or unsecured, any extension of credit by Beneficiaries to Developer in any Insolvency Proceeding, and the taking and holding by Beneficiaries of any security for any such extension of credit; and

          (f) All presentations, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, payment or nonpayment of the Obligations and demands and notices of every kind and nature.

          9. Beneficiaries shall not be required, as a condition precedent to making a demand upon Guarantor or to bringing an action against Guarantor upon this Guaranty, to make demand upon, or to institute any action or proceeding at law or in equity against, Developer, any other guarantor or anyone else, or exhaust its remedies against Developer, any other guarantor or any one else, or against any collateral, if any, given to secure the Obligations. All remedies afforded to Beneficiaries by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Beneficiaries or not, shall be deemed to be exclusive of any of the other remedies available to Beneficiaries and shall not limit or prejudice any other legal or equitable remedy which Beneficiaries may have.

          10. Until the obligations of Guarantor shall terminate pursuant to paragraph 2 hereof, Guarantor hereby waives all rights of subrogation, contribution and indemnity against

Developer, now or hereafter arising, whether arising hereunder, by operation of law or contract or otherwise, as well as the benefit of any collateral which may from time to time secure the Obligations, and to that end, Guarantor further agrees not to seek any reimbursement, restitution, or collection from, or enforce any right or remedy of whatsoever kind or nature in favor of Guarantor against, Developer or any other person or any of their respective assets or properties for or with respect to any payments made by Guarantor to EDC hereunder or in respect of the Obligations. EDC may, in the course of exercising any remedies available to it under the Development Agreement, at its sole option elect which remedies it may wish to pursue without affecting any of its rights hereunder. EDC may elect to forfeit any of its rights, even if such actions shall result in a full or partial loss of rights of subrogation which Guarantor, but for EDC's actions, might have had.

          11. If, at any time, all or any part of any payment previously applied by Beneficiaries to any of the Obligations is rescinded or must otherwise be restored or returned by Beneficiaries for any reason, including, without limitation, the insolvency, bankruptcy, dissolution, liquidation or reorganization of Developer, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of, or trustee or similar officer for, Developer or any substantial part of its property, Guarantor shall remain liable for the full amount so rescinded or returned as though such payments had never been received by Beneficiaries, notwithstanding any termination of this Guaranty or the cancellation of the Development Agreement evidencing the Obligations of Developer.

          12. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Developer, the present and former condition, uses and ownership of the Project Premises, and such other matters as Guarantor deemed appropriate to assure itself of Developer's ability to discharge its obligations under the Development Agreement. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Developer's ability to pay and perform the Obligations. Beneficiaries have no duty to disclose to Guarantor any information which it may have or receive about Developer's financial condition or business operations, the condition or uses of the Project Premises, or any other circumstances bearing on Developer's ability to perform under the Development Agreement.

          13. Except for Permitted Affiliate Payments, any rights of Guarantor, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to it by Developer, or to withdraw capital invested by it in Developer, or to receive distributions from Developer, shall, to the extent and in the manner provided herein, be subordinate as to time of payment and in all other respects to the full and prior payment and performance of Developer's Obligations to Beneficiaries to the extent then due. Following and during the continuance of an Event of Default, Guarantor shall not be entitled to enforce or receive payment of any sums or distributions from Developer other than Permitted Affiliate Payments until the Obligations have been paid and performed in full to the extent then due and any such sums or distributions received in violation of this Guaranty shall be received by Guarantor in trust for Beneficiaries.

          14. Guarantor hereby represents and warrants that:

          (a) it is duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its formation, with full power and authority to execute and deliver this Guaranty and consummate the transactions contemplated hereby;

          (b) the execution and delivery of this Guaranty and the consummation and performance by it of the transactions contemplated hereby: (1) have been duly authorized by all actions required under the terms and provisions of the instruments governing its existence ("Governing Instruments"), the
                                                  ---------------------
     laws of the jurisdiction of its formation and the laws of the State; (2) create legal, valid and binding obligations of it enforceable in accordance with the terms hereof; (3) do not require the approval or consent of any Governmental Authority having jurisdiction over it, except those already obtained; and (4) do not and will not constitute a violation of, or default under, its Governing Instruments, any Government Requirements, agreement, commitment or instrument to which it is a party or by which any of its assets are bound;

          (c) subject to applicable gaming laws, neither it nor any of its property has any immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) or the jurisdiction of any court of the United States sitting in the State or any court of the State;

          (d) the financial statements of Guarantor dated _______________, 19_____ (the "Financial Statements") heretofore delivered to Beneficiaries
                   --------------------
     by Guarantor, are true and correct in all material respects as of the date thereof, have been prepared on the accounting basis adopted by Guarantor for federal income tax purposes consistently applied (except insofar as any change in the application thereof is disclosed in such Financial Statements), and fairly present the financial condition of Guarantor as of the date thereof, and no materially adverse change has occurred in the financial condition reflected in such Financial Statements since the date thereof and no material additional borrowings have been made or guaranteed by Guarantor since the date thereof, in either case, which individually or in the aggregate materially adversely affects the ability of Guarantor to pay and perform its obligations hereunder;

          (e) none of the Financial Statements or any certificate or statement furnished to Beneficiaries by or on behalf of Guarantor in connection herewith, and none of the representations and warranties in this Guaranty, contains any untrue statement as of its date of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading;

          (f) other than as disclosed in Guarantor's Form 10Ks and 10Qs filed pursuant to the Securities and Exchange Act of 1934, there are no actions, suits or proceedings pending, or, to the knowledge of Guarantor, threatened against or affecting Guarantor, or to Guarantor's knowledge which involve or to Guarantor's knowledge may individually or in the aggregate materially adversely affect the ability of Guarantor to perform any of its obligations under this Guaranty, and Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court, arbitration body or Governmental Authority, which default materially adversely affects the ability of Guarantor to pay and perform its obligations hereunder; and

          (g) all permits, consents, approvals, orders and authorizations of, and all registrations, declarations and filings with, all Governmental Authorities (collectively, the "Consents"), if any, that are required in
                                     --------
     connection with the valid execution and delivery by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents, if any, required in connection with the carrying out or performance of any of the transactions required or contemplated thereby (including, but not limited to, all authorizations, approvals, permits and consents) will be obtained when required in order to satisfy the obligations hereunder in accordance with the terms of this Guaranty.

          15. Guarantor covenants with Beneficiaries as follows:

          (a) Guarantor will furnish to Beneficiaries the following:

              (i) No later than sixty (60) days after the end of each fiscal quarter of Guarantor an unaudited balance sheet and income statement, certified as true and correct by the chief financial officer of Guarantor or by any other duly authorized representative of Guarantor reasonably acceptable to Beneficiaries, which shall be prepared on the accounting basis adopted by Guarantor for federal income tax purposes consistently applied (except insofar as any change in the application thereof is disclosed in such financial statements).

              (ii) No later than one hundred twenty (120) days after the end of each fiscal year of Guarantor an audited balance sheet and income statement prepared in accordance with GAAP.

     None of the aforesaid financial statements or any certificate or statement furnished to Beneficiaries by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

          (b) Guarantor shall give notice to Beneficiaries promptly upon the occurrence of:

              (i) any known default or Event of Default; and

              (ii) any (A) material default or event of default by Guarantor under any contractual obligation of Guarantor or (B) litigation, investigation or proceeding which may exist at any time between Guarantor or any Person or Governmental Authority which could have a material adverse effect on the ability of Guarantor to pay its obligations hereunder.

     Each notice pursuant to this paragraph shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Guarantor proposes to take with respect thereto.

          (c) Guarantor agrees, upon the reasonable request of Beneficiaries, to do any act or execute any additional documents as may be reasonably required by Beneficiaries to accomplish or further confirm the provisions of this Guaranty.

          16. Beneficiaries may declare Guarantor to be in default under this Guaranty upon the occurrence of any of the following events ("Events of Default").

          (a) If Guarantor fails to pay any amounts required to be paid or expended under this Guaranty and such nonpayment continues for ten (10) Business Days after written notice of such nonpayment;

          (b) If Guarantor fails to comply with any covenants and agreements made by it in this Guaranty (other than those specifically described in any other subparagraph of this paragraph 16) and such noncompliance continues for fifteen (15) Business Days after written notice of such nonperformance, provided, however, that if any such noncompliance is reasonably susceptible of being cured within thirty (30) Business Days, but cannot with due diligence be cured within fifteen (15) Business Days, and if Guarantor commences to cure any noncompliance within said fifteen (15) Business Days and diligently prosecutes the cure to completion, then Guarantor shall not during such period of diligently curing be in default hereunder as long as such default is completely cured within thirty (30) Business Days of the first notice of such default to Guarantor;

          (c) If any representation or warranty made by Guarantor hereunder was false or misleading in any material respect as of the time made;

          (d) If any of the following events occur with respect to Guarantor:
     (i) by order of a court of competent jurisdiction, a receiver, liquidator or trustee of Guarantor or of any of the property of Guarantor (other than non-material property and with respect to which the appointment hereinafter referred to would not materially adversely affect the financial condition of Guarantor) shall be appointed and shall not have been discharged within ninety (90) days; (ii) a petition in bankruptcy, insolvency proceeding or petition for reorganization shall have been filed against Guarantor and same is not withdrawn, dismissed, canceled or terminated within ninety (90) days; (iii) Guarantor is adjudicated bankrupt or insolvent or a petition for reorganization is granted (without regard for any grace period provided for herein); (iv) if there is an attachment or sequestration of any of the property of Guarantor and same is not discharged or bonded over within ninety (90) days; (v) if Guarantor files or consents to the filing of any petition in bankruptcy or commences or consents to the commencement of any proceeding under the Federal Bankruptcy Code or any other law, now or hereafter in effect, relating to the reorganization of Guarantor or the arrangement or readjustment of the debts of Guarantor; or (vi) if Guarantor shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver, trustee or liquidator of Guarantor or of all or any material part of its property;

          (e) If Guarantor ceases to do business or terminates its business for any reason whatsoever or shall cause or institute any proceeding for the dissolution of Guarantor; or

          (f) Except pursuant to Section 2, if Guarantor attempts to withdraw, revoke or assert that the Guaranty is of no force or effect.

          17. If any of the provisions of this Guaranty, or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such provision or provisions to Persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          18. This writing is intended by the parties as a final expression of this Guaranty, and is intended to constitute a complete and exclusive statement of the term of the agreement among the parties hereto. There are no promises or conditions, expressed or implied, unless contained in this writing. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify the terms of this Guaranty. No amendment, modification, termination or waiver of any provision of this Guaranty, shall in any event be effective unless the same shall be in writing and signed by Beneficiaries, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver shall be implied from Beneficiaries's delay in exercising or failing to exercise any right or remedy against Developer, Guarantor or any collateral given to secure the Obligations.

          19. Notices.  Notices shall be given as follows:
              -------

              (i) Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing delivered by (i) hand-delivery, (ii) a nationally recognized overnight courier, (iii) telecopy, or (iv) mail addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

              If to City:      Mayor
                               City of Detroit
                               1126 City-County Building
                               Detroit, Michigan  48226
                               Telecopier No.:  313-224-____

              with copies to:  Corporation Counsel
                               City of Detroit
                               First National Building
                               660 Woodward Avenue
                               Suite 1650
                               Detroit, Michigan  48226
                               Telecopier No.: 313-224-5505

              If to EDC:       _______________________
                               _______________________
                               _______________________
                               _______________________

              with copies to:  _______________________
                               _______________________
                               _______________________
                               _______________________
                               _______________________

              If to Developer:  _______________________
                                _______________________
                                _______________________
                                _______________________

              with copies to:   _______________________
                                _______________________
                                _______________________
                                _______________________

              (ii) Any such notice, demand or communication shall be deemed delivered and effective upon the earlier to occur of actual delivery or, if delivered by telecopier, the same day as confirmed by telecopier transmission or the first Business Day thereafter if telecopied on a non-Business Day.

          20. Time is of the essence in performance of this Guaranty by Guarantor.

          21. Guarantor's obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Beneficiaries. Guarantor's obligations under this Guaranty are independent of those of Developer under the Development Agreement.

          22. The terms of this Guaranty shall bind and benefit the legal representatives, successors and assigns of Beneficiaries and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Beneficiaries in each instance.

          23. This Guaranty shall be governed by, and construed in accordance with, the local laws of the State of Michigan without application of its law of conflicts principles.

          24. If any lawsuit or arbitration is commenced which arises out of, or which relates to this Guaranty or the Development Agreement, the prevailing party in such lawsuit or arbitration shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees (including reasonably allocated costs for services of in-house counsel) in the action or proceeding in addition to costs and expenses otherwise allowed by law. In any bankruptcy, reorganization, receivership, or other proceedings affecting creditor's rights involving a claim under this Guaranty, Guarantor agrees to pay all of reasonable costs and expenses of Beneficiaries, including attorneys' fees (including reasonably allocated costs for services of in-house counsel) which may be incurred in any effort to collect on or enforce any term of this Guaranty, but only to the extent permitted by the court having jurisdiction over such proceedings. From the time(s) incurred until paid in full, all sums shall bear interest at the Default Rate.

          25. No amounts shall be due hereunder unless and until Guarantor has received notice pursuant to paragraph 4 hereof.

          26. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE DEVELOPMENT AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, THE DEVELOPMENT AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, this Guaranty has been duly executed as of the day and year first above written.


                               [SIGNATURE BLOCK]

EXHIBIT 7.7(a)
--------------

     The Capitalized Maintenance Fund will be determined as follows:

     a. During the first two full Fiscal Years after Completion, one percent (1%) of net revenues of the Casino Complex; and

     b. During the subsequent Fiscal Years, one and one-half percent (1 1/2%) of net revenues of the Casino Complex.

           EXHIBIT 21.25: FORM OF ESTOPPEL CERTIFICATE FROM THE CITY
           ---------------------------------------------------------


                               __________, ____


[Name of Financial Institution] ("Addressee")
[Address of Financial Institution]
Attn: ________________________


Re: Development Agreement between the City of Detroit, the Economic Development Corporation of the City of Detroit and [Developer] ("Developer") for the City of Detroit Casino Development Project (the "Agreement"), dated _______________, 1998

Ladies and Gentlemen:

     The undersigned, the City of Detroit, a municipal corporation ("City"), provides this Estoppel Certificate ("Certificate") to you with respect to those matters and only those matters set forth herein concerning the above-referenced
Agreement:

     As of the date of this Certificate, the undersigned hereby certifies that to the undersigned's actual knowledge:

1.  Attached hereto as Exhibit A is a true, accurate, and complete copy of the
                       ---------
    Agreement. The Agreement has not been amended except as set forth in Exhibit A.
    ---------

2. The Agreement has not been terminated or canceled. The City has/has not sent to Developer notice in accordance with the terms of the Agreement alleging that the Developer is in default under the Agreement. [If a notice has been sent, a copy is attached].

3. The City has/has not received notice from Developer in accordance with the terms of the Agreement alleging that the City is in default under the Agreement. [If a notice has been sent, a copy is attached].

4. The Effective Date, as such term is defined in the Agreement, was __________, 1998. The Closing Date, as such term is defined in the Agreement, [was __________, 1999/has not occurred].

    Notwithstanding the representations herein, in no event shall this Certificate subject the City to any liability whatsoever, despite the negligent or otherwise inadvertent failure of the City to disclose correct or relevant information, or constitute a waiver with respect to any act of Developer for which approval by the City was required but not sought or obtained, provided that, as between the City and Addressee, the City shall be estopped from denying the accuracy of this Certificate. No party other than Addressee shall have the right to rely on this Certificate. In no event shall this

Certificate amend or modify the Agreement, and the City shall not be estopped from denying the accuracy of this Certificate as between the City and any party other than the Addressee.


                                       CITY OF DETROIT,
                                       a municipal corporation.

                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________

           EXHIBIT 21.25: FORM OF ESTOPPEL CERTIFICATE FROM THE EDC
           --------------------------------------------------------

                                    , 1998
                         -----------

[Name of Financial Institution] ("Addressee")
[Address of Financial Institution]
Attn:
     ----------------------

Re: Development Agreement between the City of Detroit, the Economic Development Corporation of the City of Detroit and [Developer] ("Developer") for the City of Detroit Casino Development Project (the
          "Agreement"), dated             , 1998
                             -------------
Ladies and Gentlemen:

     The undersigned, Economic Development Corporation of the City of Detroit, a Michigan public body corporate ("EDC"), provides this Estoppel Certificate ("Certificate") to you with respect to those matters and only those matters set forth herein concerning the above-referenced Agreement:

     As of the date of this Certificate, the undersigned hereby certifies that to the undersigned's actual knowledge:

1.   Attached hereto as Exhibit A is a true, accurate, and complete copy of the
                        ---------
     Agreement. The Agreement has not been amended except as set forth in Exhibit A.
     ---------

2. The Agreement has not been terminated or canceled. The EDC has/has not sent to Developer notice in accordance with the terms of the Agreement alleging that the Developer is in default under the Agreement. [If a notice has been sent, a copy is attached].

3. The EDC has/has not received notice from Developer in accordance with the terms of the Agreement alleging that the EDC is in default under the Agreement. [If a notice has been sent, a copy is attached].

4.   The Effective Date, as such term is defined in the Agreement, was
                , 1998. The Closing Date, as such term is defined in
     -----------
     the Agreement, [was           , 1999/has not occurred].
                        -----------

     Notwithstanding the representations herein, in no event shall this Certificate subject EDC to any liability whatsoever, despite the negligent or otherwise inadvertent failure of EDC to disclose correct or relevant information, or constitute a waiver with respect to any act of Developer for which approval by the EDC was required but not sought or obtained, provided that, as between EDC and Addressee, EDC shall be estopped from denying the accuracy of this Certificate. No party other than Addressee shall have the right to rely on this Certificate. In no event shall this Certificate amend or modify the Agreement, and EDC shall not be estopped from denying the accuracy of this Certificate as between the EDC and any party other than the Addressee.


                                      ECONOMIC DEVELOPMENT CORPORATION,
                                      a Michigan public body corporate.

                                      By: /s/
                                         ------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                            ---------------------------


                                      2